AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 7, 2000

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         PEPPERMILL CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEVADA                       1081                    98-0186841
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD          (I.R.S. EMPLOYER
     OF INCORPORATION OR      INDUSTRIAL CLASSIFICATION   IDENTIFICATION NUMBER)
        ORGANIZATION)               CODE NUMBER)

                         PEPPERMILL CAPITAL CORPORATION
                            1819 CLARKSON, SUITE 204
                          CHESTERFIELD, MISSOURI 63017
                                 (636) 530-4532

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 CLAYTON VARNER
                          1819 CLARKSON ROAD, SUITE 204
                          CHESTERFIELD, MISSOURI 63017
                                 (636) 530-4532
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                              John M. Klimek, Esq.
                              Scott P. Slykas, Esq.
                             Merrick & Klimek, P.C.
                          401 South LaSalle, Suite 1302
                             Chicago, Illinois 60605
                                 (312) 294-6044
                           (312) 294-6045 (Facsimile)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger described herein (the "Merger").

                                   ----------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                                   ----------

     If this form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. _____________

                                   ----------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______________

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                        Proposed              Proposed
            Title of Each Class                                         Maximum                Maximum
          Of Securities to Which                Amount to be         Offering Price           Aggregate            Amount of
            Transaction Applies                  Registered           Per Share(5)         Offering Price      Registration Fee(6)
------------------------------------------------------------------------------------------------------------------------------------
Peppermill Capital Corporation Common
Stock, par value $.001 per share                73,544,358(1)              $0                     $0                   $0
------------------------------------------------------------------------------------------------------------------------------------
Peppermill Capital Corporation Preferred
Stock, par value $.001 per share                10,000,000(2)              $0                     $0                   $0
------------------------------------------------------------------------------------------------------------------------------------
Peppermill Capital Corporation Common
Stock, par value $.001 per share                 4,494,800(3)              $0                     $0                   $0
------------------------------------------------------------------------------------------------------------------------------------
Peppermill Capital Corporation Common
Stock, par value $.001 per share                10,000,000(4)              $0                     $0                   $0
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               TOTAL   $
                                                                                                             -----------------------

(1) The maximum number of shares of common stock, par value $.001 per share, of Peppermill Capital Corporation ("Peppermill") that may be issued and distributed to shareholders of Varner Technologies, Inc., a Missouri corporation ("Varner"), pursuant to the Agreement and Plan of Merger to which this Proxy Statement-Prospectus relates, based on (a) 14,827,828 shares of Varner voting common stock, par value $.01 per share, currently outstanding and 9,686,958 shares of Varner non-voting common stock, par value $.01 per share, currently outstanding; and (b) multiplied by the conversion ratio of three (3) shares of Peppermill common stock for each share of Varner voting common stock and non-voting common stock, and assuming the exchange of all shares of Varner common stock.

(2) The maximum number of shares of preferred stock, par value $.001 per share, of Peppermill that may be issued and distributed to shareholders of Varner pursuant to the Agreement and Plan of Merger to which this Proxy Statement-Prospectus relates, based on (a) up to 2,000,000 shares of Varner preferred stock, par value $.01 per share, currently authorized; and (b) multiplied by a conversion ratio of five (5) shares of Peppermill preferred stock for each share of Varner preferred stock, and assuming the exchange of all shares of Varner preferred stock.

(3) The maximum number of shares of common stock of Peppermill to be issued to current holders of Peppermill common stock as a stock dividend as part of the merger.

(4) The maximum number of shares of common stock of Peppermill to be issued upon conversion of the Peppermill preferred stock.

(5) Estimated solely for the purpose of computing the registration fee, based upon the book value of Varner's capital stock of ($.018) per share on March 31, 2000, in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Act").


(6)  Calculated pursuant to Rule 457(f) under the Securities Act.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. |_|

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
  OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
       SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
    WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
     STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
                  PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                         (Peppermill Shareholder Letter)

                         PEPPERMILL CAPITAL CORPORATION
                          1819 Clarkson Road, Suite 205
                          Chesterfield, Missouri 63017
                                 (636) 530-4532

              TO THE SHAREHOLDERS OF PEPPERMILL CAPITAL CORPORATION
                                A MERGER PROPOSAL

Dear Shareholders:

     As you may have learned from press reports, Varner Technologies, Inc. ("Varner") has purchased 10,116,000 shares or approximately 90% of the outstanding shares of common stock of Peppermill Capital Corporation ("Peppermill"). Immediately after the stock purchase, Mr. Clayton Varner, President of Varner, was appointed as President and director of Peppermill. The companies have also signed an agreement providing for the merger of Varner into Peppermill. Immediately after the merger, the surviving entity will be renamed Varner Technologies, Inc.

     As a consequence of the merger (i) each holder of one share of common stock or one share of non-voting common stock of Varner will receive three (3) shares of Peppermill common stock; (ii) each holder of one share of preferred stock of Varner will receive five (5) shares of a newly created class of Peppermill preferred stock; and (iii) each current holder of one share of Peppermill common stock will receive a dividend of four (4) additional shares of Peppermill common stock. After the merger, Varner common shareholders will own approximately 93% of the common stock of Peppermill and former shareholders of Peppermill will then own approximately 7% of Peppermill common stock. The holders of Varner preferred stock will own 100% of Peppermill preferred stock after the merger.

     The board of directors of Peppermill has approved the merger. Final approval of the merger will require the vote of the holders of a majority of Peppermill's common stock. Varner owns approximately 90% of Peppermill common stock and so it is expected that the merger will be approved by Peppermill shareholders. BUT YOUR VOTE IS IMPORTANT AND YOU ARE ASKED TO CONSIDER AND PROVIDE WRITTEN CONSENT TO THE MERGER. The merger has been approved by the Board of Directors of Varner and under Missouri law and Varner's corporate documents no vote is required of Varner shareholders.

     Peppermill common stock is listed on the OTC Bulletin Board under the trading symbol "PEPM". Peppermill common stock commenced trading on November 25, 1999, shortly after the announcement of the purchase by Varner of Peppermill's capital stock and the signing of the letter of intent regarding the merger. On June 30, 2000, Peppermill common stock closed at $1.625.

     The accompanying Proxy Statement-Prospectus contains detailed information concerning Peppermill, Varner, the Stock Purchase Agreement and the merger. I urge you to read carefully the Proxy Statement-Prospectus, in particular the discussion in the section entitled "RISK FACTORS" which begins on page ___ and in the section entitled "Dissenters Rights" which begins on page ____. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF PEPPERMILL DETERMINED THE MERGER TO BE FAIR TO PEPPERMILL SHAREHOLDERS AND IN THEIR BEST INTERESTS. THE PEPPERMILL BOARD OF DIRECTORS RECOMMENDS THAT PEPPERMILL SHAREHOLDERS PROVIDE THEIR WRITTEN CONSENT TO THE MERGER.

     Please use this opportunity to make your preferences known. Please complete, sign, date and return the accompanying written consent in the enclosed self-addressed stamped envelope.

                                        Very truly yours,


                                        Clayton Varner, President and
                                        Chairman of Peppermill Capital
                                        Corporation

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Proxy Statement-Prospectus is dated _________________, 2000 and was first mailed to shareholders on or about ______________, 2000.

                           (Varner Shareholder Letter)

                            VARNER TECHNOLOGIES, INC.
                          1819 Clarkson Road, Suite 205
                          Chesterfield, Missouri 63017
                                 (636) 530-4532

                TO THE SHAREHOLDERS OF VARNER TECHNOLOGIES, INC.
                                A MERGER PROPOSAL

Dear Shareholders:

     As you may have learned from press reports, Varner Technologies, Inc. ("Varner") has purchased 10,116,000 shares or approximately 90% of the outstanding shares of common stock of Peppermill Capital Corporation ("Peppermill"). Immediately after the stock purchase, Clayton Varner, President of Varner, was appointed as President and sole director of Peppermill. The companies have also signed an agreement providing for the merger of Varner into Peppermill. Immediately after the merger, the surviving entity will be renamed Varner Technologies, Inc.

     As a consequence of the merger: (i) each holder of one share of common stock or one share of non-voting common stock of Varner will receive three (3) shares of Peppermill common stock; (ii) each holder of one share of preferred stock of Varner will receive five (5) shares of a newly created class of Peppermill preferred stock which will contain rights and restrictions substantially equal to the shares of Varner preferred stock; and (iii) each current holder of one share of Peppermill common stock will receive a dividend of four (4) additional shares of Peppermill common stock. After the merger, Varner common shareholders will own approximately 93% of the common stock of Peppermill and former shareholders of Peppermill will then own approximately 7% of Peppermill common stock. The holders of Varner preferred stock will own 100% of Peppermill preferred stock after the merger.

     For a period of thirty (30) days after the merger is effective, holders of Peppermill preferred stock will be able to convert those shares into shares of common stock of Peppermill on a one for one basis. After such period, shares of Peppermill Preferred Stock will not be able to convert to shares of Peppermill common stock and will not be able to be sold for a period of one year. By converting to common stock, holders of preferred stock will receive shares that are listed on the NASDAQ OTC/Bulletin Board, but will lose the preferences granted to the preferred stock, including certain preemptive rights to participate in a future public offering of Peppermill's common stock. See "Comparison of Rights of Holders of Varner Capital Stock and Peppermill Capital Stock."

     The Board of Directors of Peppermill have approved the merger. Final approval of the merger will require the vote of the holders of a majority of Peppermill's common stock. Varner owns approximately 90% of Peppermill common stock and so it is expected that the merger will be approved by Peppermill shareholders. The merger has been approved by the Board of Directors of Varner. Under Missouri law and Varner's corporate documents no vote is required of Varner shareholders. This Prospectus is being distributed to you as a Varner shareholder to provide full disclosure of the transaction and your rights as a Peppermill shareholder should the merger be completed.

     Peppermill common stock is listed on the OTC Bulletin Board under the trading symbol "PEPM". Peppermill common stock commenced trading on November 25, 1999, shortly after the announcement of the purchase by Varner of Peppermill's capital stock and the signing of the letter of intent regarding the merger. On June 30, 2000, Peppermill common stock closed at $1.625.

     The accompanying Prospectus contains detailed information concerning Peppermill, Varner, the Stock Purchase Agreement and the merger. I urge you to read carefully the Prospectus, in particular the discussion in the section entitled "RISK FACTORS" which begins on page ___. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF VARNER DETERMINED THE MERGER TO BE FAIR TO VARNER SHAREHOLDERS AND IN THEIR BEST INTERESTS.

                                        Very truly yours,


                                        Clayton Varner, President and
                                        Chairman of Varner Technologies, Inc.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus is dated _________, 2000 and was first mailed to shareholders on or about ________, 2000.

                  (TO BE SENT TO PEPPERMILL SHAREHOLDERS ONLY)

                         Peppermill Capital Corporation
                               1819 Clarkson Road
                                    Suite 205
                          Chesterfield, Missouri 63017


                                     NOTICE

To the Shareholders of Peppermill Capital Corporation:

     You are hereby being solicited, to provide your written consent, to the following matters:

          1. The authorization of a merger of Varner Technologies, Inc. into Peppermill in accordance with the terms and conditions contained in the Agreement and Plan of Merger dated as of June 2, 2000.

          2. An amendment to the Articles of Incorporation of Peppermill to increase the authorized number of shares of common stock and to authorize two classes of preferred stock.

          3. An amendment to the Articles of Incorporation to change the name of the company to Varner Technologies, Inc.

     Written consent is being solicited in lieu of holding a special meeting of shareholders. Only owners of voting common stock as shown on Peppermill's records at the close of business on _______, 2000, will be entitled to notice of and to provide their consent. The proposed action requires the written consent of a majority of the outstanding shares of the Company's common stock. It is, therefore, important that you sign, date and return the enclosed consent card in the envelope provided as soon as possible. Prompt notice of the taking of the action will be given in writing to those shareholders who have not consented, once the Company has obtained the necessary number of consents.

                                        By Order of the Board of Directors


                                        --------------------------------------
                                        Clayton Varner, Chairman and President


                             YOUR VOTE IS IMPORTANT

               It is important that as many shares as possible consent to the proposed action. Please date, sign, and promptly return the consent card in the enclosed envelope.

                           (PEPPERMILL DOCUMENT ONLY)
           SOLICITATION OF WRITTEN CONSENT OF PEPPERMILL SHAREHOLDERS

PROXY STATEMENT-PROSPECTUS

     This  Proxy   Statement-Prospectus   is  being   furnished  to   Peppermill
shareholders in connection with the solicitation of written consent by the Peppermill board of directors in connection with the proposed merger.

     This Proxy Statement-Prospectus is first being furnished to shareholders of Peppermill on or about ________, 2000.

PURPOSE OF THE WRITTEN CONSENTS

     Written consents of the shareholders of Peppermill are being solicited for the following matters:

          a proposal to adopt the Agreement and Plan of Merger, dated as of June 2, 2000, by and among Peppermill and Varner;

          an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock and to authorize two classes of preferred stock; and

          an amendment to the Company's Articles of Incorporation to change the name of the Company to Varner Technologies, Inc.

Adoption of the merger agreement will also constitute approval of the merger and other transactions contemplated by the merger.

     If the shareholders of Peppermill adopt the merger agreement, Varner will merge with and into Peppermill and Peppermill (renamed as Varner Technologies, Inc.) will survive the merger. As a Peppermill shareholder, you will maintain your current shares in Peppermill and receive an additional four (4) shares of Peppermill common stock for each share of Peppermill common stock you currently own. Each holder of one share of Varner voting common stock or non-voting common stock will receive three (3) shares of Peppermill common stock. Each holder of a share of Varner preferred stock will receive five (5) shares of newly created Peppermill preferred stock. Prior to the merger there are 11,239,700 shares of Peppermill common stock outstanding. After the merger there will be approximately 79,162,858 shares of common stock and 10,000,000 shares of preferred stock. Initially, there will be no warrants and options to purchase shares of Peppermill common stock. The holders of Varner preferred stock will own 100% of Peppermill preferred stock after the merger.

SHAREHOLDER RECORD DATE FOR THE WRITTEN CONSENT

     Peppermill's board of directors has fixed the close of business on _______, 2000, as the record date for determination of Peppermill shareholders entitled to notice of and entitled to provide their written consent. On the record date, there were 11,239,700 shares of Peppermill common stock outstanding held by approximately __ holders of record.

VOTE OF PEPPERMILL SHAREHOLDERS REQUIRED FOR ADOPTION OF THE MERGER AGREEMENT

     The written consent of the holders of at least a majority of Peppermill's common stock outstanding and entitled to vote is required to adopt the merger agreement and to amend the Company's Articles of Incorporation to authorize a change in Peppermill's authorized capital and to change the Company's name. You are entitled to one vote for each share of Peppermill common stock held by you on the record date on each proposal.

     As a result of the stock purchase agreement, Varner owns approximately 90% of the common stock of Peppermill, and it is, therefore, assumed that the merger and other matters will be authorized.

WRITTEN CONSENTS

     All written consents will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed written consent, the shares will be voted FOR adoption of the merger agreement and FOR an amendment to the Articles of Incorporation to authorize an increase in the number of shares of common stock, to authorize two classes of preferred stock, and to change the Company's name. You are urged to mark the box on the written consent to indicate how to vote your shares.

     Abstentions and failures to vote will have the same effect as a vote against the merger and the amendments to the Articles of Incorporation.

Peppermill will assume the expenses incurred in connection with the printing and mailing of this Proxy Statement-Prospectus.

                                TABLE OF CONTENTS

SUMMARY OF THE PROXY STATEMENT-PROSPECTUS..........................................
THE COMPANIES
SUMMARY OF THE MERGER..............................................................
     Structure of the Transaction..................................................
     Why Did Varner Purchase Peppermill Common Stock and Why
         Are Peppermill and Varner Proposing to Merger?............................
     What Will I Receive in the Merger?............................................
     Peppermill Shareholder Approval...............................................
     Recommendation of Peppermill's Board of Directors.............................
     Procedure for Casting Your Vote...............................................
     You Do Not Have to Exchange Your Stock Certificates...........................
         (Peppermill and Varner)
     You Have Dissenter's Rights (Peppermill)......................................
     Completion and Effectiveness of the Merger....................................
     Conditions to Completion of the Merger........................................
     Termination of the Merger Agreement...........................................
     Interests of Certain Persons in the Merger....................................
     U.S. Federal Income Tax Consequence of the Merger.............................
     Restrictions on the Ability to Sell Peppermill Stock..........................
     Forward Looking Statements in this Proxy Statement-Prospectus.................
UNAUDITED COMPARATIVE PER SHARE INFORMATION........................................
COMPARATIVE MARKET PRICE INFORMATION...............................................
RISK FACTORS ......................................................................
     Risk Factors Relating to the Merger Between Peppermill and Varner.............
         Varner Shareholders will Receive Three (3) Shares of Peppermill
              Common Stock for Each Share of Varner Common Stock
              or Varner Non-Voting Common Stock Despite Changes
              in Market Value......................................................
         Although Varner Expects that the Merger will Result in Benefits,
              Those Benefits May Not be Realized...................................
     Risk Factors Relating to Peppermill's Business................................
         Peppermill has had Limited Operations Since its Formation in 1998.........
     Risk Factors Relating to Varner's Business....................................
         Varner has a History of Losses and Expects Continued Losses...............
         Varner has a Limited Operating History....................................
         Varner's Strategy of Expansion Through Acquisitions May
              Not be Effective.....................................................
         Varner's Quarterly Financial Results are Subject to Significant
              Fluctuations.........................................................
         Varner's Liquidity and Capital Resources are Limited and We will
              Need to Raise More Money in the Future to Develop and
              Expand Our Existing Business.........................................
         Varner Faces Heavy Competition in the Internet and Telecommunications
              Industry for All of the Services Varner Currently Provides and
              Those Varner Intends to Provide in the Future........................

         Varner is Dependent on Relationships with Facilities-Based Providers of Telecommunications Services and Thus We Run the Risk
              of Adverse Future Changes in the Terms on Which We Obtain
              Their Services for Resale............................................
         Varner's Internet Service Business is Dependent Upon Its Internal
              and Leased Network...................................................
         We are dependent on Telecommunications Carriers and Other Suppliers.......
         Customers May Not Accept Our Planned Services.............................
         We Depend on the Services of a Small Number of Key Management
              People...............................................................
         Varner's Business is Subject to Government Regulation.....................
         Because of the Fast Pace of Technological Change in the Internet
              Industry, there is a Risk that We will Fall Behind in Keeping Up
              With Change, Which Could Harm Our Ability to Compete.................
         Varner's Business Depends on Continued Growth of the Internet
              As a Medium of Communication and Commerce............................
         Any Decline in Varner's Member Retention Levels for Its Internet
              Services May Adversely Affect Us.....................................
         If We are Unable to Recruit Independent Sales Representatives, We
              May Not be Able to Continue Our Network Marketing Program
              To Recruit Subscribers...............................................
         Government Regulations May Require Us to Change Our Network
              Marketing Program of Independent Sales Representatives...............
     Risk Factors Relating to the Peppermill Stock.................................
         Peppermill Stock May Be Difficult to Resell...............................
         You May Not be Able to Resell Shares of Our Stock at or for More
              Than the Price You Paid..............................................
         If Our Shareholders Sell Substantial Amounts of Our Stock in the
              Public Market, the Market Price of Our Stock Could Fall..............
         Sales of Peppermill's Securities May Be Subject to the Penny Stock
              Rules................................................................
         Principal Shareholders, Executive Officers and Directors will
              Retain Substantial Influence Following this Offering.................
         Forward-Looking Statements Contained in this Document May Not
              Be Accurate..........................................................
THE MERGER
     Background of the Merger......................................................
     Peppermill's Reasons for the Merger...........................................
     Recommendation of Peppermill's Board of Directors.............................
     Varner's Reasons for the Merger...............................................
     Completion and Effectiveness of the Merger....................................
     Structure of the Merger and Conversion of Varner Capital Stock................
     Exchange of Peppermill Stock Certificates (Peppermill Document Only)..........
         As a Peppermill Shareholder there is No Need to Exchange Your
              Stock Certificates for New Certificates, Even After the Merger
              and Change in the Company's Name.....................................
         You Do Not have to Exchange Varner Stock Certificates for
              Peppermill Stock Certificates (Varner Document Only).................
         Material United States Federal Income Tax Consequences
              of the Merger........................................................

         Tax Implications to Peppermill Shareholders (Peppermill Document Only)....
         Tax Implications to Varner Shareholders (Varner Document Only)............
         Tax Implications to Peppermill and Varner.................................
         Regulatory Filings and Approvals Required to Complete the Merger..........
         Restrictions on Sales of Shares by Affiliates of Peppermill and Varner....
         Conditions to Completion of the Merger....................................
         Termination of the Merger Agreement.......................................
         Extension, Waiver and Amendment of the Merger Agreement...................
         Operations After the Merger...............................................
DISSENTER'S AND APPRAISAL RIGHTS (Peppermill Document Only)........................
BUSINESS OF PEPPERMILL.............................................................
     Historical Overview of Peppermill.............................................
     Other Mineral Properties......................................................
     Employees.....................................................................
     Peppermill's Discussion and Analysis or Plan of Operation.....................
         General...................................................................
         Plan of Operation.........................................................
         Liquidity and Capital Resources...........................................
         Accounting and Audit......................................................
         Amortization of Mining Rights.............................................
         Assessment Work...........................................................
         Bank Charges..............................................................
         Consulting Fees...........................................................
         Incorporation Costs Written Off...........................................
         Legal.....................................................................
         Office and Miscellaneous..................................................
         Report Preparation........................................................
         Transfer Agent's Fees.....................................................
         Travel....................................................................
     Security Ownership in Peppermill of Certain Beneficial Ownership
         and Management............................................................
     Description of Securities.....................................................
         Common Stock..............................................................
         Preferred Stock...........................................................
         Options Outstanding.......................................................
     Market Information............................................................
     Holders ......................................................................
     Dividends.....................................................................
     Legal Proceedings.............................................................
     Disagreement with Accountants and Financial Disclosure........................
VARNER'S BUSINESS..................................................................
     Overview
     Company Background and Business...............................................
     Products and Services.........................................................
     Market and Competition........................................................
         Internet Use and Technology Trends........................................
         Internet Service Provider Market..........................................
         Telecommunications Market.................................................

     Competition...................................................................
         Internet Service Industry.................................................
         Network Marketing.........................................................
     Marketing Plan................................................................
     Strategic Mergers and Acquisitions............................................
     Marketing.....................................................................
     Network Marketing.............................................................
     Management of Independent Representatives.....................................
     Training and Marketing Support................................................
     Employees.....................................................................
     Market Information............................................................
     Holders ......................................................................
     Dividends.....................................................................
     Legal Proceedings.............................................................
VARNER MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS.................................
     Overview .....................................................................
     Revenues .....................................................................
     Significant Costs and Expenses................................................
     Results of Operations
         Revenues..................................................................
         Cost of Sales.............................................................
         Expenses..................................................................
         Commissions...............................................................
         Salaries and Compensation.................................................
         Other Operating Expenses..................................................
         Other Income and Expense..................................................
         Net Loss..................................................................
     Liquidity and Capital Resources...............................................
     Material Commitments
VARNER'S MANAGEMENT................................................................
     Management and the Interrelationship of Peppermill's Management...............
     Stock Ownership by Management and Others......................................
     Executive Compensation........................................................
     Employment Agreements.........................................................
     Compensation of Directors.....................................................
     Section 16(a) Beneficial Ownership Reporting Compliance.......................
     Board of Directors Affiliations and Related Transactions......................
COMPARISON OF RIGHTS OF HOLDERS OF VARNER CAPITAL
     STOCK AND PEPPERMILL CAPITAL STOCK............................................
     Classes of Common Stock of Varner and Peppermill..............................
     Stock Options and Warrants....................................................
     Dividends.....................................................................
     Voting Rights.................................................................
     Classified Board of Directors.................................................
     Number of Directors, Quorum...................................................
     Removal of Directors..........................................................
     Filling Vacancies of the Board of Directors...................................
     Interested Directors..........................................................
     Limits on Shareholder Action by Written Consent...............................

     Ability to Call Special Meeting...............................................
     Notice of Shareholder Meeting Given by the Corporation........................
     Amendment of Articles of Incorporation........................................
     Amendment of By-Laws..........................................................
     Shareholder Right to Inspect Books and Records................................
     Derivative Actions............................................................
     Indemnification of Directors and Officers.....................................
     Shareholder Liability.........................................................
     Business Combinations.........................................................
     Shareholder Rights Plan.......................................................
     Exchange of Assets, Mergers and Consolidations................................
     Short Form Merger.............................................................
     Dissenter's Rights............................................................
     Preferred Stock...............................................................
     Peppermill Series A Preferred Stock
LEGAL OPINION
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION................................................
STATEMENT REGARDING FORWARD LOOKING INFORMATION....................................
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
     FOR SECURITIES ACT LIABILITIES................................................

                            VARNER TECHOLOGIES, INC.
                         PEPPERMILL CAPITAL CORPORATION
                                 PROPOSED MERGER

                              SUMMARY OF THE PROXY
                              STATEMENT-PROSPECTUS

     This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this Proxy Statement-Prospectus, including the Merger Agreement, which is attached as Annex A.

                                  THE COMPANIES

Peppermill Capital Corporation
1819 Clarkson, Suite 204
Chesterfield, Missouri 63017

     Peppermill Capital Corporation, a Nevada corporation, was incorporated on April 9, 1998. Peppermill has generated no revenues to date.

     Peppermill has registered its common stock on a Form 10-SB and has obtained approval to list its common stock for trading on the OTC Bulletin Board. Peppermill common stock commenced trading on November 25, 1999, and trades under the symbol "PEPM".

Varner Technologies, Inc.
1819 Clarkson Road
Suite 205
Chesterfield, Missouri 63017
http://www.varner.com

     Varner Technologies, Inc., a Missouri corporation, incorporated on November 17, 1994, markets and sells Internet services, e-commerce, long distance telephone services, wireless telephone services and products, prepaid telephone cards and other telecommunications products and services.

                              SUMMARY OF THE MERGER

         STRUCTURE OF THE TRANSACTION (SEE PAGE __).

     Varner has purchased 10,116,000 shares, approximately 90% of the outstanding common stock of Peppermill from certain shareholders of Peppermill. Immediately upon the completion of the stock purchase, Varner and Peppermill entered into a letter of intent relating to the merger of the two companies. The companies then negotiated an Agreement and Plan of Merger whereby holders of Varner voting common stock and non-voting common stock will receive Peppermill common stock and holders of Varner preferred stock will receive Peppermill preferred stock.

WHY DID VARNER PURCHASE PEPPERMILL COMMON STOCK AND WHY ARE PEPPERMILL AND VARNER PROPOSING TO MERGE? (SEE PAGE __-)

     The Varner board considered a variety of factors in making its decision to purchase 90% of the common stock of Peppermill and to approve the merger agreement. The Varner board determined that it was important for Varner to be a publicly traded company for the following reasons:

     o To allow Varner access to funding sources often available only to public companies.

     o To allow Varner the ability to structure acquisitions or merge with other companies using its publicly traded securities as consideration.

     o    To provide liquidity to Varner shareholders.

     The Varner board considered several different methods for becoming a public company and determined that a merger with Peppermill was the preferred method as it was the fastest. Due to the competition in the markets in which Varner competes, Varner's ability to accomplish its goals of acquiring or merging with other companies in the industry as soon as possible was a critical concern.

     The Peppermill Board has determined that the Peppermill shareholders will have a better chance of realizing potential appreciation in their shareholdings by being owners of an operating company.

WHAT WILL I RECEIVE IN THE MERGER?

     If you are a Peppermill shareholder. If the merger is completed, as a Peppermill shareholder, you will retain your shares in Peppermill, which will be the surviving company and will receive a dividend of four (4) additional shares of Peppermill common stock for every one share you currently own.

     If you are a Varner shareholder. If the merger is completed, as a Varner shareholder, you will receive three (3) shares of Peppermill common stock for each share of Varner voting common stock and/or Varner non-voting common stock you own. This Prospectus is being distributed to you as a Varner shareholder to provide you with full disclosure of the transaction and your rights as a Peppermill shareholder should the merger be completed. If you are a holder of Varner preferred stock, and the merger is completed, you will receive five (5) shares of Peppermill preferred stock for each share of Varner preferred stock you own. The rights and preferences of holders of the Peppermill preferred stock will be substantially equal to the rights and preferences of holders of the Varner preferred stock.

     For a period of thirty (30) days after the merger is effective, holders of Peppermill preferred stock will be able to convert those shares into shares of common stock of Peppermill on a one for one basis. After such period, shares of Peppermill preferred stock will not be able to convert to shares of Peppermill common stock and will not be able to be sold for a period of one year. By converting to common stock, holders of preferred stock will receive shares that are listed on the NASDAQ OTC/Bulletin Board, but will lose the preferences granted to the preferred stock, including certain preemptive rights to participate in a future public offering of Peppermill's common stock. See "Comparison of Rights of Holders of Varner Capital Stock and Peppermill Capital Stock."

     The number of shares of Peppermill common stock to be issued for each share of Varner common stock is fixed and will not be adjusted based upon changes in the price of the Peppermill shares at the time of the merger. As a result, to the extent a Varner shareholder receives Peppermill common stock, the value of the shares he receives in the merger will not be known at the time of this Proxy Statement-Prospectus and may go up or down as the market price of Peppermill common stock goes up or down. Based on the number of Varner and Peppermill shares outstanding as of the date of this Proxy Statement-Prospectus, the former shareholders of Varner common stock will own approximately 93% of Peppermill common stock after the merger.

PEPPERMILL SHAREHOLDER APPROVAL (SEE PAGE ___).

     Under Nevada law, and in accordance with the Articles of Incorporation of Peppermill as amended, the merger will need to be approved by the holders of a majority of the voting common stock of Peppermill. The Peppermill board has already approved the merger and Varner holds the vast majority of Peppermill common stock. It is anticipated, therefore, that approval of the merger will be obtained.

RECOMMENDATION OF PEPPERMILL'S BOARD OF DIRECTORS (SEE PAGE ___). [Peppermill Document Only]

     After careful consideration, the Peppermill board of directors determined the merger to be fair to you and in your best interests and declared the merger advisable. The board has also obtained a fairness opinion finding that the merger is fair to Peppermill shareholders. Peppermill's board of directors approved the merger agreement and recommends that you provide your written consent for it.

PROCEDURE FOR CASTING YOUR VOTE (SEE PAGE ___) [Peppermill Document Only]

     Peppermill shareholders should mail their signed written consent in the enclosed return envelope as soon as possible so that their shares of Peppermill voting common stock may be counted. If you do not include instructions on how to vote your properly executed written consent, your shares will be voted FOR adoption of the merger agreement, FOR the amendment to the Articles of Incorporation authorizing an increase in the authorized shares of common stock and the creation of two classes of preferred stock, and FOR the amendment to the Articles of Incorporation authorizing the change in the company name.

YOU DO NOT HAVE TO EXCHANGE YOUR STOCK CERTIFICATES (SEE PAGE ___) [Peppermill Document Only]

     There will be no need for Peppermill shareholders to exchange their current Peppermill stock certificates after the merger. If the merger is adopted, you will receive a stock certificate representing additional shares issued as part of the stock dividend. If you have a brokerage account and would like your certificates transferred to your account electronically, please contact Peppermill's transfer agent at:

                           Florida Atlantic Stock Transfer, Inc.
                           7130 Nob Hill Road
                           Tamarac, Florida 33321
                           (954) 726-4954
                           (954) 726-6305 (Facsimile)

YOU DO NOT HAVE TO EXCHANGE YOUR STOCK CERTIFICATES (SEE PAGE ___) [Varner Document Only]

     After the merger is completed, there will be no need to exchange your current stock certificates. Each certificate representing shares of Varner voting common stock or non-voting common stock will represent an equal number of shares of Peppermill common stock. Each certificate representing shares of Varner preferred stock will represent an equal number of shares of Peppermill preferred stock. You will be issued certificates representing the balance of Peppermill common stock and Peppermill preferred stock you own after the merger. For example, if you own one share of Varner common stock and one share of Varner preferred stock, after the merger your certificates will now represent one share of Peppermill common stock and one share of Peppermill preferred stock, and you will receive certificates representing two (2) additional shares of Peppermill common stock and four (4) additional shares of Peppermill preferred stock. Do not dispose of your Varner stock certificates. If you have a brokerage account and would like your certificates transferred to your account electronically, please contact Peppermill's transfer agent at:

                           Florida Atlantic Stock Transfer, Inc.
                           7130 Nob Hill Road
                           Tamarac, Florida 33321
                           (954) 726-4954
                           (954) 726-6305 (Facsimile)

YOU HAVE DISSENTER'S RIGHTS (SEE PAGE ___) [Peppermill Document Only]

     If you do not vote for the merger and you follow the specific notice provisions set forth on page ___, you have the right to receive the fair market value of your Peppermill shares.

COMPLETION AND EFFECTIVENESS OF THE MERGER (SEE PAGE ___)

     We will complete the merger when all of the conditions to the merger are satisfied or waived. The merger will become effective when we file articles of merger with the states of Missouri and Nevada.

     We are working toward completing the merger as quickly as possible.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE ___)

     Our respective obligations to complete the merger are subject to the prior satisfaction or waiver of conditions. The conditions that must be satisfied or waived before the completion of the merger include the following:

     o    the merger agreement must be adopted by Peppermill shareholders

     o    the registration statement must be effective under the securities laws

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE ___)

     The merger agreement may be terminated under certain circumstances at any time before the completion of the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE __)

     As of the record date, Varner beneficially owned approximately 90% of the outstanding common shares of Peppermill entitled to vote. Mr. Varner, the President and a director of Peppermill, is also the President and a director of Varner. All of the directors of Peppermill are also directors of Varner. Directors and executive officers of Varner own a majority of Varner's common stock.

U.S. FEDERAL INCOME TAX CONSEQUENCE OF THE MERGER (SEE PAGE __)

     We have structured the merger so that, in general, we expect that Peppermill, Varner and their respective shareholders will not recognize gain or loss for United States federal income tax purposes in the merger.

RESTRICTIONS ON THE ABILITY TO SELL PEPPERMILL STOCK (SEE PAGE __)

     Shares  of  Peppermill   common  stock   retained  by  current   Peppermill
shareholders will be freely tradable. Any shares of Peppermill common stock received in connection with the merger will be freely transferable unless the holder is considered an "affiliate" of either of Varner or Peppermill under the Securities Act of 1933. Shares of Peppermill common stock held by affiliates may only be sold pursuant to a registration statement or exemption under the Securities Act.

     There will be no market for the Peppermill preferred stock and the stock will not be able to be sold for a period of one year from the date of the merger.  ...........For  a period  of  thirty  (30)  days  after  the  merger is effective, holders of Peppermill preferred stock will be able to convert their shares into shares of common stock of Peppermill on a one for one basis. After such period, shares of Peppermill preferred stock will not be able to convert to shares of Peppermill common stock and will not be able to be sold for a period of one year. By converting to common stock, holders of preferred stock will receive shares that are listed on the NASDAQ OTC/Bulletin Board, but will lose the preferences granted to the preferred stock, including certain preemptive rights to participate in a future public offering of Peppermill's common stock. See "Comparison of Rights of Holders of Varner Capital Stock and Peppermill Capital Stock."

FORWARD LOOKING STATEMENTS IN THIS PROXY STATEMENT-PROSPECTUS (SEE PAGE ___)

     This Proxy Statement-Prospectus and the documents incorporated by reference into this Proxy Statement-Prospectus contain forward-looking statements within the "safe harbor"
provisions of the Private Securities Litigation Reform Act of 1995 with respect to Peppermill's and Varner's financial condition, results of operations and business and on the expected impact of the merger on Peppermill's financial performance. Words such as "anticipates," "expects," "intends," "plan," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page ___ of this Proxy Statement-Prospectus.

                   UNAUDITED COMPARATIVE PER SHARE INFORMATION

                              As of and for the Year Ended   As of and for the Quarter Ended
                                    December 31, 1999                March 31, 2000
                              ----------------------------   -------------------------------

                                PEPPERMILL     VARNER(1)          PEPPERMILL     VARNER(1)

Book Value Per Share - Net          $0          $(.029)               $0          $(.018)
Cash Dividends Per Share            $0          $    0                $0          $    0

Income (Loss) Per Share             $0          $(.072)               $0          $(.025)

(1) Assumes conversion of Varner preferred stock.

                      COMPARATIVE MARKET PRICE INFORMATION

     Peppermill common stock is traded on the OTC Bulletin Board under the symbol "PEPM." Peppermill common stock commenced trading on November 25, 1999, after the purchase by Varner of 90% of Peppermill common stock and the signing of a letter of intent regarding the merger. Varner common stock is not traded publicly.

     The following table sets forth historical trading information for Peppermill common stock on the first trading day of each month since trading commenced including the price of Peppermill common stock the last full trading day prior to the printing of this Proxy Statement-Prospectus.

                                                                     PEPPERMILL
                                                                    COMMON STOCK
DATE                                                               CLOSING PRICE
--------------------------------------------------------------------------------

December 1, 1999  ..................................................... $9.00
January 3, 2000   ..................................................... $7.25
February 1, 2000  ..................................................... $6.50
March 1, 2000     ..................................................... $6.25
April 3, 2000     ..................................................... $5.00
May 1, 2000       ..................................................... $3.69
June 1, 2000      ..................................................... $3.38

     Because the market price of Peppermill common stock may increase or decrease before the completion of the merger, you are urged to obtain current market quotations.

                                  RISK FACTORS

     An investment in Peppermill common stock involves a high degree of risk. In addition to other information contained in or incorporated by reference into this Proxy Statement-Prospectus, you should carefully consider the following risk factors in deciding whether to provide your written consent for the merger.

                       RISK FACTORS RELATING TO THE MERGER
                          BETWEEN PEPPERMILL AND VARNER

VARNER SHAREHOLDERS WILL RECEIVE THREE (3) SHARES OF PEPPERMILL COMMON STOCK FOR EACH SHARE OF VARNER COMMON STOCK OR VARNER NON-VOTING COMMON STOCK DESPITE CHANGES IN MARKET VALUE.

     Upon completion of the merger, each share of Varner voting common stock or Varner non-voting common stock, will be exchanged three (3) shares of Peppermill common stock. There will be no adjustment for changes in the value of Varner common stock or changes in the market price of Peppermill common stock. The shares of Peppermill commenced trading after the purchase by Varner of approximately 90% of the outstanding capital stock of Peppermill. As a result, the only shares available for trading until the merger is effective are approximately 10% of Peppermill capital stock owned by the former Peppermill shareholders. Due to the lack of a public market for Peppermill common stock and due to the limited shares available for trading, the market price of the Peppermill common stock can be expected to fluctuate. Due to the announcement of the merger, the value of the Peppermill common stock will be influenced to a great extent by Varner's operations. Accordingly, the specific dollar value of Peppermill common stock to be received by Varner shareholders upon completion of the merger will depend on the market value of Peppermill common stock at the time of completion of the merger.

     ALTHOUGH VARNER EXPECTS THAT THE MERGER WILL RESULT IN BENEFITS, THOSE BENEFITS MAY NOT BE REALIZED

     Varner has entered into the merger agreement expecting that the merger will result in benefits, including allowing Varner to enter into mergers and acquisitions utilizing its publicly traded securities as consideration, making investment capital more readily available to Varner and providing its shareholders with liquidity for their shares. Achieving the benefits of the merger will depend in part on a public trading market developing for shares. While Peppermill shares are listed on the OTC Bulletin Board, they have been trading for a very short period of time and there is no assurance that a market for these shares will continue or that the shares will trade at a price or at a volume that will provide the benefits listed above.

                 RISK FACTORS RELATING TO PEPPERMILL'S BUSINESS

PEPPERMILL HAS HAD LIMITED OPERATIONS SINCE ITS FORMATION IN 1998

     Peppermill was incorporated in April, 1998, and has had no revenues to date. Peppermill currently has mineral rights to certain mineral claims in the Princeton area of British Columbia,

Canada. Peppermill is in the early stages of exploration work and does not have any known mineral body or mine facilities. It is not anticipated that this business will be developed in the immediate future, if at all.

                   RISK FACTORS RELATING TO VARNER'S BUSINESS

VARNER HAS A HISTORY OF LOSSES AND EXPECTS CONTINUED LOSSES

     Varner incurred net losses of approximately $1,070,000 for the year end December 31, 1997, $1,994,000 for the year ended December 31, 1998, and $1,399,000 for the year ended December 31, 1999. As of December 31, 1999, Varner had an accumulated deficit of approximately $5,485,000 representing, in large part, the sum of our historical net losses. We have not achieved profitability in any quarterly or annual period, and we expect to continue to incur net losses for the foreseeable future. Although our revenues have grown in recent quarters, we cannot be certain that we will be able to sustain these growth rates or that we will obtain sufficient revenues to achieve profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.

VARNER HAS A LIMITED OPERATING HISTORY

     Varner was incorporated on November 17, 1994, and began offering services to the public in March of 1997. These services include:

          o    Internet access;

          o    Long distance service;

          o    Prepaid telephone cards; and

          o    Electronic mail services.

     When making your investment decision, you should consider the risks and difficulties we may encounter in the new and rapidly evolving telecommunications and Internet market, especially given our limited operating history. These risks include our ability to:

          o    Expand our subscriber base and increase subscriber revenues;

          o    Compete favorably in a highly competitive market;

          o    Access sufficient capital to support our growth;

          o    Recruit   and  retain   qualified   employees   and   independent
               representatives; and

          o    Introduce new products and services.

     We cannot be certain that we will successfully address any of these risks. In addition, our business is subject to general economic conditions, which may not be favorable for our business in the future.

VARNER'S STRATEGY OF EXPANSION THROUGH ACQUISITIONS MAY NOT BE EFFECTIVE

     As a key component of our growth strategy, we intend to acquire companies and assets that we feel will enhance our revenue growth, operations and profitability. Acquisitions may result in the use of significant amounts of cash, potentially dilutive issuances of equity securities and expenses, each of which could materially and adversely affect our business. These acquisitions involve numerous risks, including:

          o the difficulties in the integration and assimilation of the operations, technologies, products and personnel of the acquired business;

          o the diversion of management's attention from other business concerns;

          o    the availability of favorable financing for future  acquisitions;
               and

          o    the potential loss of key employees of any acquired business.

     We will need to be able to successfully integrate our acquired businesses, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

VARNER'S QUARTERLY FINANCIAL RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS

     As a result of limited operating history, we cannot forecast our operating expenses based on our historical results. Our revenues currently depend heavily on our ability to attract and retain independent representatives to sell our products and services and their ability to find subscribers who purchase telecommunication or Internet products. If our actual revenues are less than our projected revenues, we may be unable to reduce expenses proportionately, and our operating results, cash flows and liquidity would likely be adversely affected.

VARNER'S LIQUIDITY AND CAPITAL RESOURCES ARE LIMITED AND WE WILL NEED TO RAISE MORE MONEY IN THE FUTURE TO DEVELOP AND EXPAND OUR EXISTING BUSINESS

     We will require significant capital resources to develop and expand our existing businesses, acquire or develop additional Internet and telecommunications-related businesses, and fund near term operating losses. Thus far, we have paid for our near term capital expenses, operating losses and working capital requirements from sales of our capital stock in private placements. As of March 31, 2000, Varner has raised over $5,805,150 in sales of its capital stock. Longer term, it is likely that we will need to raise additional money to fully implement our goals.

     Our ability to grow depends significantly on our ability to expand our operations by opening new points of presence, which requires significant capital expenditures and advance expenditures and commitments for leased telecommunications facilities and advertising. We anticipate that our cash requirements for 2000 will include disbursements for some or all of the following purposes:

          o    Expansion of our sales and marketing operations;

          o    Expansion of our network infrastructure;

          o    Potential acquisitions; and

          o    Working capital and general corporate purposes.

     We will need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans.

     We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available financing.

VARNER FACES HEAVY COMPETITION IN THE INTERNET AND TELECOMMUNICATION INDUSTRY FOR ALL OF THE SERVICES VARNER CURRENTLY PROVIDES AND THOSE VARNER INTENDS TO PROVIDE IN THE FUTURE

     We face intense competition in conducting our business, and we expect such competition to continue to increase. Our competitors include various other Internet access providers with much larger subscriber bases than ours including America Online, MindSpring and Prodigy. Furthermore, a number of our competitors offer a broader variety of business services and may have done so for longer periods of time. Every local market we have entered or intend to enter is served by multiple Internet access providers. Our current and prospective competitors include many large companies, some of which are better known than us and may have greater financial, technical and marketing resources than we do.

     As a result of increased competition in our industry, we expect to encounter significant pricing pressure. We cannot be certain that we will be able to offset the effects of any required price reductions through an increase in the number of our subscribers, higher revenues from our business services, cost reductions or otherwise, or that we will have the resources to continue to compete successfully.

     The telecommunications industry and all of its segments are highly competitive. We expect that competition will continue to intensify in the future due to the increase in the size, resources and number of market participants. We face competition from larger, better capitalized incumbent local exchange carriers ("ILEC"), including Ameritech.

VARNER  IS  DEPENDENT  ON  RELATIONSHIPS  WITH  FACILITIES-BASED   PROVIDERS  OF
TELECOMMUNICATIONS SERVICES AND THUS WE RUN THE RISK OF ADVERSE FUTURE CHANGES IN THE TERMS ON WHICH WE OBTAIN THEIR SERVICES FOR RESALE

     Varner does not own any part of a local exchange network or a long distance network. As a result, for our long distance and prepaid phone card business, we depend entirely on third parties for resale of their services. Although we believe that our relationships with these carriers is good, the termination or disruption in these services would have a material adverse affect on our business.

VARNER'S INTERNET SERVICE BUSINESS IS DEPENDENT UPON ITS INTERNAL AND LEASED NETWORK

     Varner's success depends, in part, on the capacity, reliability and security of our network infrastructure. We do not own all of our Internet service networks. As a result, we must contract for these services with third parties. Our relationship with these Internet service providers, or ISP's are good, but the interruption or termination of these services would have a material adverse affect on our business. Network capacity constraints may occur in the future, both at the level of particular dial-up points of presence, or POPs (affecting only members attempting to use that particular POP), and in connection with system-wide services (such as e-mail, which can affect all members). These capacity constraints would result in slowdowns, delays or inaccessibility when members try to use a particular services. Poor network performance could cause members to terminate their membership with us.

WE ARE DEPENDENT ON TELECOMMUNICATIONS CARRIERS AND OTHER SUPPLIERS

     We rely on telecommunications carriers to transmit our Internet traffic over local and long distance networks. These networks may experience disruptions that are not easily remedied. In addition, we depend on certain suppliers of hardware and software. If our suppliers fail to provide us with network services, equipment or software in the quantities, at the quality levels or at the times we require, or if we cannot develop alternative sources of supply, it will be difficult, if not impossible, for us to provide our services.

CUSTOMERS MAY NOT ACCEPT OUR PLANNED SERVICES

     The success of our business strategy will depend upon consumer acceptance of our planned offerings, many of which are in their early stages of deployment or are only in the planning stage. Subscriber acceptance could be hurt by customer loyalty to more established competitors and unfamiliarity with Varner. In addition, we cannot be sure that technical problems will not impede or delay subscriber acceptance of our services.

WE DEPEND ON THE SERVICES OF A SMALL NUMBER OF KEY MANAGEMENT PEOPLE

     We believe that our success depends to a significant extent upon the abilities and continued efforts of our senior management. The loss of the services of any of these people could have a negative effect upon our results of operations and financial condition.

     While the management of Varner has extensive experience in the network marketing, software and systems development, retailing, Internet operations and in operating companies, the combined management experience of the principals may not meet all of the requirements or the demands of the day to day operations of a developing Internet provider and telecommunications company. Therefore, it is possible that Varner may find it necessary to retain the services of consultants and management level staff. Competition for experienced persons in these fields is intense.

VARNER'S BUSINESS IS SUBJECT TO GOVERNMENT REGULATION

     Our telecommunication services are subject to extensive regulation by the FCC and by the public utility commissions of various states. Changes in statutes, regulations and judicial interpretations could have material adverse effects on our telecommunications operations.

     We provide Internet services through data transmissions over public telephone lines and cable television networks. These transmissions are subject to regulation by the Federal Communications Commission and state public utility commissions. These regulations affect the prices we pay for transmission services, the competition we face for telecommunications services and other aspects of our market. As an Internet access provider, we are not subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. However, we could become subject to FCC or other regulatory agency regulation, especially as Internet services and telecommunications services converge. Changes in the regulatory environment could decrease our revenues, increase our costs and affect our service offerings.

     Several regulations have been enacted and several court cases have been decided relating to liability of ISPs and other on-line service providers for information carried on or through their services or equipment, involving copyright, indecency, obscenity, defamation and fraud. Federal and state statutes continue to prohibit the on-line distribution of obscene materials. The law in this area is unsettled and there may be new legislation or court decisions that expose Varner to liability.

     Additional laws or regulations may be adopted with respect to the Internet, covering issues such as Universal Service Fund support payments, content, user privacy, pricing, libel, obscene material, indecency, gambling, intellectual property protection and infringement and technology export and other controls. Other federal Internet-related legislation has been introduced which may limit commerce and discourse on the Internet. The FCC recently ruled that ISPs are enhanced service providers, calls to ISPs are jurisdictionally interstate, and ISPs should not pay access charges applicable to telecommunications carriers. The FCC is examining inter-carrier compensation for calls to ISPs, which could affect ISPs' costs.

BECAUSE OF THE FAST PACE OF TECHNOLOGICAL CHANGE IN THE INTERNET INDUSTRY, THERE IS A RISK THAT WE WILL FALL BEHIND IN KEEPING UP WITH CHANGE, WHICH COULD HARM OUR ABILITY TO COMPETE

     The Internet services market is characterized by rapidly changing technology, evolving industry standards, changes in member needs and frequent new service and product introductions. Our future success depends, in part, on our ability to use leading technologies effectively, to develop our technical expertise, to enhance our existing services and to develop new services that meet changing member needs on a timely and cost-effective basis. In particular, we must provide subscribers with the appropriate products, services and guidance to best take advantage of the rapidly evolving Internet. Our failure to respond in a timely and effective manner to new and evolving technologies could have a negative impact on our business and financial results.

VARNER'S BUSINESS DEPENDS ON CONTINUED GROWTH OF THE INTERNET AS A MEDIUM OF COMMUNICATION AND COMMERCE

     Our future success in the Internet business substantially depends on continued growth in the use of the Internet. Although we believe that Internet usage and popularity will continue to grow as it has in the past, we cannot be certain that this growth will continue or that it will continue in its present form. If Internet usage declines or evolves away from our business, our growth in this area will slow or stop and our financial results may suffer.

ANY DECLINE IN VARNER'S MEMBER RETENTION LEVELS FOR ITS INTERNET SERVICES MAY ADVERSELY AFFECT US

     Our new member acquisition costs are substantial relative to the monthly fees we charge. Accordingly, our long-term success largely depends on our retention of existing members. While we continue to invest significant resources in our infrastructure and technical and member support capabilities, it is relatively easy for Internet users to switch to competing providers. Any significant loss of members will substantially decrease our revenue and cause our business to suffer.

IF WE ARE UNABLE TO RECRUIT INDEPENDENT SALES REPRESENTATIVES, WE MAY NOT BE ABLE TO CONTINUE OUR NETWORK MARKETING PROGRAM TO RECRUIT SUBSCRIBERS

     We employ a network marketing program that entails the use of independent representatives to sell our Internet and telecommunications services and to recruit other independent representatives to sell these services. Independent representatives are paid commissions by us for their sales of access service plans, as well as from sales made by those they recruit into the program. The success of our network marketing program will depend on our ability to attract, retain and motivate a large base of independent representatives, who, in turn, are expected to recruit both subscribers for our services as well as other independent sales representatives. We believe that significant turnover among independent representatives is typical of network marketing programs. Therefore, in order to maintain or increase the overall number of our independent representatives, existing representatives must continually recruit new independent representatives. Our ability to attract and retain independent representatives could be negatively affected by:

          o    Adverse  publicity   relating  to  our  services  or  operations,
               including our network marketing program;

          o    Our  program  structure,   which  may  include  modifications  in
               commission rates and training fees;

          o    The quality and range of our product offerings;

          o The level of support services we provide to our independent representatives; and

          o    The availability of competing network marketing opportunities.

GOVERNMENT REGULATIONS MAY REQUIRE US TO CHANGE OUR NETWORK MARKETING PROGRAM OF INDEPENDENT SALES REPRESENTATIVES

     Because our independent representatives are classified as independent contractors, we may encounter difficulty enforcing the policies and rules that we have established to govern their conduct. Violations of these policies and rules can reflect negatively on us. In addition, our network marketing program is affected by extensive government regulation, such as federal and state regulation of the offer and sale of business franchises, business opportunities and securities. Various governmental agencies monitor direct selling activities, and we may be required to supply information regarding our marketing program to certain of these agencies. We also may fail to comply with existing statutes or regulations as a result of misconduct by our independent representatives, the ambiguous nature of some of the regulations and the considerable interpretive and enforcement discretion given to regulators. Any assertion or determination that our company or our independent representatives are not in compliance with existing statutes or regulations could have a material adverse effect on our business and operations.

                  RISK FACTORS RELATING TO THE PEPPERMILL STOCK

PEPPERMILL STOCK MAY BE DIFFICULT TO RESELL

     Prior to the acquisition by Varner of Peppermill common stock, you could not buy or sell Peppermill common stock publicly. An active public market for Peppermill common stock may not develop or be sustained after this offering.

YOU MAY NOT BE ABLE TO RESELL SHARES OF OUR STOCK AT OR FOR MORE THAN THE PRICE YOU PAID

     The stock market in general, and the stock prices of Internet companies in particular, have recently experienced extreme volatility that often has been unrelated to the operating performance of any specific public companies. If continued, these broad market and industry fluctuations may adversely affect the trading price of Peppermill common stock, regardless of our actual operating performance.

IF OUR SHAREHOLDERS SELL SUBSTANTIAL AMOUNTS OF OUR STOCK IN THE PUBLIC MARKET, THE MARKET PRICE OF OUR STOCK COULD FALL

     If Peppermill shareholders sell substantial amounts of Peppermill common stock in the public market, the market price of the Peppermill common stock could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and place that we deem appropriate.

SALES OF PEPPERMILL'S SECURITIES MAY BE SUBJECT TO THE PENNY STOCK RULES

     The resale of Peppermill's securities may be subject to the requirements of the penny stock rules, absent the availability of an exemption. The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in "penny stocks." Penny stocks are usually equities selling for under $5.00, which are not registered on certain national exchanges or quoted on the NASDAQ system. The penny stock rules may obligate the broker/dealer to deliver a standardized risk disclosure document, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealers and its salespersons in those transactions, and money account statements showing the market value of each penny stock held in the customer accounts, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rule. As long as Peppermill common stock is subject to the penny stock rules, investors may find it more difficult to sell their securities. The market liquidity for Peppermill's securities could be severely and adversely affected by limiting the ability of broker/dealers to sell Peppermill's securities and the ability of the investors to sell their securities in the secondary market.

PRINCIPAL SHAREHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS WILL RETAIN SUBSTANTIAL INFLUENCE FOLLOWING THIS OFFERING

     Varner executive officers, directors and existing 5% and greater shareholders will beneficially own or control a substantial portion of Peppermill common stock after the merger. As a result, such persons, if they were to act together, will be in a position to elect and remove directors and control the outcome of most matters submitted to shareholders for a vote. Additionally, such persons would be able to influence significantly a proposed amendment to our charter, a merger proposal, a proposed sale of assets or other major corporate transaction or a non-negotiated takeover attempt. Such concentration of ownership may discourage a potential acquirer from making an offer to buy our company, which, in turn, could adversely affect the market price of our common stock.

FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT MAY NOT BE ACCURATE

     Included in this Prospectus are various forward-looking statements which can be identified by the use of forward looking terminology such as "may,"
"will," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others:

          o    our goals and strategies;

          o    the importance and expected growth of Internet technology;

          o    the  pace  of   change   in   Internet   and   telecommunications
               marketplace;

          o    the demand for Internet and telecommunications services; and

          o    our product offerings.

     These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, changes in technology and changes in the Internet and telecommunications marketplace. In light of the many risks and uncertainties surrounding the Internet and telecommunications marketplace, shareholders should keep in mind that we cannot guarantee that the forward-looking statements described in this Prospectus will transpire.

                                   THE MERGER

     This section of the Proxy Statement-Prospectus describes material aspects of the proposed merger, including the stock purchase agreement and the merger agreement. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the merger.

BACKGROUND OF THE MERGER

     In October of 1999, Mr. Clayton Varner, President of Varner, met with Doug Aguililla of Emerson Bennett & Associates, L.L.C., a consultant engaged to assist Varner in seeking financing and assisting Varner in obtaining a public market for its capital stock. Mr. Aguililla suggested finding a suitable merger or acquisition candidate for Varner to accomplish Varner's goals.

     Mr. Aguililla suggested Peppermill, a company for which Emerson Bennett & Associates, L.L.C. serves as a market maker, as a possible merger candidate. During late October and early November of 1999, Mr. Varner had several meetings with Brent Vickers, a former President of Peppermill, to discuss an acquisition or merger between the companies.

     On November 19, 1999, the parties came to an agreement in principal relating to the acquisition by Varner of approximately 90% of Peppermill's common stock from certain shareholders of Peppermill.

     On November 19, 1999, Varner entered into an agreement with Peppermill to purchase 10,116,000 shares of Peppermill common stock, and said purchase was consummated on November 22, 1999.

     On November 19, 1999, Clayton Varner was appointed as President and director of Peppermill.

     On November 19, 1999, Varner entered into a letter of intent relating to the merger of Varner into Peppermill. On November 24, 1999, Peppermill publicly announced the stock purchase agreement and the signing of the letter of intent.

     On June 2, 2000, Varner held a Board of Directors meeting at which meeting senior management of Varner discussed the proposed merger and the proposed principal terms and conditions of the transaction. After extensive discussion regarding the merger proposal, the Varner board of directors unanimously determined that the merger, upon the terms contained in the merger agreement, is fair to and in the best interests of Varner's shareholders and adopted the merger agreement.

     On June 2, 2000, Peppermill held a board of directors meeting to discuss the proposed merger and the proposed principal terms of and conditions of the transactions. After extensive discussion regarding the merger proposal, the Peppermill board of directors unanimously determined that the merger, upon the terms contained in the merger agreement, is fair to and in the best interests of Peppermill shareholders, adopted the merger agreement and recommended that its shareholders vote in favor of the merger.

     On June 2, 2000, the parties negotiated the final changes in the definitive merger agreement, and on that day, the merger agreement and the related documents were executed.

PEPPERMILL'S REASONS FOR THE MERGER

     Peppermill has generated no revenues. The board of directors have determined that following the merger the shareholders of Peppermill will be the owners of an operating company, and that they will have the potential to realize appreciation in their share holdings. Peppermill engaged Evans & Evans, Inc. to prepare a Valuation Report and Related Fairness Opinion with respect to the terms of the proposed merger transaction with Varner. Evans & Evans was founded in 1989 and has been extensively involved in the financial service and management consulting fields. Evans & Evans has offices in Vancouver, British Columbia; Calgary, Alberta; Toronto, Ontario; Kanata, Ontario; Halifax, Nova Scotia and Portland, Oregon. Evans & Evans was selected due to certain consulting work they had performed for Varner in evaluating potential acquisition targets. There is no relationship between Evans & Evans and Varner or Peppermill or their respective principals, nor is any relationship anticipated. Evans & Evans was asked to evaluate the fairness of the merger transaction, the terms of which were negotiated by Peppermill and Varner. The report found the terms of the proposed merger fair, from a financial point of view, to the shareholders of Peppermill. In assessing the fairness of the merger transaction, the report compared the fair market value of the outstanding shares of Peppermill as of October 31, 1999, to the fair market value, on a pro forma basis, of Peppermill common shareholders' respective interest in the Company after the merger. Evans & Evans found the value of the shares of Peppermill after the proposed merger to be higher than the shares of Peppermill prior to the merger. The report also identified but did not attempt to quantify certain other benefits to Peppermill's shareholders, including the fact that Peppermill shareholders will be participating in an operating company, that the merger will provide Peppermill with access to new business opportunities and the ability of Varner to bring business development to Peppermill. In determining the fair market value of Varner's shares, the primary valuation approach was to determine the enterprise value of Varner based upon the number of subscribers Varner had for its internet and e-mail services. Evans & Evans used a Rule of Thumb Approach, involving the number of subscribers multiplied by the industry standard revenue dollar value per subscriber as determined by Evans & Evans in an interview process of individuals within the industry. As a back-up approach, Evans & Evans compared Varner with other companies in the ISP industry whose shares trade on North American stock exchanges. The value of Peppermill's common stock was valued on its book value per share, adjusted for the fact that Peppermill is a public company.

RECOMMENDATION OF PEPPERMILL'S BOARD OF DIRECTORS

     After careful consideration, the Peppermill board of directors unanimously determined the merger to be fair to Peppermill shareholders and in their best interests and declared the merger advisable. Peppermill's board of directors approved the merger agreement and unanimously recommends adoption of the merger agreement.

VARNER'S REASONS FOR THE MERGER

     Varner's board of directors believes that the merger will be beneficial to Varner and its shareholders for the following reasons:

          o The merger will result in Varner being a publicly traded company, which may make public financing more readily available.

          o The public trading market for the Peppermill shares may allow Varner to negotiate mergers and/or acquisitions utilizing its capital stock as consideration.

          o The merger may provide liquidity for holders of Varner shares, which will be listed and traded.

          o Varner's board of directors determined that the merger was fair, from a financial point of view, to the Varner shareholders.

          o Varner's board weighed Varner's strategic alternatives to the merger, including remaining a non-public company and determined the merger was the best alternative.

     In the course of its deliberations, the Varner board reviewed with Varner management and outside advisors a number of additional factors relevant to the merger, including:

          o Varner's business, financial condition, results of operations and prospects.

          o The impact of the merger on Varner's customers and independent representatives.

          o    Varner's evaluation of other, potential strategic relationships.

     Varner's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

          o The risk that the potential benefits sought in the merger might not be fully realized, including, the possibility that Peppermill's stock might not attain or maintain a public trading market.

          o    The costs involved in the merger.

          o The other risks described under "Risk Factors" on page ____ of this Proxy Statement-Prospectus.

     Varner's board of directors believed that these risks were outweighed by the potential benefits of the merger.

     The foregoing discussion is not exhaustive of all factors considered by Varner's board of directors. Each member of Varner's board may have considered different factors, and Varner's board evaluated these factors as a whole and did not qualify or otherwise assign relative weights to factors considered.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including adoption of the merger agreement by the shareholders of Peppermill. The merger will become effective upon the filing articles of merger with the states of Nevada and Missouri.

     We are working towards completing the merger as quickly as possible.

STRUCTURE OF THE MERGER AND CONVERSION OF VARNER CAPITAL STOCK.

     In accordance with the merger agreement and Missouri and Nevada law, Varner will be merged into Peppermill. As a result of the merger, the separate corporate existence of Varner will cease and Peppermill will survive the merger. Upon the completion of the merger, the name of Peppermill will be changed to Varner Technologies, Inc.

     Upon completion of the merger, each outstanding share of Varner voting common stock and Varner non-voting common stock will be converted into three (3) shares of Peppermill common stock. Each share of Varner preferred stock will be converted into five (5) shares of newly created Peppermill preferred stock. The holders of Varner preferred stock will own 100% of Peppermill preferred stock after the merger.

     Peppermill shareholders will also be asked to consent to an amendment to Peppermill's Articles of Incorporation, increasing the authorized shares of Peppermill common stock to 600,000,000, authorizing the issuance of 100,000,000 shares of preferred stock and changing the name of Peppermill to Varner Technologies, Inc. A form of Certificate of Amendment to the Articles of Incorporation of Peppermill are attached to this Proxy Statement-Prospectus as Annex B.

EXCHANGE OF PEPPERMILL STOCK CERTIFICATES  ]PEPPERMILL DOCUMENT ONLY]

     AS A  PEPPERMILL  SHAREHOLDER  THERE  IS NO NEED  TO  EXCHANGE  YOUR  STOCK
CERTIFICATES FOR NEW CERTIFICATES, EVEN AFTER THE MERGER AND CHANGE IN THE COMPANY'S NAME. Your stock certificate will continue to represent the same number of shares of Peppermill common stock. After the merger you will receive a certificate representing the stock dividend of four additional shares of Peppermill common stock for every share you own. If you prefer, after the merger you can send your old stock certificate to the transfer agent, with any required documentation, and receive a new stock certificate containing the new name of the company for a fee of $15.00 per transaction. If you have a brokerage account and would like your certificates transferred to your account electronically, please contact the company's transfer agent at:

                           Florida Atlantic Stock Transfer, Inc.
                           7130 Nob Hill Road
                           Tamarac, Florida 33321
                           (954) 726-4954
                           (954) 726-6305 (Facsimile)

YOU DO NOT HAVE TO EXCHANGE VARNER STOCK CERTIFICATES FOR PEPPERMILL STOCK CERTIFICATES [VARNER DOCUMENT ONLY]

     When the merger is completed, each certificate representing shares of Varner voting common stock or non-voting common stock will represent an equal number of shares of Peppermill common stock. Each certificate representing shares of Varner preferred stock will represent an equal number of shares of Peppermill preferred stock. There is no need to exchange your current Varner certificates, and they will be treated as certificates for shares of Peppermill. You will be issued additional certificates representing the balance of Peppermill common stock and Peppermill preferred stock that you own after the merger. If you prefer, after the merger is complete, you can send your old
Varner   stock   certificates   to  the  transfer   agent,   with  any  required
documentation, and receive new certificates, for a fee of $15.00 per transaction. If you have a brokerage account and would like your certificates transferred to your account electronically, please contact the company's transfer agent at:

                           Florida Atlantic Stock Transfer, Inc.
                           7130 Nob Hill Road
                           Tamarac, Florida 33321
                           (954) 726-4954
                           (954) 726-6305 (Facsimile)

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following are the material United States federal income tax consequences of the merger. The following discussion is based on and subject to the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions and any related laws, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

          o    shareholders  who are not  citizens  or  residents  of the United
               States

          o    financial institutions

          o    tax exempt organizations

          o    insurance companies

          o    dealers in securities

          o shareholders who acquired their shares of Varner or Peppermill common stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation

     This discussion assumes you hold your shares of Varner or Peppermill capital stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

     Both Peppermill and Varner have discussed the tax consequences of the merger with their respective legal and accounting advisors. No opinion, however, has been sought or obtained regarding material United States federal income tax consequences of the merger.

     Varner has determined that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Varner and Peppermill will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

TAX IMPLICATIONS TO PEPPERMILL SHAREHOLDERS  [PEPPERMILL DOCUMENT ONLY]

     Current shareholders of Peppermill should not recognize gain or loss for United States federal income tax purposes as a result of the merger.

TAX IMPLICATIONS TO VARNER SHAREHOLDERS  [VARNER DOCUMENT ONLY]

     Varner shareholders should not recognize gain or loss for United States federal income tax purposes when they exchange Varner voting common stock or non-voting common stock solely for Peppermill common stock or they exchange their Varner preferred stock solely for Peppermill preferred stock pursuant to the merger. The aggregate tax basis of the Peppermill stock they receive as a result of the merger will be the same as the aggregate tax basis in the Varner stock they surrender in the exchange. The holding period of the Peppermill stock received as a result of the exchange will include the period during which the Varner stock exchanged in the merger was held.

TAX IMPLICATIONS TO PEPPERMILL AND VARNER

     Peppermill and Varner will not recognize gain or loss for United States federal income tax purposes as a result of the merger.

     THIS FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF THE MERGER.

IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGER.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

     Neither Peppermill nor Varner is aware of any material governmental or regulatory approval required for completion of the merger, other than compliance with applicable corporate laws of Missouri and Nevada.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF PEPPERMILL AND VARNER

     The shares of Peppermill common stock to be issued in connection with the merger will be registered under the Securities Act of 1933, and will be freely transferable under the Securities Act, except for shares of Peppermill common stock issued to any person who is deemed to be an "affiliate" of either of Varner or Peppermill. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, are under common control with either entity, which may include some of our officers and directors, as well as our principal shareholders. Affiliates may not sell their shares of Peppermill common stock acquired in connection with the merger except pursuant to:

          o an effective registration statement under the Securities Act covering the resale of those shares

          o    an exemption under Rule 144 under the Securities Act

          o    any other applicable exception under the Securities Act

     Peppermill's registration statement on Form S-4, of which this Proxy Statement-Prospectus forms a part, does not cover the resale of shares of Peppermill preferred stock or shares of Peppermill common stock to be received by our affiliates in the merger.

CONDITIONS TO COMPLETION OF THE MERGER

     Our respective obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

          o    Peppermill's registration statement on Form S-4 must be effective

          o the merger agreement must be adopted by the holders of a majority of the outstanding shares of Peppermill common stock

          o no action, suit or proceeding shall be threatened or pending which has the effect of prohibiting completion of the merger substantially on the terms contemplated by the merger agreement

          o    the  Peppermill  shares  will be listed on the NASD OTC  Bulletin
               Board

          o all applicable approvals and consents required to complete the merger must be received, the failure of which would have a material adverse effect on Peppermill or Varner or would result in a violation of any laws

          o the parties' respective representations and warranties must be true and correct as of the date the merger is to be completed, and must conform or comply in all material respects with all of their obligations required by the merger agreement

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to completion of the merger, whether before or after adoption of the merger agreement by Peppermill shareholders:

          o    by mutual consent of Peppermill and Varner;

          o by Varner, upon a material breach of any covenant or agreement on the part of Peppermill which is set forth in the merger agreement, or if any of Peppermill's representations or warranties are or become untrue or inaccurate so that the corresponding condition to completion of the merger would not be met; or

          o by Peppermill, upon a material breach of any covenant or agreement on the part of Varner which is set forth in the merger agreement, or if any of Varner's representations or warranties are or become untrue or inaccurate so that the corresponding condition to completion of the merger would not be met.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

     We may amend the merger agreement at any time before or after Peppermill shareholders' approval of the merger, provided that the amendment does not require further shareholder approval.

OPERATIONS AFTER THE MERGER

     Following the merger, Varner will continue its operations as a Nevada corporation. The board of directors of Peppermill which are currently in office will remain in office after the merger. The shareholders of Varner will become shareholders of Peppermill and their rights as shareholders will be governed by Peppermill's Articles of Incorporation, as currently in effect,

Peppermill by-laws and the laws of Nevada. See "Comparison of Rights of Holders of Varner Capital Stock and Peppermill Capital Stock" on page ____.

                        DISSENTER'S AND APPRAISAL RIGHTS
                           [PEPPERMILL DOCUMENT ONLY]

     Under Nevada law, if you are a Peppermill shareholder and you comply with certain requirements of Nevada law, you are entitled to dissenter's rights in the merger. However, it is a condition of each of our obligations to consummate the merger that shareholders holding no more than 1% of Peppermill's common stock exercise dissenters' rights.

     You have the right to dissent to the  approval  of the merger  pursuant  to
Section 92A.380 of the Nevada Act and the right to be paid the "fair value" of your shares in cash by complying with the procedures set forth in Sections 92A.420 and 92A.440 of the Nevada Act. To qualify, you must dissent with respect to all of the shares beneficially owned by you. You may assert dissenters' rights as to fewer than all the shares recorded in your name only if you dissent with respect to all shares beneficially owned by any one person and notify Peppermill in writing of the name and address of each person on whose behalf you assert dissenters' rights. If you partially dissent, your rights are determined as if the shares as to which dissent is made and the remaining shares were recorded in the name of different shareholders. If you are the beneficial owner of shares, you may dissent only if the record owner consents in writing and you give that consent to Peppermill. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights. This summary does not purport to be a complete statement of the provisions of Sections 92A.380, 92A.420 and 92A.440 of the Nevada Act and is qualified in its entirety by reference.

     To assert dissenter's rights, you must:

          (1) deliver to the corporation, before __________, written notice of your intent to demand payment for your shares if the merger is effectuated; and

          (2)  not vote your shares in favor of the merger.

     If the proposed merger creating dissenters' rights is authorized, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the above requirements (1)-(2). The dissenters' notice must be sent no later than 10 days after the effectuation of the merger, and must:

          (1) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

          (2) inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (3) supply a form for demanding payment that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (4) set a date by which the corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered;

          (5)  be accompanied by a copy of Sections 92A.300 to 92A.500.

     A shareholder to whom a dissenters' notice is sent must:

          (1)  demand payment;

          (2) certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice for this certification; and

          (3) deposit his certificates, if any, in accordance with the terms of the notice.

     A shareholder who demands payment and deposits his certificates, if any, before the proposed merger occurs retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed merger. The shareholder who does not demand payment or deposit his certificates where required is not entitled to payment for his shares.

     Within 30 days after receipt of a demand for payment, Peppermill shall pay each dissenter who complied with (1)-(3) above the amount the company estimates to be the fair value of the shares, plus accrued interest.

     If you withdraw the written demand to be paid the fair value of your shares, or if the merger is abandoned or terminated, or if a court determines that the holders of Peppermill common stock are not entitled to receive payment in exchange for shares, or if you otherwise lose your dissenter's rights, then you will be reinstated to all of your rights as a holder of Peppermill common stock as of the filing of your written objection.

     A dissenter may notify Peppermill in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, or reject the company's offer and demand payment of the fair value of his shares and interest due, if he believes that the amount paid is less than the fair value of his shares or that the interest due is incorrectly calculated.

     A dissenter waives his right to demand payment unless he notifies Peppermill of his demand in writing within 30 days after Peppermill made or offered payment for his shares.

     If a demand for payment remains unsettled, Peppermill shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If Peppermill does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                             BUSINESS OF PEPPERMILL

HISTORICAL OVERVIEW OF PEPPERMILL

     Peppermill Capital Corporation, a Nevada corporation, was incorporated on April 9, 1998. Peppermill has no subsidiaries and no affiliated companies. Peppermill's executive offices were located at 2500-1177 West Hastings Street, Vancouver, B.C., Canada, V6E 2K3. After the stock purchase, the offices were moved to Varner's offices located at 1819 Clarkson Road, Suite 205, Chesterfield, Missouri 63017.

     Peppermill has obtained quotation on the OTC Bulletin Board and its common stock commenced trading under the symbol PEPM on November 25, 1999. The market maker for Peppermill is Emerson Bennett & Associates, LLC, 6261 N.W. 6th Way, Suite 207, Fort Lauderdale, Florida, USA 33309.

     Peppermill has not been subject to bankruptcy, receivership or any similar proceedings.

     Peppermill is engaged in the exploration and development of mineral properties. Peppermill presently has the mineral rights to certain mineral claims located in the Princeton area of British Columbia, Canada and undertook exploration activities on its mineral claims in February, 1999 in order to maintain the claims in good standing with the Gold Commission of British
Columbia and to adhere to the recommendations put forth in the June 16, 1998 geological report prepared by James W. McLeod, P. Geo. as more fully described below.

     Peppermill has no revenue to date from the development of its mineral claims, and its ability to effect its plans for the future will depend on the availability of financing. It is anticipated that after the merger, management efforts will be focused primarily on the business of Varner and that at least for the immediate future little or no effort will be made to develop Peppermill's mining business further.

     Peppermill has a 100% interest in certain mineral claims known as the Star mineral claims situated 12 miles north of the Village of Princeton, British Columbia, Canada. The claims area totals approximately 587 acres.

     Peppermill completed an exploration program on its mineral claims in February 1999 that was undertaken by Mr. Edward Skoda, mining consultant. The program, as performed and reported upon by Mr. Skoda comprised the following.

          "In preparation for a proposed geological and geophysical survey, as per the recommendations in the June 16, 1998 Geological Report by Mr. James
     W. McLeod, P. Geo., line cutting and grid establishment was commenced on February 4, 1999.

     The baseline was brushed out and stations were horizontally chained-in every 100 meters. Chaining was completed using 10 meter intervals and flagged. The baseline totals were 1,581 meters.

     The grid sampling lines were brushed out with stations horizontally chained-in and flagged every 10 meters, for a total distance of 2,949 meters.

     To date the combined gridding for the baseline and gridline layout is 4,530 meters.

     On February 8, 1999 the above exploration work was filed with Canada's Ministry of Energy and Mines under a Statement of Work, Section 29, 30, 31 and 50 of the Canadian Minerals Act. All 11 of the Star Claims were therefore maintained in good standing. Six of the claims expired on February 16, 2000, and five of the claims expire on June 22, 2000.

OTHER MINERAL PROPERTIES

     Peppermill has not identified any other mineral properties either for staking or purchasing. It is not contemplated that Peppermill will seek other mineral properties in the near future in order to diversify its holdings into other areas of interest and minerals. Peppermill has not yet inaugurated any steps toward the investigation of any mineral claims, and does not presently have the financial capacity to do so and it is not anticipated that Peppermill will commence its mining operations in the near future.

EMPLOYEES

     As of the date of this Proxy Statement/Prospectus, Peppermill had one employee, Clayton W. Varner, its President. Peppermill is not a party to any employment contracts or collective bargaining agreements. The British Columbia area has a relatively large pool of people experienced in exploration and development of mineral properties; being mainly geologists and mining consultants. In addition, there is no lack of people who have experience in working on the mineral claim either as laborers or prospectors.

PEPPERMILL'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     General.

     Peppermill has not yet received revenues from operation. After the merger it is anticipated that management's primary focus will be on the business of Varner and that Peppermill's operations will not be developed further at least for the immediate future.

     Plan of Operation.

     Peppermill's management to date concentrated on the Star Claims. Peppermill has had limited operations and no revenues to date.

     Liquidity and Capital Resources.

     Peppermill had no assets and no liabilities as of December 31, 1999.

     Peppermill will require significant additional financing in order to continue on with either the Varner or mining business. No financing has been arranged. If Peppermill is unable to raise additional capital, it will not be able to engage in any future operations.

     An analysis of the expenses for the period from inception, being April 9, 1998, to December 31, 1998, and for the year ended December 31, 1999, are as follows:

                                               From April 9, 1998                                    For the Quarter
                                                  (date of inception) to    For the Year Ended           Ended
                                                    December 31, 1998       December 31, 1999           March 31, 2000
                                                    -----------------       -----------------        -----------------
Accounting and audit                                $ 3,050                       $ 2,798               $10,307
Assessment work                                       1,800                          --                    --
Bank charges                                            119                            36                  --
Consulting fees                                       7,800                        13,200                  --
Filing Fee - EDGAR                                     --                           1,634               $ 1,349
Incorporation costs written off                         640                          --                    --
Amortization of Mining Rights                          --                           2,129                  --
Legal                                                 2,500                          --                    --
Office and miscellaneous                                727                           267                  --
Report preparation                                      619                          --                    --
Salary                                                 --                            --                    --
Transfer agent's fees                                 2,777                         1,435                  --
Travel                                                3,000                          --                    --
                                                    -------                       -------               -------
         TOTAL EXPENSES                             $23,032                       $21,499               $11,656
                                                    =======                       =======               =======

An analysis of the above expenses is as follows:

     Accounting and Audit.

     Peppermill has expended funds for accounting and auditing in connection with a Form 15C-211B submitted to NASD in connection with the listing of its common stock on the OTC Bulletin Board. Peppermill has also been required to file quarterly reports on Form 10-QSB.

     Amortization of Mining Rights.

     Peppermill has amortized costs of obtaining mining rights which were previously capitalized.

     Assessment Work.

     Peppermill engaged the services of Edward Skoda to perform certain exploration work on the property more fully described above. This work was assigned in December but was not performed and filed with the Gold Commissioner's Office until February 1999.

     Bank Charges.

     Represents bank service charges during the period.

     Consulting Fees.

     Consulting fees include payments for (i) preparation of various securities subscription agreements, Offering Memoranda, corporate minutes and various other documents required by Peppermill, and (ii) expenses incurred in identifying a market maker for Peppermill.

     Incorporation Costs Written Off.

     Peppermill decided to write off the cost of incorporation rather than capitalize it.

     Legal.

     Legal fees were incurred in obtaining a tradeability letter on the issued shares of Peppermill. This letter was filed along with the Form 15C-211.

     Office and Miscellaneous.

     Office and miscellaneous represents charges paid for photocopying, faxing and delivery.

     Report Preparation.

     James McLeod was paid the sum of $619 for the preparation of his geological report on the Star Claims dated June 16, 1998.

     Transfer Agent's Fees.

     Transfer agent's fees include an annual fee of $1,200, printing of share certificates and obtaining CUSIP.

     Travel.

     Peppermill reimbursed its former President, Brent Vickers, for travel costs to Florida to meet with Peppermill's market maker. This expense was incurred subsequent to the resignation of Brent Vickers as President and Director of Peppermill.

     Peppermill has no contractual obligations for either leased premises, employment agreements or work commitments on the Star Claims and has made no commitments to acquire any asset of any nature.

     The majority of the general and administrative expenses relate to filing costs, transfer agent's fees and audit and accounting.

     To date, Peppermill has spent $2,129 for exploration and development of the Star Claims. This expenditure has enabled Peppermill to maintain all its mineral claims in good standing to maturity.

     Management does not believe Peppermill's operations have been materially affected by inflation.

SECURITY OWNERSHIP IN PEPPERMILL OF CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of each person who is known to be an executive officer, director or the beneficial owner of more than 5% of Peppermill's Common Stock as of the date of this Proxy Statement-Prospectus.

                                                    Amount and Nature
Name and Address                                    of Beneficial              Percent
of Beneficial Owner                                 Ownership(1)(2)            Ownership
-------------------                                 ---------------            ---------

Varner Technologies, Inc.                             10,116,000                  90%
1809 Clarkson
Suite 205
Chesterfield, MO 63017

Clayton W. Varner                                          4,252(3)                *

Tjody Varner                                                0(4)                   *

Robert W. Rapp                                              0(5)                   *

All Officers and Directors as a group 2                    4,252                   *
persons

----------
*    Less than 1%.

(1) As of the date of this Proxy Statement/Prospectus, there were 11,239,700 common shares outstanding. Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2) Under Rule 13-d under the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the persons having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.

(3) Mr. Varner is the beneficial owner of 7,292,210 shares, comprising approximately 30%, of Varner Technologies, Inc. common stock.

(4)  Ms.  Varner  is  the  beneficial   owner  of  601,000  shares,   comprising
     approximately 2.45 percent, of Varner Technologies, Inc. common stock.

(5)  Mr.  Rapp  is  the  beneficial  owner  of  1,707,408   shares,   comprising
     approximately 7%, of Varner Technologies, Inc. common stock.

DESCRIPTION OF SECURITIES

     Peppermill's Articles of Incorporation currently provide that Peppermill is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share. As of the date of this Proxy Statement/Prospectus, 11,239,700 shares were outstanding. Peppermill shareholders will be voting on an amendment to Peppermill's Articles of Incorporation that would authorize 600,000,000 shares of common stock, par value $0.001 per share and 100,000,000 shares of preferred stock, par value $0.001 per share. See Annex B.

     Common Stock.

     Each holder of record of Peppermill's common stock is entitled to one vote per share in the election of Peppermill's directors and all other matters submitted to Peppermill's stockholders for a vote. Holders of Peppermill's common stock are also entitled to share ratably in all dividends when, as, and if declared by Peppermill's board of directors from funds legally available therefor, and to share ratably in all assets available for distribution to Peppermill's stockholders upon liquidation or dissolution subject in both cases to any preference that may be applicable to any outstanding preferred stock. There are no preemptive rights to subscribe to any of Peppermill's securities, and no conversion rights or sinking fund provisions applicable to the common stock.

     Neither Peppermill's Articles of Incorporation nor its bylaws provide for cumulative voting. Accordingly, persons who own or control a majority of the shares outstanding may elect all of the board of directors, and persons owning less than a majority could be foreclosed from electing any.

     Preferred Stock.

     Holders of Peppermill preferred stock, when authorized and issued, will have rights equal, to the extent possible, to those of holders of Varner preferred stock. See "Comparison of Rights of Holders of Varner Capital Stock and Peppermill Capital Stock."

     Options Outstanding.

     There are currently no options, warrants or rights to purchase Peppermill's common stock.

MARKET INFORMATION

     Peppermill's common stock began trading on the National Association of Securities Dealers, Inc. ("NASD") Bulletin Board on November 25, 1999.

     The high and low bid prices for Peppermill's common stock since that period is as follows:

                 Period                                 High              Low
                 ------                                 ----              ---

     November 25, 1999 (the inception of
     trading) to December 31, 1999                     $10.00            $4.875

     January 1, 2000 to March 31, 2000                 $ 7.250           $5.00

     April 1, 2000 to May 31, 2000                     $ 5.00            $2.00

     Peppermill's market maker is Emerson, Bennett & Associates, LLC, 6261 North West 6th Way, Suite 207, Fort Lauderdale, Florida 33309.

HOLDERS

     The number of record holders of Peppermill common stock as at March 31, 2000, was 32 of which one was a director.

DIVIDENDS

     Peppermill has never paid cash dividends on its common stock and does not intend to do so in the foreseeable future.

     The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be equity securities that has a market price (as defined) of less than $5.00 per share, subject to certain exemptions. Peppermill's common stock may be deemed to be a "penny stock" and thus, may become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the common stock is listed on The NASDAQ SmallCap Market.

     Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell Peppermill's securities, and may adversely affect the ability of holders of Peppermill's common stock to resell their shares in the secondary market. (See "Risk Factors - Sales of Peppermill's Securities may be Subject to the Penny Stock Rules.")

LEGAL PROCEEDINGS

     There are no legal proceedings to which Peppermill is a party or to which its property is subject, nor to the best of management's knowledge are any material legal proceedings contemplated.

DISAGREEMENT WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

     From inception to April 7, 2000, Peppermill's principal accountant was Andersen Andersen & Strong, L.C. of Salt Lake City, Utah. On April 10, 2000, Peppermill voluntarily changed its independent accountants from Andersen Andersen & Strong, L.C. to Kaufman, Rossin & Co. This change was approved by Peppermill's board of directors. The financial statements for the year ended December 31, 1999 were audited by Kaufman, Rossin & Co. The report of Andersen Andersen & Strong, L.C. for the period from inception to February 28, 1999 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or application of accounting principles. The reports of Andersen Andersen & Strong, L.C. and Kaufman, Rossin & Co. contain an explanatory paragraph that states that the developmental state of Peppermill and the need for additional working capital for its planned activities, raise substantial doubt about its ability to continue as a going concern. Through the date of replacement, there were no disagreements with Andersen Andersen & Strong, L.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                                VARNER'S BUSINESS

OVERVIEW

     Varner Technologies, Inc. is a Missouri corporation, incorporated on November 17, 1994, with headquarters at 1819 Clarkson Road, Suite 204, Chesterfield, Missouri 63017, telephone number (636) 530-4532. Our Internet site on the World Wide Web is located at www.varner.com and www.npwt.com.

     Varner plans to distribute, promote and market Internet services, e-commerce, long distance services, wireless services and products, pre-paid calling cards, and the latest in communications services to the public. Varner also develops proprietary software for license. Funds for corporate development to date have been raised privately. We established our corporate infrastructure, selected products, and conducted technological development during 1996. In March of 1997, we founded a marketing arm, Networking People with Technology, LLC, or NPWT, to test distribution of products and services, by network marketing through independent representatives. Networking People with Technology, LLC has spread the sale of our products and services into forty-nine (49) states. Our greatest market share is in Illinois and Missouri with a majority of Internet users located in those states. Varner has established pockets of influence in Maryland, Pennsylvania, Virginia, Nebraska, Arkansas and California. Varner works with twelve (12) Internet service networks and thirty-four hundred (3400) points of presence in North America. We service approximately 60,000 Internet and e-mail accounts.

COMPANY BACKGROUND AND BUSINESS

     Varner is an Internet service provider, or ISP, offering a range of Internet access services to organizations and individuals by means of the Company's developing computer network. The Company's focus is on the so-called
"dial-up" (i.e., individual) market. Varner's goal has been to create a reliable, high speed and low-cost network allowing local access to the Internet across the United States. In addition to Internet access services, Varner also offers prepaid phone cards.

     Varner was established for the purpose of providing low- and fixed-cost access for individuals and organizations to the Internet. Varner offers unlimited Internet access for $9.95 per month, which must be paid for one year in advance. Varner charges a $30 setup fee for Local Access Service and a $60 setup fee for 800 Nationwide Access Service.

     A critical success factor for any ISP is the ability to expand and maintain local access capabilities. It is very important that ISPs provide subscribers local access (i.e., local, not long-distance, telephone calls). Within the ISP market this capability is referred to as points of presence, or POPs. Varner currently has approximately 3,400 POPs in North America. Varner owns twelve POPs and has entered into agreements with other ISPs for access to the remaining POPs. Varner's individual and corporate subscriber base consists of approximately 60,000 Internet and e-mail accounts as of December, 31, 1999.

     Varner licenses the right to market Varner products and services to NPWT. NPWT then enters into agreements with independent representatives who market Varner's products and services. NPWT currently has 10,000 Independent Representatives. Accordingly, all revenue is generated in NPWT and paid out to Varner as a royalty. The diagram below outlines Varner's structure:

      -----------------------------
        Varner Technologies, Inc.
      -----------------------------            --------------------------
                    |          |                 Licenses right to use
                    |          |                 Varner name and sell
                    |          |---------------- Varner products and
                    |          |                 services in return for
                    |         \ /                royalty payment.
------------------------------------------     --------------------------
  Metworking People With Technology, LLC
------------------------------------------
                    |
                    |
     -------------------------------
       Independent Representatives
     -------------------------------
                    |
                    |
     -------------------------------
                End Users
     -------------------------------

     In addition to Internet access, Varner offers low cost long distance rates through the use of prepaid calling cards, prepaid computer usage cards, and computer hardware.

     Further, Varner has agreements in place to provide Voice over the Internet technology, and prepaid cellular phone cards.

PRODUCTS AND SERVICES

     Varner's goal with the Internet via the service it calls Income Online are:
(1) to create a nationwide Internet network through consolidation of ISPs; (2) to develop nationwide high-speed access; (3) to provide voice over the Internet;
(4) to standardize protocols for commerce and telecommunications; (5) to allow consumers to earn income through the Internet at their home (virtual employment); (6) to customize information via phone, personal computer and home network computer; and (7) to provide multiple interfaces to allow consumers and business to access the Internet.

     One of Varner's products is Income Online, which has been developed based on the assumption that individuals will be able to make money at home using Web sites in the future. Management of Varner believes that the advertising community will, over the medium- to long-term, compensate consumers to come to a given site in the Internet, thus allowing the consumer to make Income Online.

     Varner currently has two principal services available:

     1.   Local Nationwide Internet Access:

     Varner operates as an ISP providing low cost local service in major metropolitan areas. Internet installation disks are distributed by independent representatives for ease of subscription. Varner offers high speed Internet access through 128K and ISDN links. Varner works with twelve (12) networks and thirty-four hundred (3400) POPs in North America. Varner has accumulated approximately 60,000 Internet and e-mail accounts. To provide Internet access nationwide we have entered into a number of strategic alliances and contractual arrangements providing access to over 3,400 POPs nationwide through PSINet, Southnet, OneMain.Com, Millenium, Starnet, and UUNet.

     2.   Prepaid Calling Card Services

     Varner offers a wide variety of pre-paid calling card options. Varner Pre-Paid calling cards range in prices from 5 to 8.9 cents per minute for domestic calls. Competitive international rates are also offered. Cards are marketed as Clean Cards with no connection and service charges.

MARKET AND COMPETITION.

     Internet Use and Technology Trends

     In February of 1999, International Data Corporation ("IDC") of Framingham, Massachusetts released a report entitled "IDC Predictions '99: The "Real" Internet Emerges". Excerpts from the report are outlined below.

          o    The number of Internet users will increase 28%, to 147 million.

          o    Internet commerce will more than double, to US$69 billion.

          o    Small businesses will take off as a key online business community

          o Personalization / customization will be the "ante" for successful Internet sites.

     The Computer Almanac Industry estimated in April of 1999 that at the end of 1998 there were 364.4 million personal computers in use globally. The report also ranked the top fifteen personal computer markets around the world. The U.S. topped the list with 129 million personal computers in use, followed by Japan, Germany, the UK and France.

     Determining how many users are connected to the Internet is still an inexact science, and experts and those who constantly monitor the markets differ with respect to exact numbers. According to Internet surveys by NUA Ltd. ("NUA") of New York, New York and Dublin, Ireland, the vast majority of Internet users are located in North America, with over 179 million currently connected to the Internet worldwide. Approximately two-thirds of Internet users and hosts reside in Canada and the U.S. Nielsen/Net Ratings estimates that in June 1999, 105 million people in the US were online, up 3.2% from May at 101.0 million and April at 95.8 million.

                          ============================
                                Millions of Users
                          ----------------------------
                           Africa               1.14
                          ----------------------------
                           Asia/Pacific        26.97
                          ----------------------------
                           Europe              42.69
                          ----------------------------
                           Middle East          0.88
                          ----------------------------
                           Canada/USA         102.03
                          ----------------------------
                           Latin America        5.29
                          ----------------------------
                           World Total        179.00
                          ----------------------------
                              Source: NUA Internet
                                Surveys: How Many
                                Online? June 1999
                          ============================

     Analysts project that worldwide usage will increase as PC penetration increases outside North America, new telecommunications infrastructures are developed, and increased bandwidth technology is introduced.

     According to a January 1999 study released by InfoBeads, a subsidiary of Ziff-Davis Inc., there were over 67.5 million personal computers connected to the Internet in the U.S., a 50% increase over January 1998. IntelliQuest Research recently reported that average time spent per month online is up an hour, from 6.0 to 7.0, over last year. Home viewing ran at 206.5 pages per month in 1998 and 293.1 in 1999. The average home user is spending five hours a month online at home. IntelliQuest Research also noted that an additional 41 million people plan to go online at some point in the future - 17.2 million within the next year. IntelliQuest Research reports that users are spending more time online, averaging 12.1 hours per week (i.e., at home and work), as compared to
10.9 hours per week a year ago.

     IntelliQuest Research also noted that there is an increase in online shopping and purchasing activity, with 56 million people, or nearly 70% of the online population, shopping online in the last three months. At the same time,
23.5 million, or 28% of the population, reported that they actually made a purchase online in the past three months.

     Although the number of Web users is increasing in many foreign countries, Internet commerce is currently U.S.-centric. In 1998, 56% of Web users resided outside the United States; however, non-U.S. Internet commerce accounted for only 26% of worldwide spending. By 2003, IDC estimates 65% of Web users will be international, and non-U.S. countries will account for just less than half of worldwide Internet commerce.

     Internet Service Provider Market

     According to a recent article from the online news source InternetNews.com entitled "ISPs Threatened by Cable Access Encroachment" the international technologies research firm Arthur D. Little Inc. ("ADL") reported that there is a growing preference in the U.S for cable access for those subscribers desiring high speed Internet access.

     ADL reports that in the U.S. consumers favor cable modem Internet access by a 2:1 margin over Digital Subscriber Line ("DSL") services. ADL further reports that cable access providers report that more than one million cable modems have been installed in U.S. homes to date.

     Cable modem access may be a small fraction of the 38 million households currently utilizing online services, but the ADL study found that up to 28 percent of U.S. households would subscribe to a cable access provider and pay $40 a month for the service. As much as 43 percent of these households would drop their current dial-up ISP, rather than pay $10 extra to be able to continue to use their ISP's e-mail service, chat, and other features in addition to cable access. According to the report, 21 percent of the same households would pay the extra fee to connect through both their cable and dial-up access providers. As much as 25 percent of those surveyed, said they would postpone adoption of the cable modem service in order to wait for their ISP to offer a comparable high-speed Internet access solution.

     Peter D. Shapiro, ADL's communications practice principal, noted the following: "America Online Inc. and other dial-up ISPs are vulnerable. This is a major reason they are campaigning around the country and in Washington to win direct access to cable modem users," Shapiro said. "There are good business reasons for both AOL and cable companies to resolve their differences now. AOL faces a steady erosion of their subscriber base as this process goes forward. On the cable side, they need to build their infrastructure to be the network of choice."

     Gartner Group's Dataquest unit and Frost & Sullivan of New York, New York report that while ISP subscription fees from US households are currently estimated at a rate of $7 billion per year, as the Internet continues to evolve, ISPs must examine other revenue-generating opportunities to remain competitive.

     Dataquest reports on two emerging trends in the ISP marketplace:

          1. "A serious issue for ISPs to consider is the rapid decline in the growth at which new households will become subscribers," said Dr. Harry Hoyle, vice president for Dataquest's e-Home: Telecom and Online Services US program. "This alone will result in the lower growth rate of consumer expenditure on home PC-based Internet access from 39 percent annually from 1996 to the middle of 1999, to a projected 8 percent annual growth through 2001."

          2. The expanding "free-to-user" mentality. Dataquest analysts said more US consumers will expect free Internet access in the future. "Free Internet access at conventional modem speeds is already offered by e-mail only services, as well as some smaller ISPs," Hoyle said. "While it's unlikely that US households will migrate en masse to free access providers, the growth in households with free Internet access will accelerate due to the intense competition for the remaining new subscribers and the need to retain existing subscribers."

The trend towards free Internet access is currently more prevalent in Europe than in the United States. In Europe, ISPs have focused on reducing customer acquisition costs in an effort to drive down Internet subscriber fees.

     In many instances, ISPs are forming relationships with brick-and-mortar brands such as banks and retailers through outsourcing agreements or co-branding. "These new relationships offer established brick-and-mortar retailers an opportunity to quickly launch a presence on the Internet," says Dr. Harry Hoyle, a Dataquest Vice President. "Conversely, it offers ISPs a way of enriching their sites to attract more transaction income that will replace the revenue lost from Internet access subscriptions."

     In a report entitled "US Internet Value Added Services Market", Frost and Sullivan noted that ISPs and Web hosting firms must distinguish themselves from the 4,000 competitors in the marketplace in order to succeed. "It is not enough any more just to offer Internet access," said Frost & Sullivan analyst Generosa Litton. "Services such as Web hosting and application hosting are both key value-added services that enable a firm to stand out in a 'noisy' market."

     Frost & Sullivan reports that Internet value-added services generated $1.47 billion in 1998, a 316 percent increase over 1997. The report also found the value-added services market to be poised for tremendous growth, led by the increasing use of the Internet as a marketing and distribution tool, the need for management and support services, and new technologies.

     According to a recent report from International Data Corp. ("IDC") of Framingham, Massachusetts, the US ISP market will continue to grow through the year 2003. The report, entitled "Internet Service Provider Market Review and Forecast, 1998-2003," projects that the US ISP market will generate almost $4.5 billion-worth of extra revenue annually over the next three years.

     However, IDC projects that a significant portion of this growth will be realized by market leaders, which IDC identifies as America Online, Inc. ("AOL") and MCI WorldCom. IDC predicts revenues in the US ISP market will increase 41% from $10.7 billion in 1998 to $15.1 billion in 1999. According to IDC, revenues will increase at a compound annual growth rate of 28 percent through 2003 to $37.4 billion, making the ISP market the fastest-growing telecommunications market ever.

     IDC's report splits the ISP market into four market segments: corporate access, individual access, wholesale, and value-added services. In 1998 the individual access segment was the largest, with $4.7 billion in revenues.
According to Mark Winther, IDC's Group Vice President of Worldwide Telecommunications, the individual market looks set to maintain its position as the largest segment until 2003, when value-added services will become the largest segment. According to the report, AOL owns the largest share of the overall market, with 23% and MCI WorldCom is second, with 17%.

     IDC is also projecting competition to increase in the market. Mr. Winther was quoted as saying "Access will become a commodity and vendors will have limited opportunity to differentiate or compete other than on cost. To maintain growth and competitiveness into the first decade of the 21st century, ISPs will have to invest in value-added services,". According to Winther, the key growth drivers in the near term are a mix of new customers and existing customers' expanded spending.

     Telecommunications Market

     The use of prepaid calling cards began in the 1970's in Europe. After a successful development of the market in Europe, companies in the United States began the use of the prepaid cards in 1991. Sales of prepaid cards grew from $500,000 in 1991 to an estimated $1.5 billion in 1996. We have recently entered into contracts to market prepaid calling cards nationwide for international and domestic calls at competitive rates.

COMPETITION

     Internet Service Industry

     Current estimates of the ISP market in the U.S. place the number of ISPs at over 4,000. Many of these are small local or regional ISPs that offer dial up services only for a small regional area. However, the growth in the Internet usage rates and the cost associated with developing a network have also resulted in a number of large, national ISPs. Outlined below is a small sample of some of the direct competitors to the Company.

     America Online, Inc. ("AOL") of Dulles, Virginia. Its more than 19 million subscribers make AOL the world's #1 provider of online services. AOL's 1998 acquisition of CompuServe (now subsidiary CompuServe Interactive Services), which has more than 2 million subscribers, helped to secure AOL's dominance. AOL appeals to those seeking entertainment, but CompuServe is geared toward professionals and small-business owners. Its purchase of Netscape Communications in 1999 brought the popular Navigator Web browser and the Netcenter Internet portal into the AOL fold. The company is also launching an interactive TV service (AOL TV) via the DIRECTV satellite service and has forged an alliance with computer maker Gateway.

     MindSpring Enterprise, Inc. ("MindSpring") of Atlanta, Georgia. MindSpring has relied on acquisitions to move into the top tier of US ISPs, and by merging with rival EarthLink the company will become the number two ISP in the U.S. behind AOL. Dial-up Internet access (more than 1 million subscribers) accounts for nearly 85% of MindSpring's sales. The company also provides Web hosting (45,000 accounts) and dedicated access lines for business customers. MindSpring, is beginning to offer high-speed cable modem Internet access over leased networks.

     EarthLink Network, Inc. ("ENI") of Pasadena, California. EarthLink Network has more than 1 million customers throughout the US and Canada. Upon the merger with MindSpring, the combined company will be the #2 US ISP behind AOL. The company's TotalAccess software package works with third-party browsers and is marketed through distribution agreements.

     Prodigy Communications Corporation ("Prodigy") of White Plains, New York. Prodigy offers its Internet subscribers Internet access, Web hosting, and e-commerce services. Prodigy still offers its original online services, including e-mail and chat groups, as Prodigy Classic. Prodigy, which has a total of 1.2 million subscribers, which includes 150,000 for Prodigy's Mexican ISP service. The company has agreed to combine its Internet access operations with those of SBC Communications (650,000 customers). Prodigy will own 57% of the partnership, which will operate under the Prodigy brand name; SBC will own 43%.

     PSINet, Inc. ("PSINet") of Herndon, Virginia. PSINet offers a variety of access services, Web-site design and hosting, electronic commerce, and security programs. PSINet has offices in 11 countries and serves 26,500 corporate customers. PSINet is no longer an Internet service provider (ISP) for individual consumers, but it does allow other consumer-based ISPs to use its networks for a fee. PSINet has assembled a worldwide fiber-optic network with 600 points of presence (POPs), serving 22 countries in North and South America, Europe, and the Asia/Pacific region.

     Network Marketing

     We are subject to competition in the recruiting of independent representatives from other network marketing organizations that market long distance services, health products, cosmetics, and food and dietary supplements such as Excel, Amway, American Communications Network, TDG Communications, BeautiControl Cosmetics, Inc., Herbalife International, Inc. and Mary Kay, Inc. ACN and Excel representatives sell long distance services. Amway independent representatives sell "1-plus" long distance service for MCI, and TDG sells MCI Paging Services and the MCI Vnet Calling Card.

MARKETING PLAN

     Varner plans to increase the number of subscribers for its Internet service through the acquisition of independent ISPs across the United States and through the continuing efforts of its network of independent representatives.

     Varner is planning to expand its business in the future by offering additional or add-on services including the following:

          o Offering computer hardware and software to our Internet users and independent representatives to make it easier to take advantage of the latest technology in setting up their communications systems for the Internet.

          o Providing Voice over Internet, converting the ISP to an Internet Local Exchange Carrier making it possible to make long distance calls over the Internet with only a connection fee and no cost per minute.

          o Establishing a Computer Pal support center to aid the growing number of PC users in obtaining the advice of hardware, software, and Internet technicians and experts through the use of a prepaid service plan.

          o Providing Internet Emergency Backup Service allowing systems to backup computers anywhere on the Internet.

          o Providing an E-Commerce and Account Processing Service to market services and products:

          o Increasing services available over the Internet including Banking Services, Prepaid Telephone Services, Voice X-Net, Computer Hardware/Software, High Speed 2000, and Internet Service.

          o Establishing Lay-It-Away, a service permitting customers to purchase a product for the future and pay for it over a period of time with an identified delivery date.

          o Establishing 2nd Trade, a conduit for matching buyers and sellers of business interests.

          o Promoting E-Commerce to generate revenues through transactions across the Internet for proprietary products.

STRATEGIC MERGERS AND ACQUISITIONS.

     Varner hopes to grow and expand by creating opportunities for acquiring other Internet providers and subscribers. A number of opportunities have been identified and are being pursued. We will seek to acquire compatible ISPs and companies in related industries, thereby improving our profits and margins through a larger customer base, increased revenues, and larger sales force. While expenses will increase with acquisitions, economies of scale and our method of operations are anticipated to create a decrease in the ratio of expenses to revenues.

MARKETING

     Networking  People  with  Technology,   LLC  or  NPWT,  is  a  wholly-owned
subsidiary of Varner. NPWT has spread the sale of our products and service through network marketing into forty-nine (49) states. Our greatest market share is in Illinois and Missouri with a majority of users located in those states. We have established pockets of influence in Maryland, Pennsylvania, Virginia, Nebraska, Arkansas, and California. We have implemented creative motivational packages and will continue to improve them by providing prizes and incentives including Mercedes automobiles, Rolex watches, vacations, and cash prizes. We have developed entertaining and motivational conferences to increase interest in being a part of our team, as well as to make it not only profitable, but personally challenging to participate as a Varner independent representative.

     We plan, in addition to our current network marketing strategy, to utilize traditional marketing strategies, including but not limited to advertising on television, radio and print, as well as utilizing the infinite capacities of telecommunications.

NETWORK MARKETING

     NPWT currently markets our Internet and telecommunications products and service through a network of independent representatives. Varner does not restrict marketing regions or geographical territories for its independent representatives. The Company provides independent representatives with ongoing training and management support services.

     Our marketing plan encourages independent representatives to enroll customers with whom the independent representative have an ongoing relationship as a result of being a family member, friend, business associate, neighbor, or otherwise. The network marketing strategy has been selected because it reduces net marketing cost and customers will be more likely to remain with us because they have been enrolled by someone with whom they have an ongoing relationship. We also believe that the network marketing system will continue to build a base of potential customers for additional services and products. We do not require a person to be an independent representative in order to be a customer.

     Persons enter the compensation plan as Independent Representatives and as they sponsor other independent representatives and sell products they reach higher levels in the program. The levels in order are Independent Representative, Manager Director, Regional Manager, and Executive Manager. At each higher level, independent representatives are entitled to purchase certain products, like prepaid phone cards, at an increasingly higher discount. Independent representatives receive retail profits equal to the difference between the price they sell the products to customers and the discounted price they paid for the product. Independent representatives also earn wholesale commissions on products purchased by other independent representatives sponsored by the independent representative, equal to the difference between the price at which the independent representative is entitled to purchase product and the price at which the downline independent representative purchased the product.

     Certain levels of independent representatives are also entitled to receive additional compensation payments of 2% to 5% of the retail sales volume of certain products or services, like Internet usage fees, sold by their downline independent representatives.

     Independent representatives also receive bonus payments for assisting their sponsored independent representatives in attaining specified levels of sales and recruitment during their initial sixty (60) days in the business. Upper levels of independent representatives are also eligible to participate in these bonuses.

     Our sales growth is based upon the continued development of our independent representative force and strives to maintain an active and motivated network through a combination of quality products, discounts, commissions and bonus payments, sales conventions and training, personal recognition and a variety of publications and promotional materials.

     Our marketing plan and its commission structure is designed to provide our independent representatives an opportunity for income which compares favorably with the income opportunities available from other network marketing organizations.

     One of the typical characteristics of network marketing companies is a high attrition rate of independent representatives. The method of measuring attrition used by the Direct Selling Association is calculated by dividing the number of independent representatives who leave the network during the year by the sum of the independent representatives at the beginning of the year plus the new independent representatives who sign up during the year. It is not unusual for a company to have attrition rates in excess of 50%. We believe that our level of attrition is comparable to that experienced by other companies that use direct selling to market their products and services. As a result, we have an ongoing emphasis on recruiting new independent representatives both to replace independent representatives who quit and to grow the company. We will make an effort to reduce attrition by bundling services which encourage independent representatives to remain active.

     Varner establishes a suggested retail price for each of our products, but representatives are free to determine the price at which they will sell our products. Independent representatives are not assigned territories and there are no restrictions on marketing areas.

MANAGEMENT OF INDEPENDENT REPRESENTATIVES

     Because independent representatives are independent contractors, and not our employees, we are unable to provide them the same level of direction and oversight as we could to our employees. While we will develop policies and rules to govern independent representatives' behavior as part of our network marketing plan, it is difficult to enforce such policies and rules for the independent representatives since they are not employees. Violations of these policies and rules could reflect negatively on us and have led to complaints to various federal and state regulatory authorities at other network marketing companies.

     We will seek to limit statements that independent representatives make about our business by requiring independent representatives giving presentations to potential new independent representatives to adhere to the guidelines developed by us and documented in our network marketing plan policy and procedures. Each independent representatives will receive policies and procedures that must be followed in order to maintain the independent representatives status in the organization. These policies and procedures forbid independent representatives from making representations to potential independent representatives about possible earnings, other than statements prepared by us indicating the potential range of earnings by independent representatives. Independent representatives will also be prohibited from creating any marketing literature that has not been pre-approved by us. We rigorously enforce these policies and procedures by either suspending or terminating violators.

TRAINING AND MARKETING SUPPORT

     We provide training to all independent representatives either directly or through existing independent representatives. We also plan to offer for sale a wide variety of marketing tools, audio and videotapes, visual aids, disk accessories, and clothing and novelty items designed to assist independent representatives in their marketing efforts and to promote name recognition of Varner. Varner personnel also participate throughout the country in meetings that current independent representatives and potential new independent representative attend to learn more about Varner.

EMPLOYEES

     As of the date of this Proxy Statement/Prospectus,Varner and all subsidiaries had approximately ten full-time employees, comprised of 5 executives, 2 technical support, 3 clerical and administrative support, as well as 2 part-time employees.

MARKET INFORMATION

     Varner's capital stock is not presently traded or listed on any public market.

HOLDERS

     The number of record holders of Varner's capital stock as of the date of this Proxy Statement/Prospectus, including holders of common stock, non-voting common stock, and preferred stock was approximately 400.

DIVIDENDS

     Varner has never paid cash dividends on its common stock and does not intend to do so in the foreseeable future. We currently intend to retain any earnings for the operation and expansion of our business.

LEGAL PROCEEDINGS

     We are not involved in any material pending legal proceedings.

                 VARNER MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING IS A DISCUSSION OF CERTAIN FACTORS AFFECTING VARNER TECHNOLOGIES, INC.'S RESULTS FOR THE TWO FISCAL YEARS ENDING DECEMBER 31, 1999 AND 1998, AND ITS LIQUIDITY AND CAPITAL RESOURCES. THIS DISCUSSION SHOULD BE READ ALONG WITH THE FINANCIAL STATEMENTS AND NOTES. THESE RESULTS ARE NOT NECESSARILY INDICATIVE OF ANY FUTURE RESULTS.

     THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS". THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH "SELECTED CONSOLIDATED FINANCIAL DATA," AND FINANCIAL STATEMENTS AND THEIR NOTES THERETO, APPEARING ELSEWHERE IN THIS DOCUMENT.

     VARNER TECHNOLOGIES, INC.'S FISCAL YEAR ENDS ON DECEMBER 31. THE YEARS MENTIONED THROUGHOUT THIS DISCUSSION ARE FISCAL YEARS.

OVERVIEW

     Varner Technologies, Inc. is a nationwide provider of consumer and business Internet access services, and prepaid telecommunication services. Founded in November 17, 1994, funds for corporate development were raised privately in 1995 and 1996. Varner established its corporate infrastructure, selected products, and conducted technological development during 1996. In March of 1997, the Company founded a marketing arm, Networking People With Technology, LLC, for distribution of products and services, through independent representatives. Networking People with Technology, LLC has spread the sale of Company products and service into forty-nine (49) states. Varner's greatest market share is in Illinois and Missouri with a majority of its Internet users located in those states. The Company has established pockets of influence in Maryland, Pennsylvania, Virginia, Nebraska, Arkansas, and California.

REVENUES

     Our revenues are generated from the following sources:

          o    Consumer Internet access services revenues;

          o    Business Internet access services revenues;

          o    Prepaid Telecommunication services revenues;

          o    Sign-up fees and other revenues.

     Internet access services revenues consist of annual prepaid and, to a lesser extent, monthly subscriptions for consumer dial-up access to the Internet. We offer prepaid and monthly subscribers a full money-back guarantee upon cancellation of their service if made within 30 days of initiating service. Amounts received upon the sale or renewal of prepaid annual or monthly subscriptions are recorded as deferred revenue through the 30 day money-back cancellation period and then amortized over the remaining period in which service is provided. Subscribers may cancel their subscriptions at any time following the initial 30 day period, in which case we charge the subscriber according to our monthly service rates for services provided through the end of the month in which the cancellation occurs, plus an additional set-up fee, and refund any remaining prepaid amounts after such charges. Amounts received upon the sale or renewal of prepaid internet services are recorded as deferred revenue and then amortized over the remaining period in which service is provided.

     Business services consisting of dedicated access services also are offered on a prepaid annual and monthly subscription basis. The revenue recognition policies and customer guarantee practices described above for consumer access services also apply to dedicated access business services. Revenues from the sale of other business services typically involve set-up fees, which are included in set-up fees and other revenues in our statement of operations, and a service contract that provides for monthly billing. These business services revenues are recognized as services are provided. Set-up fees are charged to new consumer and business services customers. These one-time set-up fees are non-refundable and are deferred and amortized over a one-year period.

     Prepaid telecommunication services revenues consist of the purchase of minutes from Varner. Sales of prepaid phone cards from third party providers for which we act as a distributor are recorded as deferred revenue upon sale of the card and then recognized into revenue upon usage or the card's expiration.

     We also derive revenues through sign-up and renewal fees for independent representatives in our network marketing program. Non-refundable fees are paid by representatives in our network marketing program at the commencement of participation in the program and for renewal of participation on each anniversary of the representative's commencement date. Such fees are deferred and amortized over a one-year period following the month of initial sign-up or renewal, as the case may be. Sales materials in the form of Duplicator Kits are sold to independent representatives and revenues recognized at the time of sale.

     In addition, fees are generated from advertising and are recognized as services are provided. Revenues are generated through the sale of computer software and hardware and revenues are recognized at the time of sale.

     During 1997, Varner and its major stockholder formed a limited liability company, NPWT. This limited liability company, owned 60% by Varner, was formed to serve as the marketing subsidiary for Varner's products and services. For financial reporting purposes, the assets, liabilities, and operations of NPWT have been included in Varner's financial statements. The interest owed by the major stockholder has not been recorded as a minority interest due to the accumulated operating losses that have been incurred by NPWT. All significant intercompany accounts and transactions have been eliminated. As of December 31, 1999, Varner obtained the 40% of NPWT not previously owned for $1.00.

SUBSCRIBER RETENTION

     During 1999, our rate of retention of existing subscribers was ____%. We are planning on allocating substantial resources to improving customer support and service and to continuously upgrading and improving our network and systems to improve and maintain customer satisfaction.

SIGNIFICANT COSTS AND EXPENSES:

     Varner expects sales and marketing expenses to increase in order to attract more customers in the U.S. in order to capture market share. Information has become a utility in a digital based economy and providing the most up to date communication and information services creates the opportunity for future growth. Our strategy is to increase our customer base through the sales of both prepaid telecommunications services and Internet access, by broadening our sales and marketing efforts in the following areas:

          o    Expansion  of  the  base  of   independent   representatives   in
               "Networking People with Technology";

          o Direct corporate sales to businesses and partnering with related industries; and

          o Conventional direct marketing through media campaigns and mass marketing.

     By  building  a strong  base of  customers  utilizing  Internet  access and prepaid communications services, we plan to introduce these customers, subscribers, and representatives to new products and services; including advertising on our network and e-commerce (Voice over IP, 2nd Trade, and Lay-it-Away). Direct sales efforts will be made to market telecommunications and Internet services to businesses. We will look for opportunities to partner with companies introducing and promoting new information and digital technology, and where possible to merge or acquire such businesses. Additional financing will be required to implement this strategy.

RESULTS OF OPERATIONS

     We have incurred annual and quarterly losses from our operations since our inception, and we expect to continue to incur operating losses on both a quarterly and annual basis for the foreseeable future. At December 31, 1999, the accumulated deficit was approximately $5,485,000. While revenues continue to increase and the percentage of costs of sales and expenses is decreasing, there can be no assurance that the increase in revenues can be maintained, or that profitability can be achieved or sustained. See "Risk Factors".

     Revenues:

     Revenues for 1999 increased by $1,271,000, from $1,240,000 in 1998, to $2,512,000, an increase of approximately 103%. This increase was due to the continued growth in revenue from Internet dial up access customers, as well as an increase in Varner's prepaid telephone services sales. This resulted from the growth of the independent representatives marketing products, thereby increasing the number of prepaid long distance minutes sold and the number of Internet accounts subscribed. Revenues for the first quarter of 2000 increased by $121,000 to $739,000, from $618,000 for the same quarter of 1999.

     Cost of Sales:

     Cost of sales for 1999 decreased by $171,000, from $1,344,000, or 108% of revenues, in 1998, to $1,173,000, or 47% of revenues. Cost of sales is composed mainly of the cost associated with the purchase of Internet access to Points of Presence and purchases of long distance minutes. The percentage decrease resulted from economies of scale, changes in Points of Presence providers, more effective utilization of the Points of Presence, and restructuring of the prepaid telecommunications pricing and purchasing. Costs of sales for the first quarter of 2000 were $417,000, or 56% of revenues, as compared to $225,000, or 36% of revenues, for the same quarter of 1999.

     Operating Expenses:

     Total operating expenses for 1999 increased by $854,000, from $1,884,000, or 152% of revenues, in 1998, to $2,738,000, or 109% of revenues. In 1999,
Varner hired additional employees and consultants to support the expansion of its network and operations plus to support the continuing growth. Total operating expenses for the first quarter of 2000 were $815,000, or 110% of revenues, as compared to $539,000, or 87% of revenues, for the same quarter of 1999.

     Commissions:

     Commissions paid to independent representatives were $1,318,000 and $975,000 for 1999 and 1998, respectively. These expenses are directly related to sales revenues. Commissions for the first quarter of 2000 were $474,000, as compared to $262,000 for the same quarter of 1999.

     Salaries and Compensation:

     Salaries and compensation expense consists of personnel, consultants, and related costs associated with our executive and administrative functions. Salaries and compensation expense for 1999 increased $178,000 to $543,000, or 22% of revenues, from $365,000, or 29% of revenues, in 1998. Salary and compensation expense for the first quarter of 2000 was $155,000, or 21% of revenues, as compared to $107,000, or 17% of revenues, for the same quarter of 1999.

     Other Operating Expenses:

     Other operating expenses consist of expenses associated with support of our Internet and prepaid telecommunications customers, including customer service and technical support, marketing expenses, including meetings and conferences, as well as costs related to the purchase of Peppermill common stock and costs of implementing the merger with Peppermill. Other operating expenses in 1999 increased $325,000, to $775,000, or 31% of revenues, from $450,000, or 36% of revenues, in 1998. Other operating expenses for the first quarter of 2000 were $161,000, or 22% of revenues, as compared to $147,000, or 24% of revenues, for the same quarter of 1999. While there were increases in the expenses to support increased revenues, subscribers, independent representatives, and customers, as a percentage of revenues the expenses decreased.

     Other Income and Expense:

     Varner's interest expense decreased from $7,600, in 1998 to $6,700, in 1999. The expense results from the utilization of a $100,000 line of credit and capital lease payments. Varner earned interest income of $6,901 in 1999 as compared to $2,118 in 1998.

     Net Loss:

     Varner incurred a net loss of $1,399,000 for 1999 compared to a net loss of $1,994,000 for 1998. Net loss for the first quarter of 2000 was $493,000.

LIQUIDITY AND CAPITAL RESOURCES

     Varner has not generated net cash from operations since its inception. Our primary source of cash has come from private sales of equity securities, loan proceeds and other financing activities. Varner also has available equipment and working capital loans and equipment leases from major equipment vendors. Total cash from financing activities for 1999 was $2,013,000. In 1998, total cash provided through financing activities was $812,000.

     Varner's cash balance as of December 31, 1999 was approximately $111,000. Private financing from the sale of preferred stock has been received totaling $692,000 in the first quarter of 2000 and over an additional $500,000 has been raised as of the date of this document.

     Varner believes that its current funds are adequate to fund its operations through the third quarter of 2000. Additional financing will be required to fund operations and planned mergers and acquisitions. Public and private alternative sources of capital will be sought based on whether the merger with Peppermill is completed and the timing thereof.

     The report of KPMG LLP covering the December 31, 1999, consolidated financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and accumulated deficit raise substantial doubts about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

MATERIAL COMMITMENTS

     Varner has the following material commitments in the ordinary course of business including:

          o a contract with Network Enhanced Telecom for the purchase of prepaid minutes for resale by Varner.

          o    ongoing service agreements with local Internet Service Providers,
               including   MidAmerica  Internet  Services,   CTNet,   SocketNet,
               OneMain,com, and KDSI.

          o ongoing service agreements with nationwide Internet Service Providers, including UUNet, PSINet, Millenium, MegaPops, and SouthNet.

          o capital lease obligations of $33,972 and operating lease obligations of approximately $73,340 for the year 2000. In addition, Varner has a 3-year operating lease for office space for $4,900 per month.

                               VARNER'S MANAGEMENT

MANAGEMENT AND THE INTERRELATIONSHIP OF PEPPERMILL'S MANAGEMENT

     Upon the purchase of 90% of Peppermill's common stock by Varner, Clayton Varner was appointed as President and sole director of Peppermill. Subsequently, Mr. Varner filled the remaining open directorships with persons who were directors of Varner, and also appointed certain executive officers of Varner to hold similar positions with Peppermill. After the merger, it is expected that these persons will continue to hold these positions with Peppermill. The following is a listing of the officers and directors of Varner and Peppermill. All directors will hold offices until the next annual shareholders meeting of Peppermill.

                                                                            POSITION WITH
    NAME                    AGE         POSITION WITH VARNER                  PEPPERMILL
    ----                    ---         --------------------                  ----------

Clayton Varner              40      Chairman of the Board, Chief     Chairman of the Board, Chief
                                    Executive Officer, Director      Executive Officer, Director

Robert Rapp                 52      Executive Vice President,        Executive Vice President,
                                    Secretary, Director              Secretary, Director


Ray Heflin                  48      Chief Operating Officer,         Chief Operating Officer of
                                    Director                         Networking People with
                                                                     Technology, L.L.C. ("NPWT")

Tjody Varner                40      President of Sales and           President of Sales and
                                    Marketing, Director              Marketing of NPWT, Director

Jessica Varner              20      Vice President of Public         Vice President of Public
                                    Relations, Director              Relations of NPWT

James Craig                 --      Director

G. Bryan Thomas             --      Director

     The  following  is  a  description  of  the  business   experience  of  the
individuals who will serve as directors and officers of Peppermill after the merger:

     Clayton W. Varner was the founder and has been President, Chief Executive Officer and a director of Varner since inception of the company and will serve in the same capacity for the surviving company after the merger. He has more than 20 years of experience in the areas of computer technology and information services. Prior to forming the company, Mr. Varner was employed from October 1988 to August 1994, with Reliv' International, Inc., a network marketer of nutritional supplements. Mr. Varner developed and managed an information system for Reliv'. Mr. Varner studied Business Administration and Computer Science.

     Robert W. Rapp has been director and Executive Vice President of Varner since January 1997 and will hold the same positions with the surviving company after the merger. Mr. Rapp has been self-employed as a consultant for the past 12 years in areas of capitalization and investment in start-up companies. He was Senior Vice-President and Director of American Life Investors, a holding company and predecessor of Reliv International, Inc.

     B. Ray Heflin has been the Chief Operating Officer of Varner since July 1998, and has been a director of Varner since November 1998, and is responsible for information systems and operations. Mr. Heflin will act as Chief Operating Officer of Networking People with Technology, L.L.C., a wholly-owned subsidiary of Varner. Mr. Heflin has over 25 years of experience in executive management. Prior to joining Varner, Mr. Heflin acted as a consultant to small and medium sized retail, manufacturing and technology businesses since November 1994. Prior to that, Mr. Heflin held executive positions with Federated Stores from September 1992 to November 1994, and with Dillard Department Stores from April 1981 to September 1992. Mr. Heflin received a BSEE in Electrical Engineering from the University of Arkansas, and received a BSBA in Management (Magna Cum Laude) and an MBA in Management from Columbia State University.

     Tjody Varner was a founding Independent Representative upon the establishment of Varner's marketing arm, Networking People With Technology, in March 1997, and became the leader of sales and marketing. In July 1999, Ms. Varner was appointed President of Sales in order to implement her successful sales and marketing techniques company-wide. Ms. Varner has 20 years of experience in sales and marketing. Ms. Varner has owned and operated a successful sales and marketing firm which marketed many of her own designs from April 1990 to January 1997. She has extensive knowledge and experience in network marketing and product development. Her most successful experience was as a Home Interiors independent representative. Ms. Varner held accounting positions with Milnot Company and Prairie Farms Dairy, from 1987 to 1989.

     Jessica Varner holds the position of Vice President of Public Relations for NPWT. Ms. Varner manages in-house Communication and Commissions with all Independent Representatives, as well as overseeing necessary services such as Customer Service and Representative Relations. Ms. Varner manages all necessary operations as Officer Manager with Technologies, Inc. She attended Maryville University for a degree in Communications/Public Relations. She has held management positions with Varner since 1995.

STOCK OWNERSHIP BY MANAGEMENT AND OTHERS

     The following table sets forth certain information with respect to the beneficial ownership of Varner's capital stock, as of the date of this Proxy Statement/Prospectus by (i) each stockholder who is known by Varner to be the beneficial owner of more than 5% of Varner's capital stock, (ii) each director and executive officer of Varner who owns any shares of Varner's capital stock, and (iii) all executive officers and directors as a group. Except as otherwise indicated, we believe that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares.

----------------------------------------------------------------------------------------------------------
                              Shares of Voting Common   Shares of Non-Voting Common
                                 Stock Beneficially          Stock Beneficially           Percent of
Name and Address(1)                 Owned(2)(3)                 Owned(2)(3)          Common Stock(2)(3)(4)
----------------------------------------------------------------------------------------------------------
Clayton Varner                         7,250,000                    42,210                  29.75%
----------------------------------------------------------------------------------------------------------
Robert Rapp                            1,707,408                         0                   6.96%
----------------------------------------------------------------------------------------------------------
Tjody Varner                             501,000                   100,000                   2.45%
----------------------------------------------------------------------------------------------------------
Ray Heflin                                                       1,030,000                   4.20%
----------------------------------------------------------------------------------------------------------
Jessica Varner                                                      10,200                      *
----------------------------------------------------------------------------------------------------------
James Craig                              100,000                    20,000                      *
----------------------------------------------------------------------------------------------------------
G. Bryan Thomas                          125,000                   119,156                   1.00%
----------------------------------------------------------------------------------------------------------
All directors and executive
officers as a group (7
persons)                               9,683,408                 1,321,566                  44.89%
----------------------------------------------------------------------------------------------------------

----------

*    Less than one percent

(1)  Except as otherwise indicated, the address of each stockholder listed above
     is  c/o  Varner   Technologies,   Inc.,  1819  Clarkson  Road,  Suite  204,
     Chesterfield, Missouri 63017.

(2) As of the date of this Proxy Statement/Prospectus, there were 14,827,828 shares of common stock outstanding and 9,686,958 shares of non-voting common stock outstanding unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(3) Under Rule 13-d under the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the persons having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.

(4) Calculations do not take into account up to 2,000,000 shares of Varner preferred stock, which are convertible into shares of Varner common stock on a one for one basis. No officer or director owns Varner preferred stock.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation paid or accrued by Varner during the last three fiscal years to its President, Chief Executive Officer and any other officer who received compensation in excess of $100,000 ("Named Executive Officers").

                                                Summary Compensation Table

                                                              Annual Compensation
                                                  -----------------------------------------------
        Name and                                                                     Other Annual         All Other
   Principal Position               Year          Salary            Bonus           Compensation        Compensation
                                                     ($)             ($)
Clayton Varner,                     1999          $ 0               $ 0             $ 88,100(1)          $ 0
President, Chief Executive          1998          $ 0               $ 0             $ 31,800(1)          $ 0
Officer                             1997          $ 26,100          $ 0             $ 58,163(1)          $ 0

Tjody Varner, President of          1999          $ 0               $ 0             $175,900(1)          $ 0
Sales of Networking People          1998          $ 0               $ 0             $123,200(1)          $ 0
with Technology, L.L.C              1997          $ 0               $ 0             $119,837(1)          $ 0

----------

(1)  Represents incentive compensation based on sales revenue.

     There were no options granted to or exercised by the named executives during 1999, and the named executives held no options at the end of 1999.

EMPLOYMENT AGREEMENTS

     Varner does not currently have employment agreements with its key executives. Varner does maintain a key man life insurance policy in the amount of $1,000,000 on Mr. Clay Varner. Varner also maintains an Errors and Omissions Policy covering Varner's officers and directors.

COMPENSATION OF DIRECTORS

     Directors are not paid for serving as directors but are reimbursed for travel expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Not applicable.

BOARD OF DIRECTORS AFFILIATIONS AND RELATED TRANSACTIONS

     During 1999, Varner converted a subordinated debt of $487,000 owing to an affiliate of Clay Varner into 3,000,000 shares of voting common stock.

     In June 2000, Varner sold 1,000,000 shares of voting common stock to Clay Varner, 1,000,000 shares of voting common stock to Robert Rapp, and 900,000 shares of non-voting common stock to Ray Heflin, all at a price of $.10 per share.

     In June 2000, Varner also issued a total of 2,385,000 shares of its non-voting common stock at a price of $.10 per share to 8 directors and/or consultants of the Company and a total of 416,667 shares of non-voting common stock to a consultant at a price of $.01 per share.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                            VARNER CAPITAL STOCK AND
                            PEPPERMILL CAPITAL STOCK

     This section describes certain differences between the rights of holders of Varner Technologies Inc. common stock and Peppermill Capital Corporation common stock. It will also discuss the rights of the holders of Peppermill preferred stock which, to the extent possible, will be equal to the rights of current holders of Varner preferred stock. While this description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents referred to for a more complete understanding of the difference between being a shareholder of Varner and being a shareholder of Peppermill.

     Varner shareholders are governed by Varner's Articles of Incorporation, as currently in effect, and Varner's bylaws, both of which adhere to the requirements of Missouri law as stipulated in the Missouri Business Corporation Act (the "Missouri Act"). After completion of the merger, Varner shareholders will become shareholders of Peppermill. As a Peppermill shareholder, your rights will be governed by Peppermill's Articles of Incorporation and Peppermill's bylaws, both of which adhere to the requirements of Nevada law as stipulated in the Nevada Act.

CLASSES OF COMMON STOCK OF VARNER AND PEPPERMILL

     Varner has two classes of common stock, which include 17,000,000 authorized shares of Voting common stock, $.01 par value, and 10,000,000 authorized shares of non-voting common stock, $.01 par value. Peppermill has one class of common stock which consists of 200,000,000 authorized shares.

STOCK OPTIONS AND WARRANTS

     At present, Varner has no options and warrants outstanding.

     There are no outstanding options or warrants to purchase Peppermill's common stock.

DIVIDENDS

     The board of directors of Varner and Peppermill may, from time to time at any regular or special meeting, declare and each company may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation. Dividends may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds available for dividends such sum as the directors of Varner or Peppermill think proper as a reserve or reserves to meet contingencies or for such other purpose as the directors shall think conducive to the interests of the corporation.

VOTING RIGHTS

     At any Varner or Peppermill meeting, only business specified in the notice of the meeting or otherwise directed by the board of directors may be transacted. As a shareholder of Varner or Peppermill, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

     At all meetings of shareholders of Varner or Peppermill, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Pursuant to Missouri law, no proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Under Nevada law, no such proxy is valid after the expiration of 6 months from the date of its creation.

     A majority of the outstanding shares of Varner or Peppermill entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. For Varner, a majority of such quorum shall be valid as a corporate act unless a different vote is required by law, the Articles of Incorporation or bylaws. Pursuant to Peppermill's bylaws, when a quorum is present or represented at any meeting, the vote of the holders of 10% of the stock having voting power, present in person or represented by proxy, shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statute or of the Articles of Incorporation, a different vote shall govern and control the decision of such question.

     Varner's by laws provide for cumulative voting. In all elections for directors, such shareholders entitled to vote shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by the shareholder, multiplied by the number of directors to be elected, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute them among two or more candidates; and directors shall not be elected in any other manner. Unlike Varner, Peppermill's shareholders shall not possess cumulative voting rights for the purpose of electing a board of directors.

CLASSIFIED BOARD OF DIRECTORS

     Both Missouri and Nevada law provide that a corporation's board of directors may be divided into various classes with staggered terms of office. Neither Varner nor Peppermill's boards of directors are divided into classes. Instead, each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

NUMBER OF DIRECTORS, QUORUM

     Varner's board of directors currently consists of 8 directors. The by laws provide that the number of directors of Varner shall be fixed from time to time by resolution of the board of directors. Peppermill's board of directors currently consists of 7 directors. The number of Peppermill' s directors may not be less than one (1) and not more than eight (8), which number will be set by the board of directors. The number of directors may be changed by a duly adopted amendment to Peppermill's by laws by the affirmative vote of holders of a majority of the outstanding shares or by a majority vote of the entire board of directors.

     Under both Missouri and Nevada law, a majority of the full board of directors shall constitute a quorum for the transaction of business unless a greater number is required by the articles of incorporation or the bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

REMOVAL OF DIRECTORS

     Under Varner's by laws, any director or directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose. The entire board of directors may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the entire board of directors.

     Under Peppermill's by laws, the holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the board of directors resulting therefrom shall only be filled by the shareholders.

FILLING VACANCIES OF THE BOARD OF DIRECTORS

     Under both Varner's and Peppermill's by laws, a majority of the remaining members of the board of directors may fill the vacancy or vacancies until the successor or successors are elected at a shareholders' meeting.

INTERESTED DIRECTORS

     Transactions between Varner and Peppermill and interested directors are not voidable by Varner or Peppermill and those directors are not liable to Varner or Peppermill for any profit realized pursuant to such transaction if the nature of the interest is disclosed at the first opportunity at a meeting of directors, and a majority of disinterested directors or shareholders entitled to vote ratify the transaction.

LIMITS ON SHAREHOLDER ACTION BY WRITTEN CONSENT

     Under Varner's by laws, any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held.

     Under Peppermill's by laws, any action which may be taken by the vote of the shareholders at a meeting may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power, unless the provisions of the statute or the Articles of Incorporation require a greater proportion of voting power to authorize such action, in which case such greater proportion of written consents shall be required.

ABILITY TO CALL SPECIAL MEETINGS

     Special meetings of Varner shareholders may be called by Varner's President, by the board of directors, or by the holders of not less than a majority of all outstanding shares of the corporation entitled to vote at a meeting.

     Special meetings of Peppermill shareholders may be called by Peppermill's President or Secretary, by resolution of the board of directors or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

NOTICE OF SHAREHOLDER MEETING GIVEN BY THE CORPORATION

     Varner and Peppermill must give their shareholders written notice of a meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called. Unless otherwise allowed or prescribed by statute, the written notice shall be delivered not less than ten (10) or more than seventy (70) days before the date of the meeting in the case of Varner and not less than ten (10) or more than sixty (60) days before the date of the meeting in the case of Peppermill, either personnally or by mail.

AMENDMENT OF ARTICLES OF INCORPORATION

     Amendments to both Varner's and Peppermill's Articles of Incorporation require the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

AMENDMENT OF BYLAWS

     The Varner bylaws may be altered, amended or replaced and new bylaws adopted by action of a majority of the directors at any regular or special meeting of the directors. The shareholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power.

     The Peppermill bylaws may be amended by a majority vote of all the shares issued and outstanding and entitled to vote at any annual or special meeting of the shareholders, provided notice of intention to amend shall have been contained in the notice of the meeting. In addition, the Peppermill board of directors by a majority vote of the whole board at any meeting may amend the bylaws, including by laws adopted by the shareholders, but the shareholders may from time to time specify particulars of the bylaws which shall not be amended by the board.

SHAREHOLDER RIGHT TO INSPECT BOOKS AND RECORDS

     Varner shareholders may at all proper times have access to and examine the books and records of Varner which include: the amount of assets and liabilities, minutes of board of directors and shareholder proceedings, names and addresses of officers, and a stock ledger which lists the names of shareholders and the number of shares owned by them.

     Peppermill shall keep books and records available at its registered office for its shareholders to inspect including: a certified copy of its Articles of Incorporation and bylaws and all amendments thereto as well as a stock ledger containing the names of shareholders and the number of shares held by each. In order to be entitled to inspect the books and records of Peppermill during normal business hours, a person must give no less than five days written notice and: (1) have been a shareholder of record of Peppermill for at least six months immediately preceding the demand or (2) hold, or be authorized in writing by the holders of, at least five percent of Peppermill's outstanding shares.

DERIVATIVE ACTIONS

     Varner and Peppermill shareholders do not have a direct and individual right to enforce rights which could be asserted by the corporation, but may do so derivatively on behalf of the corporation. Pursuant to Missouri and Nevada law, upon compliance with certain requirements, a shareholder may institute a derivative suit in the right of the corporation against the present or former officers or directors of a corporation because the corporation refused to enforce rights that could be asserted by the corporation, if he or she was a shareholder at the time of the transaction complained of, or if his or her stock thereafter devolved upon him or her by operation of law from a person who was a shareholder at that time.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Missouri Act and Nevada Act permit a corporation to indemnify its directors or officers in respect of any loss arising or liability attaching to them by virtue of any negligence, default, breach of duty or breach of trust committed in good faith.

     Varner's and Peppermill's bylaws provide that every person who is or was a director or officer shall be indemnified by the corporation against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation.

     The bylaws require Peppermill to advance the expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation.

     In addition, Nevada law allows, and the Articles of Incorporation of Peppermill provide that no director or officer of Peppermill shall have any personal liability for damages for breach of his fiduciary duty except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments of dividends in violation of Nevada law.

SHAREHOLDER LIABILITY

     Shareholders of Varner and Peppermill shall be under no obligation to the corporation or its creditors or be individually liable for any liabilities or debt with respect to the shares held other than the obligation to pay to the corporation the full consideration for which said shares were issued.

BUSINESS COMBINATIONS

     Under the Missouri Act and Nevada Act, a "Business Combination" includes the following transactions:

o any merger or consolidation with an interested shareholder or any affiliate of an interested shareholder;

o any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with an interested shareholder or any affiliate of an interested shareholder of assets having an aggregate market value equal to 10% or more of the aggregate market value of all the assets of the corporation;

o any issuance or transfer of any stock, which has a market value equal to 5% or more of the market value of all the outstanding stock, to any interested shareholder or any affiliate of an interested shareholder;

o adoption of any plan for the liquidation or dissolution of the corporation proposed by an interested shareholder or an affiliate of an interested shareholder;

o any reclassification of securities, recapitalization, merger or consolidation with any subsidiary, or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of outstanding stock owned by an interested shareholder;

o any receipt by such interested shareholder of any affiliate of an interested shareholder of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.

     Pursuant to Missouri and Nevada law, no corporation shall engage in any business combination with any interested shareholder of such corporation for a specified period following such interested shareholder's stock acquisition date unless such business combination is approved by (1) the board of directors of such corporation prior to such interested shareholder's stock acquisition date or (2) the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate of such interested shareholder. In Missouri, the period of time a corporation shall not engage in a business combination with an interested shareholder is five (5) years. In Nevada, the period is three (3) years.

     In Missouri and Nevada, business combinations require the affirmative vote of holders of a majority of the outstanding voting power not beneficially owned by the interested stockholder.

SHAREHOLDER RIGHTS PLAN

     Neither Varner nor Peppermill has a rights plan in place. A rights plan discourages takeovers because they will cause substantial dilution to a person or group that acquires a substantial interest in the corporation without the prior approval of the board of directors.

EXCHANGE OF ASSETS, MERGERS AND CONSOLIDATIONS

     Under the Missouri Act, a plan of merger or consolidation shall be approved upon receiving the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote at such meeting.

     Under the Nevada Act, a plan of merger or exchange must be approved by a majority of the voting power unless the articles of incorporation or the board of directors require a greater vote.

     Under both the Missouri Act and Nevada Act, written notice stating the purpose, or one of the purposes, of the meeting is to consider the plan of merger, together with a copy or a summary of the plan of merger, shall be given to each shareholder of record entitled to vote at the meeting within the time and in the manner for the giving of notice of meetings of shareholders.

SHORT FORM MERGER

     Missouri law permits certain mergers without shareholder approval if at least ninety percent of the outstanding shares of a corporation is owned by another corporation. The corporation having such share ownership may either merge the other corporation into itself and assume all of its obligations, or merge itself into the other corporation without any vote of the shareholders.

     Nevada law permits certain mergers without shareholder approval if:

          (1) the articles of incorporation after the merger will not differ from the articles before the merger;

          (2) each shareholder whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger;

          (3) the number of voting (or participating) shares outstanding after the merger does not exceed by more than 20 percent the total number of voting (or participating) shares of the surviving domestic corporation outstanding immediately before the merger.

DISSENTERS' RIGHTS

     Pursuant to Missouri law, a shareholder is entitled to dissent from a sale or exchange of all or substantially all of the property and assests of a corporation, otherwise than in the usual and regular course of its business.

     Pursuant to Nevada law, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

          o    Consummation   of  a  plan  of  merger  to  which  the   domestic
               corporation is a party;

          o Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired; and

          o Any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

PREFERRED STOCK

     Varner has 2,000,000 authorized shares of preferred stock, $.01 par value. The board of directors of Varner established by resolution one series of preferred stock and the powers, preferences, rights, qualifications, limitations and restrictions of the preferred stock.

     Peppermill does not have preferred stock authorized and issued. The shareholders of Peppermill will be voting to authorize two classes of preferred stock, 10,000,000 shares of Series A and 90,000,000 shares of Series B. Upon consummation of the merger with Varner, holders of Varner preferred stock will receive five (5) shares of Peppermill Series A preferred stock for each share of Varner preferred stock held. The Peppermill Series A preferred stock will have, to the extent possible, rights and preferences equal to Varner preferred stock. These rights are summarized below. The Series B preferred stock shall have such rights and preferences as shall be established by the board of directors by resolution without any further vote of shareholders.

PEPPERMILL SERIES A PREFERRED STOCK

     Non-Voting. The Series A preferred stock will be non-voting.

     Liquidation Preference. Upon liquidation, each share of Series A preferred stock will be entitled to receive up to $.40 per share (to the extent funds are available) before any distribution is made to holders of common stock.

     Dividends. Holders of Series A preferred stock shall not be entitled to dividends.

     Conversion Rights. For a period of thirty (30) days after the merger is effective, holders of Peppermill preferred stock will be able to convert their shares into shares of common stock of Peppermill on a one-for-one basis. After such period, shares of Peppermill preferred stock will not be able to convert to shares of Peppermill common stock and will not be able to be sold for a period of one year. By converting to common stock, holders of preferred stock will receive shares that are listed on the Nasdaq OTC/Bulletin Board, but will lose the preferences granted to the preferred stock, including certain preemptive rights to participate in a future public offering of Peppermill's common stock.

     Preemptive Rights. The holders of Series A preferred stock shall have the right to purchase in any initial public offering of Peppermill's common stock that number of shares in such offering equal to the number of shares of Series A preferred stock then held (subject to restrictions placed by the underwriter of the public offering).

     Redemption. Peppermill shall have the right upon the earlier of (i) an initial public offering of Peppermill's common stock or (ii) two (2) years from the date of the filing of the Certificate of Amendment establishing the Series A preferred stock, to redeem the shares of Series A preferred stock for $.40 per share, subject to the right of the holder to convert the shares to common stock prior to the effective date of redemption.

     This summary is subject to the terms of the Certificate of Amendment to the Articles of Incorporation of Peppermill attached as Annex B.

                                  LEGAL OPINION

     The validity of the shares of Peppermill common stock offered by this Proxy Statement-Prospectus will be passed upon by Merrick & Klimek, P.C., 401 South LaSalle Street, Suite 1302, Chicago, Illinois, counsel to Varner and Peppermill.

                                     EXPERTS

     KPMG LLP, independent certified public accountants, have audited the consolidated balance sheet of Varner Technologies, Inc. and subsidiaries as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the two years ended December 31, 1999. These audited financials for Varner Technologies, Inc. and subsidiaries are included as pages F-1 to _____ of this Proxy Statement-Prospectus. These consolidated financial statements are included herein in reliance on their reports, given on their authority as experts in accounting and auditing.

     Kaufman, Rossin & Co., independent certified public accountants, have audited the balance sheet of Peppermill Capital Corporation as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999. Andersen, Andersen & Strong, L.C., independent certified public accounts, have audited the balance sheet of Peppermill Capital Corporation as of December 31, 1998, and the related consolidated statement of operations, stockholders' equity and cash flows for the period from April 9, 1998 (inception) to December 31, 1998. These audited financial statements for Peppermill Capital Corporation are included as pages F__ to ____ of this Proxy Statement-Prospectus. These consolidated financial statements are included herein in reliance on the respective reports of Kaufman, Rossin & Co. and Andersen, Andersen & Strong, L.C., given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROXY STATEMENT-PROSPECTUS.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Proxy Statement-Prospectus and before the date of the special meeting are incorporated by reference into and to be a part of this Proxy Statement-Prospectus from the date of filing of those documents.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this Proxy Statement-Prospectus will be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this Proxy Statement-Prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

     The documents incorporated by reference into this Proxy Statement-Prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this Proxy Statement-Prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this Proxy Statement-Prospectus) to any person, without charge, upon written or oral request.

     Requests for documents should be directed to:

                  Varner Technologies, Inc.
                  1819 Clarkson Road, Suite 204
                  Chesterfield, Missouri 63017

     Peppermill files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of its reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

     Judiciary Plaza                    Citicorp Center
     Room 1024                          500 West Madison Street
     450 Fifth Street, N.W.             Suite 1400
     Washington, D.C. 20549             Chicago, Illinois 60661

          Reports, proxy statements and other information concerning Peppermill may be inspected at:

     The National Association of Securities Dealers
     1735 K Street, N.W.
     Washington, D.C.  20006

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at (800) SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC Website is http://www.sec.gov.

     Peppermill has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Peppermill's common stock to be issued to Varner shareholders in the merger. This Proxy Statement-Prospectus constitutes the prospectus of Peppermill filed as part of the registration statement. This Proxy Statement-Prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

     If you have any questions about the merger, please call Varner at (636) 530-4532.

     THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO VARNER AND ITS SUBSIDIARIES WAS PROVIDED BY VARNER AND THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO PEPPERMILL WAS PROVIDED BY PEPPERMILL.

                STATEMENTS REGARDING FORWARD LOOKING INFORMATION

     This Proxy Statement-Prospectus and the document incorporated by reference into this Proxy Statement-Prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on Peppermill's financial performance. Words such as "anticipates," "expects," "intends," "plans,"
"believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

     In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page ___ of this Proxy Statement-Prospectus.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                          FOR SECURITES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Peppermill pursuant to the foregoing provisions or otherwise, Peppermill has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

                            VARNER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Board of Directors
Varner Technologies, Inc.
   and subsidiaries:


We have audited the accompanying consolidated balance sheet of Varner Technologies, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Varner Technologies, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



May 1, 2000                                                             KPMG LLP

                            VARNER TECHNOLOGIES, INC.

                           Consolidated Balance Sheets

                December 31, 1999 and March 31, 2000 (unaudited)

                                                                                 December 31,          March 31,
                                  Assets                                             1999                2000
                                                                                 -----------          -----------
                                                                                                      (unaudited)
Current assets:
    Cash and cash equivalents                                                    $   111,202              65,560
    Accounts receivable                                                               25,548              21,965
    Inventory                                                                         23,041              37,107
    Prepaid expenses                                                                   5,873               4,697
                                                                                 -----------          -----------
               Total current assets                                                  165,664             129,329

Property and equipment, net                                                          216,431             203,187
Other assets                                                                         112,615             161,088
                                                                                 -----------          -----------
               Total assets                                                      $   494,710             493,604
                                                                                 ===========          ===========


                 Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
    Accounts payable                                                             $   483,002             402,032
    Accrued expenses                                                                 130,910              72,709
    Unearned revenue                                                                 318,466             240,938
    Line of credit                                                                   100,000             100,000
    Current installments of capital lease obligations                                 20,131              13,711
                                                                                 -----------          -----------
               Total current liabilities                                           1,052,509             829,390

Capital lease obligations, excluding current installments                             13,841              12,578

Commitments and contingencies

Stockholders' equity (deficit):
    Preferred stock, $.01 par value; 2,000,000 authorized;
       671,000 and 1,017,225 shares issued and outstanding at
       December 31,1999 and March 31, 2000 respectively                                6,710              10,172
    Common stock - Class A voting, $.01 par value; 17,000,000
       shares authorized; 12,827,828 shares  issued and outstanding
       at December 31, 1999 and March 31, 2000 respectively                          128,279             128,279
    Common stock - Class B non-voting, $.01 par value;
       10,000,000 shares authorized; 5,937,333 and 5,985,291shares issued and outstanding at December 31, 1999 and March 31, 2000
       respectively                                                                   59,373              59,853
    Additional paid-in capital                                                     4,718,908           5,431,395
    Retained deficit                                                              (5,484,910)         (5,978,063)
                                                                                 -----------          -----------
               Total stockholders' equity (deficit)                                 (571,640)           (348,364)
                                                                                 -----------          -----------
               Total liabilities and stockholders' equity (deficit)              $   494,710             493,604
                                                                                 ===========          ===========

See accompanying notes to consolidated financial statements.

                            VARNER TECHNOLOGIES, INC.

                      Consolidated Statements of Operations

                     Years ended December 31, 1998 and 1999,
           and three months ended March 31, 1999 and 2000 (unaudited)

                                                                                              Three months ended
                                                     Year ended December 31,                       March 31,
                                                 ------------------------------           ---------------------------
                                                     1998               1999                1999               2000
                                                 -----------         ----------           --------           --------
                                                                                                  (unaudited)
Sales                                            $ 1,240,448          2,511,571            617,634            738,863
Cost of sales                                      1,344,277          1,173,032            225,291            417,255
                                                 -----------         ----------           --------           --------
             Gross profit                           (103,829)         1,338,539            392,343            321,608
                                                 -----------         ----------           --------           --------
Operating expenses:
    Commissions                                      974,802          1,318,298            261,632            473,523
    Salaries and compensation                        364,509            543,246            106,782            154,546
    Depreciation and amortization                     95,214            102,177             24,150             25,942
    Other operating expenses                         449,788            774,530            146,526            160,755
                                                 -----------         ----------           --------           --------
             Total operating expenses              1,884,313          2,738,251            539,090            814,766
                                                 -----------         ----------           --------           --------
             Loss from operations                 (1,988,142)        (1,399,712)          (146,747)          (493,158)
                                                 -----------         ----------           --------           --------
Other income (expense):
    Interest income                                    2,118              6,901                 22                538
    Interest expense                                  (7,569)            (6,665)            (1,510)              (533)
                                                 -----------         ----------           --------           --------
             Total other income (expense)             (5,451)               236             (1,488)                 5
                                                 -----------         ----------           --------           --------
             Net loss                            $(1,993,593)        (1,399,476)          (148,235)          (493,153)
                                                 ===========         ==========           ========           ========

See accompanying notes to consolidated financial statements.

                            VARNER TECHNOLOGIES, INC.

      Consolidated Statements of Changes in Stockholders' Equity (Deficit)

                     Years ended December 31, 1998 and 1999
                         and March 31, 2000 (unaudited)


                                                                                                   Common stock -
                                                                 Preferred stock                      Class A
                                                           --------------------------       ---------------------------
                                                           Number of                         Number of
                                                             shares          Amount           shares           Amount
                                                           ---------       ----------       ----------       ----------
Balance at December 31, 1997                                      --       $       --        9,672,755       $   96,728

Proceeds from sale of common stock                                --               --               --               --

Net loss                                                          --               --               --               --
                                                           ---------       ----------       ----------       ----------
Balance at December 31, 1998                                      --               --        9,672,755           96,728

Proceeds from sale of common stock                                --               --        3,155,073           31,551

Issuance of common stock for services rendered                    --               --               --               --

Proceeds from sale of preferred stock                        671,000            6,710               --               --

Business acquisition cost                                         --               --               --               --

Net loss                                                          --               --               --               --
                                                           ---------       ----------       ----------       ----------
Balance at December 31, 1999                                 671,000            6,710       12,827,828          128,279

Issuance of common stock for services rendered                    --               --               --               --

Proceeds from sale of preferred stock                        346,225            3,462               --               --

Net loss                                                          --               --               --               --
                                                           ---------       ----------       ----------       ----------
Balance at March 31, 2000 (unaudited)                      1,017,225       $   10,172       12,827,828       $  128,279
                                                           =========       ==========       ==========       ==========
                                                                  Common stock -
                                                                     Class B
                                                            ------------------------     Additional
                                                            Number of                      paid-in        Retained
                                                             shares         Amount         capital         deficit          Total
                                                            ---------     ----------     ----------      ----------      ----------
Balance at December 31, 1997                                3,426,860     $   34,268      2,200,564      (2,091,841)        239,719

Proceeds from sale of common stock                          1,826,744         18,268        823,244              --         841,512

Net loss                                                           --             --             --      (1,993,593)     (1,993,593)
                                                            ---------     ----------     ----------      ----------      ----------
Balance at December 31, 1998                                5,253,604         52,536      3,023,808      (4,085,434)       (912,362)

Proceeds from sale of common stock                            521,589          5,216        760,861              --         797,628

Issuance of common stock for services rendered                162,140          1,621         98,949              --         100,570

Proceeds from sale of preferred stock                              --             --      1,135,290              --       1,142,000

Business acquisition cost                                          --             --       (300,000)             --        (300,000)

Net loss                                                           --             --             --      (1,399,476)     (1,399,476)
                                                            ---------     ----------     ----------      ----------      ----------
Balance at December 31, 1999                                5,937,333         59,373      4,718,908      (5,484,910)       (571,640)

Issuance of common stock for services rendered                 47,958            480         23,499              --          23,979

Proceeds from sale of preferred stock                              --             --        688,988              --         692,450

Net loss                                                           --             --             --        (493,153)       (493,153)
                                                            ---------     ----------     ----------      ----------      ----------
Balance at March 31, 2000 (unaudited)                       5,985,291     $   59,853      5,431,395      (5,978,063)       (348,364)
                                                            =========     ==========     ==========      ==========      ==========

See accompanying notes to consolidated financial statements.

                            VARNER TECHNOLOGIES, INC.

                      Consolidated Statements of Cash Flows

                     Years ended December 31, 1998 and 1999
           and three months ended March 31, 1999 and 2000 (unaudited)



                                                                                                               Three months ended
                                                                             Year ended December 31,                March 31,
                                                                           --------------------------       -----------------------
                                                                               1998           1999            1999            2000
                                                                           -----------     ----------       --------       --------
                                                                                                                  (unaudited)
Cash flows from operating activities:
    Net loss                                                               $(1,993,593)    (1,399,476)      (148,235)      (493,153)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                                           95,214        102,177         24,150         25,942
        Compensation expense for issuance of stock                                  --        100,570         19,000         23,979
        Loss on disposal of property, plant, and equipment                         807             --             --             --
        Changes in operating assets and liabilities,
           exclusive of acquisition:
             Accounts receivable                                               (24,971)        35,979        (38,690)         3,583
             Inventory                                                          19,222         15,478          6,483        (14,066)
             Prepaid expenses                                                   (3,373)          (611)       (16,390)         1,176
             Other assets                                                           --       (103,439)       (49,143)       (49,173)
             Accounts payable                                                  483,543        (93,309)      (279,820)       (80,970)
             Accrued expenses                                                  178,414        (47,504)       (39,363)       (58,201)
             Unearned revenue                                                  390,215       (200,663)       (48,111)       (77,528)
                                                                           -----------     ----------       --------       --------
               Net cash used in operating activities                          (854,522)    (1,590,798)      (570,119)      (718,411)
                                                                           -----------     ----------       --------       --------
Cash flows from investing activities
    Purchases of property and equipment                                        (41,133)       (11,337)          (755)       (11,998)
    Cash paid for acquisition                                                       --       (300,000)            --             --
                                                                           -----------     ----------       --------       --------
               Net cash used in investing activities                           (41,133)      (311,337)          (755)       (11,998)
                                                                           -----------     ----------       --------       --------
Cash flows from financing activities:
    Payments from (advances to) stockholders                                    (5,000)            --        280,000             --
    Proceeds on borrowings from note payable                                        --        100,000             --             --
    Proceeds from sale of stock                                                841,512      1,939,628        297,783        692,450
    Payments on capital lease obligations                                      (24,299)       (26,291)        (6,909)        (7,683)
                                                                           -----------     ----------       --------       --------
               Net cash provided by financing activities                       812,213      2,013,337        570,874        684,767
                                                                           -----------     ----------       --------       --------
               Net increase (decrease) in cash and cash equivalents            (83,442)       111,202             --        (45,642)

Cash and cash equivalents, beginning of period                                  83,442             --             --        111,202
                                                                           -----------     ----------       --------       --------
Cash and cash equivalents, end of period                                   $        --        111,202             --         65,560
                                                                           ===========     ==========       ========       ========


See accompanying notes to consolidated financial statements.

                            VARNER TECHNOLOGIES, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(1)  Summary of Significant Accounting Policies

     (a)  Description of Business

          Varner Technologies, Inc. and subsidiaries (the Company) is a Missouri Corporation incorporated on November 17, 1994. The Company markets and sells Internet services, e-commerce, long-distance telephone services, wireless telephone services and products, prepaid telephone cards and other telecommunications products and services. In March 1997, the Company and its major stockholder founded Networking People with Technology, L.L.C. (NPWT) to distribute products and services via the Internet. In November 1999, the Company acquired controlling interest in Peppermill Capital Corporation (Peppermill), a Nevada company engaged in the business of mineral development. The Company operates throughout the United States with its greatest market share in Illinois and Missouri.

     (b)  Basis of Presentation

          During 1997, the Company and its major stockholder formed a limited liability company, NPWT. This limited liability company, owned 60% by the Company, was formed to serve as the marketing subsidiary for the Company's products and services. For financial reporting purposes, the assets, liabilities, and operations of NPWT have been included in the Company's consolidated financial statements. The interest owned by the major stockholder has not been recorded as a minority interest due to the accumulated operating losses that have been incurred by NPWT. All significant intercompany accounts and transactions have been eliminated.

          On December 31, 1999, the Company obtained the 40% of NPWT not previously owned for $1.

          The Company acquired controlling interest in Peppermill as of November 22, 1999. The transaction included the purchase of 90% of the outstanding shares of common stock of Peppermill at $0.001 per share which resulted in a total purchase price of $300,000. The transaction has been accounted for as a capital transaction because Peppermill was a non-operating public shell corporation. Accordingly, no goodwill or other intangibles were recorded in the acquisition and the investment made by the Company to purchase the controlling interest in Peppermill has been recorded as a reduction to additional paid-in-capital.

     (c)  Use of Estimates

          The presentation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (d)  Cash and Cash Equivalents

          The Company considers all short-term investments with an original maturity of three months or less at the time of purchase to be cash equivalents.


                                      F-7                            (Continued)

                            VARNER TECHNOLOGIES, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


     (e)  Inventory

          Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventory is comprised of marketing materials and other items required in the Company's normal course of business.

     (f)  Property and Equipment

          Property and equipment consisting of office furniture, equipment, and Internet hub sites are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets of five to seven years.

     (g)  Revenue Recognition

          Sales of prepaid phone cards from third-party providers for which the Company acts as a distributor are recorded as deferred revenue upon sale of the card and then recognized into revenue upon usage or the card's expiration. Amounts received upon the sale or renewal of prepaid Internet services are recorded as deferred revenue and then amortized over the remaining period in which service is provided.

     (h)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment dates.

     (i)  Unaudited Interim Financial Statements

          The interim consolidated financial statements include the accounts of Varner Technologies Inc. and its subsidiaries. In the opinion of management, the interim consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the consolidated financial position as of March 31, 2000 and results of operations for the three month periods ended March 31, 1999 and 2000. Interim periods are not necessarily indicative of results to be expected for the year.


                                      F-8                            (Continued)

                            VARNER TECHNOLOGIES, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(2)  Liquidity

     The Company's consolidated financial statements for the years ended December 31, 1998 and 1999 and for the three month period ended March 31, 2000 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of approximately $1,994,000, $1,399,000, and $493,000 for the years ended December 31, 1998, 1999, and for the three month period ended March 31, 2000, respectively, and as of December 31, 1999 and March 31, 2000 had an accumulated deficit of approximately $5,485,000 and $5,978,000, respectively. Management recognizes the Company must generate or obtain additional resources to enable it to continue operations.

(3)  Inventory

     Inventory consists of the following:

                                                  1999
                                                -------
          Promotional materials                 $10,797
          Company products                       12,244
                                                -------
                                                $23,041
                                                =======

(4)  Property and Equipment

     Property and equipment consist of the following:

                                                        Useful life
                                                          in years       1999
                                                        -----------   ----------

     Furniture and fixtures                                   7       $    7,175
     Office equipment                                         5           15,855
     Internet equipment                                       5           38,494
     Computer hardware and software                           5          471,100
                                                        ===========   ----------
                                                                         532,624
     Less accumulated depreciation                                       316,193
                                                                      ----------
                                                                      $  216,431
                                                                      ==========


                                      F-9                            (Continued)

                            VARNER TECHNOLOGIES, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(5)  Line of Credit

     During 1999, the Company entered into a line of credit with a commercial bank. The line of credit bears interest at 8.5% annually and matures May 2000. The line of credit is secured by the personal guarantees of two Officers of the Company. The line of credit was paid off by the Company in May 2000.

(6)  Income Taxes

     Due to the recognition of net operating losses, no income tax expense has been recorded for the years ended December 31, 1998 and 1999, or the three month periods ended March 31, 1999 and 2000. Income tax benefit differed from the amount computed by applying the statutory Federal corporate income tax rate of 34% to income before income tax benefit as a result of the following:

                                                            1998                      1999
                                                          ---------                 ---------
     Expected income tax benefit                           (677,822)                 (475,822)
     State income tax benefit                               (70,510)                  (53,192)
     Meals and entertainment                                    212                       537
     Investment in NPWT                                      78,263                   (16,063)
     Change in valuation allowance                          669,857                   544,540
                                                          ---------                 ---------
             Actual income tax expense                           --                        --
                                                          =========                 =========

     The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1998 and 1999 are as follows:

                                                              1998                   1999
                                                           ----------             ----------
     Deferred tax assets:
        Net operating loss carryforward                     1,062,009              1,687,758
        Accrual to cash conversion                            218,998                183,541
        Deferred revenue                                      118,361                 72,610
        Research credit                                        34,528                 34,528
                                                           ----------             ----------
                 Total gross deferred tax assets            1,433,896              1,978,437

        Less valuation allowance on deferred tax assets    (1,407,579)            (1,952,120)
                                                           ----------             ----------

                 Net deferred tax assets                       26,317                 26,317

     Deferred tax liabilities - property and equipment
        Principally due to differences in depreciation         26,317                 26,317
                                                           ----------             ----------
                 Net deferred tax asset/liability                  --                     --
                                                           ==========             ==========

     The valuation allowance for deferred tax assets as of December 31, 1998 was approximately $1,400,000. The net change in the total valuation allowance for the year ended December 31, 1999 was an increase of approximately $550,000, to a balance of approximately $1,950,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that


                                      F-10                           (Continued)

                            VARNER TECHNOLOGIES, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


     some portion of all of the  deferred  tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable losses and projections for future losses over the period which the deferred tax assets are deductible, management does not believe it is more likely than not the Company will realize the benefits of these deductible differences, therefore a 100% valuation allowance of net deferred tax assets is appropriate as of December 31, 1999 and 1998.

     At December 31, 1999, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $4,500,000, which are available to offset future Federal taxable income, if any. These net operating loss carryforwards expire between 2011 and 2019. The Company also has research credit carryforwards for Federal income tax purposes of approximately $35,000, which are available to reduce future regular income taxes, if any. These research tax credits expire in 2011.

(7)  Leases

     The Company has entered into noncancelable lease agreements for certain computer equipment that are accounted for as a capital lease. The following is an analysis of the leased property under capital leases by major class:

                                                                       1999
                                                                  -------------

                         Computer equipment                       $     110,951
                         Less accumulated amortization                  (76,979)
                                                                  -------------
                                                                  $      33,972
                                                                  =============

     Amortization   of  assets  held  under  capital  leases  is  included  with
     depreciation  expense  in  the  accompanying   consolidated  statements  of
     operations.

     The Company has also entered into leases for sales and administrative offices and various equipment which are accounted for as operating leases. Rent expense for operating leases in 1998 and 1999 totaled approximately $48,000 and $109,000, respectively.


                                      F-11                           (Continued)

                            VARNER TECHNOLOGIES, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


     At December 31, 1999, the Company's future minimum lease payments under noncancelable operating leases and future minimum rental payments due under capital leases were as follows:

                                                                             Capital        Operating
                                                                             leases           leases
                                                                             -------        ---------
     Year ended December 31,
         2000                                                                $23,656          73,340
         2001                                                                  7,272          69,716
         2002                                                                  5,052           9,440
         2003                                                                  4,352           6,596
                                                                             -------        --------
                 Total minimum lease payments                                 40,332         159,092
                                                                                            ========

          Less amount representing interest                                    6,360
                                                                             -------

                 Present value of net minimum lease payments                  33,972

          Less current installments                                           20,131
                                                                             -------

                 Capital lease obligations, excluding current installments   $13,841
                                                                             =======


(8)  Common Stock

     On October 31, 1998, the Company's Articles of Incorporation were amended to reflect a change in its capital structure as follows:

     (a) an increase in the number of authorized shares of Class A voting common stock to 17,000,000 shares at $.01 par value,

     (b) an increase in the number of authorized shares of Class B non-voting common stock to 10,000,000 shares at $.01 par value, and

     (c) the authorization of 2,000,000 shares of preferred stock at $.01 par value.

     All share information in the accompanying consolidated financial statements reflects these changes.

(9)  Supplemental Cash Flow Information

     For the years ended December 31, 1998 and 1999, the Company paid approximately $9,000 and $6,000, respectively, in cash for interest expense.

     During 1999, capital lease obligations of approximately $25,000 were incurred when the Company entered into leases for new computer equipment.


                                      F-12                           (Continued)

                            VARNER TECHNOLOGIES, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(10) Commitments and Contingencies

     The Company is involved in certain litigation which occurs in the normal course of business. In the opinion of management, the ultimate results of these matters will not have a material impact on the financial position of the Company.

(11) Related Party Transactions

     During 1998 and 1999, the Company paid consulting fees and sales based performance commissions of approximately $155,000 and $264,000 respectively, to two officers of the Company and a family member of the officers.

     During 1999, the Company paid consulting fees of approximately $48,000 and $47,000 to two stockholders of the Company.

     During 1999, approximately $101,000 of services were provided by a stockholder and consultant of the Company in exchange for shares of Class B non-voting common stock of the Company. During the three month period ended March 31, 2000 approximately $24,000 of services were provided by a stockholder of the Company in exchange for shares of Class B non-voting commons stock of the Company.

(12) Events Subsequent to the Balance Sheet Date

     On January 31, 2000, the Company signed a letter of intent to acquire not less than 51% of Micro Computer Technologies, Inc. (MCT) in exchange for Class B non-voting common stock of the Company. The purchase price will be based on the sum of the next five years of estimated MCT revenue divided by ten. Additionally, performance based stock options will be made available to the key employees of MCT.

     In January 2000, the Company's Board of Directors approved the 1999 Varner Technologies Inc. Stock Option Plan which authorizes the Company to issue stock options for up to 4,000,000 shares of Class A voting common stock and 3,500,000 shares of Class B non-voting common stock of the Company to executives, employees, directors and consultants of the Company. As of March 31, 2000 the Company has not issued any stock options.


(13) Event Subsequent to the Independent Auditors' Report (unaudited)

     Subsequent to March 31, 2000, the Company had received approximately $507,000 through the additional issuance of preferred stock.


                                      F-13                           (Continued)

ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 220
Certified Public Accountants and Business            Salt Lake City, Utah, 84106
 Consultants Board                                        Telephone 801-486-0096
Member SEC Practice Section of the AICPA                        Fax 801-486-0098
                                                      E-mail Kandersen @ msn.com


Board of Directors
Peppermill Capital Corporation
Vancouver, B.C., Canada


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Peppermill Capital Corporation (a development stage company) at February 28, 1999, and December 31, 1998 the statement of operations, stockholders' equity, and cash flows for the two months ended February 28, 1999 and the period from April 9, 1998 to December 31, 1998 and the period from April 9, 1998 (date of inception) to February 28, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peppermill Capital Corporation at February 28, 1999 and December 31, 1998, and the results of operations, and cash flows for the two months ended February 28, 1999 and the period from April 9, 1998 to December 31, 1998 and the period from April 9, 1998 (date of inception) to February 28, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah                            /s/ "Andersen Andersen & Strong"
April 12, 1999

         A member of ACF International with affiliated offices worldwide

                         PEPPERMILL CAPITAL CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                     FEBRUARY 28, 1999 AND DECEMBER 31, 1998
================================================================================



                                                                             Feb 28               Dec 31
ASSETS                                                                        1999                 1998
                                                                              ----                 ----
CURRENT ASSETS

     Cash                                                                   $ 16,125              $  1,125
     Note Receivable                                                              --                15,000
                                                                            --------              --------

           Total Current Assets                                               16,125                16,125
                                                                            --------              --------

OTHER ASSETS

     Mineral lease - Note 3                                                    2,129                 2,129
                                                                            --------              --------

                                                                            $ 18,254              $ 18,254
                                                                            ========              ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

      Accounts payable - related parties                                    $  6,800              $  6,800
      Accounts payable                                                         2,516                 1,316
                                                                            --------              --------

            Total Current Liabilities                                          9,316                 8,116
                                                                            --------              --------

STOCKHOLDERS' EQUITY

Common stock

      200,000,000 shares authorized, at $0.001 par
      value; 11,239,700 shares issued and outstanding                         11,240                11,240

Capital in excess of par value                                                21,930                21,930

Deficit accumulated during the development stage                             (24,232)              (23,032)
                                                                            --------              ========

Total Stockholders' Equity                                                     8,938                10,138
                                                                            --------              --------

                                                                            $ 18,254              $ 18,254
                                                                            ========              ========


   The accompanying notes are an integral part of these financial statements.

                         PEPPERMILL CAPITAL CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
            FOR THE TWO MONTHS ENDED FEBRUARY 28, 1999 AND THE PERIOD
                APRIL 9, 1998 TO DECEMBER 31, 1998 AND THE PERIOD
             APRIL 9, 1998 (DATE OF INCEPTION) TO FEBRUARY 28, 1999
================================================================================


                                                                                             April 9, 1998
                                             Feb 28,                   Dec 31,            (date of inception)
                                              1999                      1998                to Feb 28, 1999
                                             -------                   -------            -------------------
REVENUE                                   $         --              $         --              $         --

EXPENSES                                         1,200                    23,032                    24,232
                                          ------------              ------------              ------------

NET LOSS                                  $     (1,200)             $    (23,032)             $    (24,232)
                                          ============              ============              ============


NET LOSS PER COMMON SHARE

     Basic                                $         --              $    (0.002)
                                          ------------              ============


AVERAGE OUTSTANDING SHARES

     Basic                                  11,239,700                11,239,700
                                          ------------              ------------



   The accompanying notes are an integral part of these financial statements.

                         PEPPERMILL CAPITAL CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
            FOR THE TWO MONTHS ENDED FEBRUARY 28, 1999 AND THE PERIOD
         APRIL 9, 1999 TO DECEMBER 31, 1998 AND THE PERIOD APRIL 9, 1998
                    (DATE OF INCEPTION) TO FEBRUARY 28, 1999
================================================================================


                                                                                           Apr 9, 1998
                                                 Feb 28,              Dec 31,          (date of inception)
                                                  1999                 1998              to Feb 28, 1999
                                                 -------              -------          -------------------
CASH FLOWS FROM
     OPERATING ACTIVITIES:

Net loss                                        $ (1,200)             $(23,032)             $(24,232)

Adjustments to reconcile net loss to net cash provided by operating activities:

    Change in accounts payable                     1,200                 8,116                 9,316


         Net Cash From Operations                     --               (14,916)              (14,916)
                                                --------              ========              ========

CASH FLOWS FROM INVESTING
    ACTIVITIES:

Change in note receivable                         15,000               (15,000)                   --
Purchase of mineral lease                             --                (2,129)               (2,129)
                                                --------              --------              --------

CASH FLOWS FROM FINANCING
    ACTIVITIES:

Proceeds from issuance of common stock                --                33,170                33,170
                                                --------              --------              --------

Net Increase in Cash                              15,000                 1,125                16,125

Cash at Beginning of Period                        1,125                    --                    --
                                                --------              --------              --------

Cash at End of Period                           $ 16,125              $  1,125              $ 16,125
                                                ========              ========              ========



   The accompanying notes are an integral part of these financial statements.

                         PEPPERMILL CAPITAL CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE PERIOD FROM APRIL 9, 1998 (DATE OF INCEPTION)
                              TO FEBRUARY 28, 1999
================================================================================



                                                       Common Stock                             Capital in
                                                 -------------------------         Excess of          Accumulated
                                                 Shares             Amount         Par Value            Deficit
                                                 ------             ------         ---------            -------
BALANCE DECEMBER 2, 1998
 (date of inception)                                   --         $       --       $       --         $       --

Issuance of common stock for cash
  at $.001 - June 6, 1999                       4,000,000              4,000               --                 --

Issuance of common stock for cash
   at $.001 - June 23, 1998                     6,000,000              6,000               --                 --

Issuance of common stock for cash
    at $.001 - June 25, 1998                    1,150,000              1,150               --                 --

Issuance of common stock for cash
    at $.10 - June 26, 1998                         2,700                  3              267                 --

Issuance of common stock for cash
    at $0.25 - September 17, 1998                  87,000                 87           21,663                 --

Net operating loss for the period from
    April 9, 1998 to December 31, 1998                 --                 --               --            (23,032)



BALANCE DECEMBER 31, 1998                      11,239,700             11,240           21,930            (23,032)

Net operating loss for the two
   Months ended February 28, 1999                      --                 --               --             (1,200)



BALANCE FEBRUARY 28, 1999                      11,040,050         $   11,240       $   21,930         $  (24,232)
                                               ==========         ==========       ==========         ==========



   The accompanying notes are an integral part of these financial statements.

                         PEPPERMILL CAPITAL CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
================================================================================

1.   ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on April 9, 1998 with authorized common stock of 200,000,000 shares at $0.001 par value.

Since its inception the company has completed two Regulation D offerings of 7,239,700 shares of its capital stock for cash.

The Company is in the development stage and was organized for the purpose of engaging in the business of mineral development.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting, Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

On December 31, 1998, the Company had a net operating loss carry forward of $23,032. The income tax benefit from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The loss carryforward will expire in the year 2019.

Earning (Loss) Per Share

Earnings (loss) per share amounts are computed based on the weighted average number of shares actually outstanding using the treasury stock method in accordance with FASB statement No. 128.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity, at the time of purchase, of less than three months, to be cash equivalents.

                         PEPPERMILL CAPITAL CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

Foreign Currency Translation

The transactions of the Company completed in Canadian dollars have been translated to US dollars. Assets and liabilities are translated at the year end exchange rates and the income and expenses at the average rates of exchange prevailing during the period reported on.

Amortization of Capitalized Mineral Lease Costs

The Company will use the successful efforts method to amortize the capitalized costs of any mineral leases it acquires, which provides for capitalizing the purchase price of the project and the additional costs directly related to proving the properties, and amortizing these amounts over the life of the mineral deposit. All other costs will be expensed as incurred. Unamortized capitalized costs will be expensed if the property is proven to be of no value.

Financial Instruments

The carrying amounts of financial instruments, including cash, mineral leases, and accounts payable, are considered by management to be their estimated fair values. These values are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.   PURCHASE OF MINERAL LEASES

On June 18, 1998 the Company acquired mineral claims known as "Star Claims" consisting of 11 units located near the town of Merritt, British Columbia, for $2,129 with expiration dates in 1999. The units cover 587 acres.

                         PEPPERMILL CAPITAL CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

4.   RELATED PARTY TRANSACTIONS

Related parties have acquired 36% of the common stock issued for cash.

The officers and directors of the Company are involved in other business activities and they may, in the future, become involved in additional business ventures which also may require their attention. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has formulated no policy for the resolution of such conflicts.

5.   GOING CONCERN

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate in the future.

Management recognizes that, if it is unable to raise additional capital, the Company cannot operate in the future.

--------------------------------------------------------------------------------




                         PEPPERMILL CAPITAL CORPORATION
                             FINANCIAL STATEMENTS
                               DECEMBER 31, 1999




--------------------------------------------------------------------------------

C O N T E N T S
                                                                            Page
--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT                                                F-24

FINANCIAL STATEMENTS

         Balance Sheet                                                      F-25

         Statement of Operations                                            F-26

         Statement of Stockholders' Equity                                  F-27

         Statement of Cash Flows                                            F-28

         Notes to Financial Statements                               F-29 - F-30

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Stockholders
Peppermill Capital Corporation
Chesterfield, Missouri


We have audited the accompanying balance sheet of Peppermill Capital Corporation as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peppermill Capital Corporation as of December 31, 1999, and the results of its operations, and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company does not have working capital as of December 31, 1999. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                         KAUFMAN, ROSSIN & CO.

Miami, Florida
April 10, 2000

PEPPERMILL CAPITAL CORPORATION
BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

   Common stock, 200,000,000 shares authorized, at $0.001 par value;
       11,239,700 shares issued and outstanding                     $    11,240
   Additional paid-in capital                                            33,291
   Accumulated deficit                                             (     44,531)
--------------------------------------------------------------------------------

         Total stockholders' equity                                 $        --
--------------------------------------------------------------------------------



                            See accompanying notes.

PEPPERMILL CAPITAL CORPORATION
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REVENUE                                                             $        --

EXPENSES                                                                 21,499
--------------------------------------------------------------------------------

NET LOSS                                                           ($    21,499)
--------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                              11,239,700
--------------------------------------------------------------------------------

NET LOSS PER SHARE                                                 ($      0.00)
--------------------------------------------------------------------------------


                             See accompanying notes.

PEPPERMILL CAPITAL CORPORATION
STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1999

-----------------------------------------------------------------------------------------------------------------------------------

                                                                    Common Stock
                                                             -------------------------      Additional    Accumulated
                                                               Shares          Amount     Paid-in Capital   Deficit          Total
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE DECEMBER 31, 1998                                    11,239,700     $   11,240     $   21,930     ($  23,032)    $   10,138

Contribution of capital (Note 2)                                   --             --           11,361           --           11,361

Net loss for the year ended December 31, 1999                      --             --             --       (   21,499)   (    21,499)
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE DECEMBER 31, 1999                                    11,239,700     $   11,240     $   33,291     ($  44,531)    $     --
-----------------------------------------------------------------------------------------------------------------------------------


                            See accompanying notes.

PEPPERMILL CAPITAL CORPORATION
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                          ($21,499)
-------------------------------------------------------------------------------
     Adjustments to reconcile net loss to net cash
        used in operating activities:
        Amortization                                                      2,129
        Change in accounts payable                                        3,245
-------------------------------------------------------------------------------
              Total adjustments                                           5,374
-------------------------------------------------------------------------------
                  Net cash used in operating activities                ( 16,125)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Collection of note receivable                                       15,000
-------------------------------------------------------------------------------

NET DECREASE IN CASH                                                   (  1,125)

CASH AT BEGINNING OF YEAR                                                 1,125
-------------------------------------------------------------------------------

CASH AT END OF YEAR                                                    $     --
-------------------------------------------------------------------------------

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
-------------------------------------------------------------------------------

     During 1999, certain stockholders of the Company converted
      amounts owed to them into capital                                 $11,361
------------------------------------------------------------------------------


                            See accompanying notes.

PEPPERMILL CAPITAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

          Organization and Business  Activity

          Peppermill Capital Corporation (the Company) was incorporated in April 1998, under the laws of the State of Nevada for the purpose of exploration and development of mineral properties. The Company was considered to be in the development stage through December 31, 1998. On November 22, 1999, in a private transaction, Varner Technologies, Inc. (Varner) purchased approximately 90% of the Company's outstanding common stock. The purchase of the shares of the Company's common stock by Varner was done in contemplation of a business combination/merger transaction between the two entities. The entities have entered into a letter of intent, however, the final terms of the combination/merger have not been finalized as of the date of this report.

          At December 31, 1999, the Company had no planned operations and was not considered to be in the development stage.

          Use of Estimates

          The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

          Income Taxes

          The Company accounts for income taxes according to Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under the liability method specified by SFAS No. 109, deferred income taxes are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities.

          Net Loss Per Share

          The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128). Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reported period. There were no potentially dilutive securities outstanding at December 31, 1999.

--------------------------------------------------------------------------------
NOTE 2.   RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

          The Company's stockholders, from time to time, pay for Company expenses and are reimbursed by the Company. At December 31, 1999, $11,361 was due to the stockholders, which the stockholders elected to contribute to capital.

--------------------------------------------------------------------------------
NOTE 3.   INCOME TAXES
--------------------------------------------------------------------------------

          At December 31, 1999 the Company had a deferred tax asset of approximately $17,000, resulting from net operating losses of approximately $44,000. The deferred tax asset is offset entirely by a valuation allowance. The net operating losses will expire in 2018 and 2019.

          Deferred tax assets are reduced by a valuation allowance if, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management's valuation procedures consider projected utilization of deferred tax assets prospectively over the next several years, and continually evaluate new circumstances surrounding the future realization of such assets.

          The income tax benefit differs from the amount computed by applying the federal statutory tax rate to loss before income taxes principally due to an increase in the deferred tax asset valuation allowance of approximately $8,000.

--------------------------------------------------------------------------------
NOTE 4.   GOING CONCERN
--------------------------------------------------------------------------------

          The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company has sustained losses and negative cash flows from inception and has no working capital available to fund any possible future expenditures necessary to remain in business. The Company believes any future capital requirements will be provided by the majority stockholder.

Part I.  FINANCIAL INFORMATION

PEPPERMILL CAPITAL CORPORATION
CONDENSED BALANCE SHEETS
MARCH 31, 2000 AND DECEMBER 31, 1999

====================================================================================================================================

                                                                                                 (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY                                                           March 31, 2000      December 31, 1999
====================================================================================================================================
CURRENT LIABILITIES
     Accrued liabilities, to related parties (Note 2)                                             $ 11,656             $     --

STOCKHOLDERS' EQUITY (DEFICIENCY)
     Common stock, 200,000,000 shares authorized, at $0.001 par value;
         11,239,700 shares issued and outstanding                                                   11,240               11,240
     Additional paid-in capital                                                                     33,291               33,291
     Accumulated deficit                                                                           (56,187)             (44,531)
------------------------------------------------------------------------------------------------------------------------------------
         Total stockholders' equity (deficiency)                                                    11,656)                  --
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                  $     --             $     --
====================================================================================================================================


            See notes to condensed financial statements - unaudited.

PEPPERMILL CAPITAL CORPORATION
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2000 AND 1999

====================================================================================================================================

                                                                                                      Three Months Ended
                                                                                                           March 31
                                                                                          ------------------------------------------
                                                                                              2000                         1999
====================================================================================================================================
REVENUE                                                                                   $         --                 $         --

OPERATING EXPENSES
     General and administrative                                                                 11,656                        1,200
------------------------------------------------------------------------------------------------------------------------------------

NET LOSS                                                                                  ($    11,656)                ($     1,200)
====================================================================================================================================

WEIGHTED AVERAGE NUMBER OF
     SHARES OUTSTANDING                                                                     11,239,700                   11,239,700
====================================================================================================================================

NET LOSS PER SHARE - BASIC AND DILUTED                                                    $         --                           --
====================================================================================================================================


            See notes to condensed financial statements - unaudited.

PEPPERMILL CAPITAL CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2000 AND 1999

====================================================================================================================================
                                                                                                            2000             1999
====================================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                              ($11,656)        ($ 1,200)
    Adjustment to reconcile net loss to net cash used in operating activities:
       Increase in accounts payable and accrued expenses                                                   (11,656)          (1,116
------------------------------------------------------------------------------------------------------------------------------------
          Net cash used in operating activities, representing the net decrease
              in cash and cash equivalents for the period                                                       --              (84)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                                                 --            1,125
------------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                                                 $     --         $  1,041
====================================================================================================================================


            See notes to condensed financial statements - unaudited.

PEPPERMILL CAPITAL CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
================================================================================

================================================================================
NOTE 1.   BASIS OF PRESENTATION
================================================================================

          Basis of Presentation

          The accompanying (unaudited) financial statements of Peppermill Capital Corporation have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and, therefore, do not include all information and footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

          In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature. Operations for the quarter ended March 31, 2000, are not necessarily indicative of the results that can be expected for the year ended December 31, 2000.

          The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

          The financial data at December 31, 1999 is derived from audited financial statements which are included in the Company's form 10-KSB and should be read in conjunction with the audited financial statements and the notes thereto.

================================================================================
NOTE 2.   RELATED PARTY TRANSACTIONS
================================================================================

          Varner Technologies, Inc. (90% owner of the Company) paid certain expenses on behalf of the Company aggregating $11,656, including accounting and legal expenses.

================================================================================
NOTE 3.   NET LOSS PER COMMON SHARE
================================================================================

          Basic and diluted net loss per common share was computed by dividing the net loss by the weighted number of shares of common stock outstanding during each period.

================================================================================
NOTE 4.   GOING CONCERN UNCERTAINTIES
================================================================================

          The Company has sustained losses and negative cash flows from inception and has no working capital available to fund any possible future expenditures necessary to remain in business. The Company believes any future capital requirements will be provided by the majority stockholder.

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT entered into on June 2, 2000 by and between Peppermill Capital Corporation, a Nevada corporation (the Buyer), and Varner Technologies, Inc., a Missouri corporation (the Target). The Buyer and the Target are referred to collectively herein as the Parties.

     This Agreement contemplates a tax-free merger of the Target with and into the Buyer in a reorganization pursuant to Code ss. 368. The Target Stockholders will receive capital stock in the Buyer in exchange for their capital stock in the Target.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Action by Consent" has the meaning set forth in ss.5(c)(ii) below.

     "Buyer Common Share" means any share of the Common Stock, $.001 par value per share, of the Buyer.

     "Buyer-owned   Share"   means  any   Target   Share  that  the  Buyer  owns
beneficially.

     "Buyer Preferred Share" means any share of the new class of Preferred Stock, $.001 par value per share, of the Buyer.

     "Buyer Share" means any share of the Common Stock or Preferred Stock of Buyer.

     "Certificate of Merger" has the meaning set forth in ss.2(c) below.

     "Closing" has the meaning set forth in ss.2(b) below.

     "Closing Date" has the meaning set forth in ss.2(b) below.

     "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

     "Common Conversion Ratio" has the meaning set forth in ss.2(d)(v) below.

     "Definitive Buyer Proxy Materials" means the definitive proxy materials relating to the written consent of Buyer Shareholders.

     "Dissenting Share" means any Buyer Share which any stockholder who or which has exercised his or its appraisal rights under the Nevada General Corporation Law holds of record.

     "Effective Time" has the meaning set forth in ss.2(d)(i) below.

     "Exchange Agent" has the meaning set forth in ss.2(e) below.

     "Fairness Opinion" has the meaning set forth in ss.5(d) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "IRS" means the Internal Revenue Service.

     "Joint Disclosure Document" means the disclosure document combining the Prospectus and the Definitive Buyer Proxy Materials.

     "Knowledge" means actual knowledge without independent investigation.

     "Merger" has the meaning set forth in ss.2(a) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Preferred Conversion Ratio" has the meaning set forth in ss.2(d)(v).

     "Prospectus" means the final prospectus relating to the registration of the Buyer Shares under the Securities Act.

     "Registration Statement" has the meaning set forth in ss.5(c)(i) below.

     "Requisite Buyer Stockholder Approval" means the affirmative vote of the holders of a majority of the Buyer Shares in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in ss.2(a) below.

     "Target" has the meaning set forth in the preface above.

     "Target Preferred Share" means any share of the Preferred Stock $.01 par value per share, of the Target.

     "Target Voting Share" means any share of the voting Common Stock, $.01 par value per share, of the Target.

     "Target Non-Voting Share" means any share of the non-voting Common Stock, $.01 par value per share, of the Target.

     "Target Share" means any share of the voting Common Stock, non-voting Common Stock, or Preferred Stock of the Target.

     "Target Stockholder" means any Person who or which holds any Target Shares.

     2.   Basic Transaction.

     (a) The Merger. On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the Merger) at the Effective Time. The Buyer shall be the corporation surviving the Merger (the Surviving Corporation).

     (b) The Closing. The closing of the transactions contemplated by this Agreement (the Closing) shall take place at the offices of Merrick & Klimek, P.C., 401 South LaSalle Street, Suite 1302, Chicago, Illinois 60605, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the Closing Date);

     (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in ss.6(b) below, (iii) the Buyer and the Target will file with the Secretary of State of the States of Nevada and Missouri a Certificate of Merger (the Certificate of Merger), and
(iv) the Buyer will deliver to the Exchange Agent in the manner provided below in this ss.2 the certificates evidencing the Buyer Shares issued in the Merger.

     (d) Effect of Merger.

          (i) General. The Merger shall become effective at the time (the Effective Time) the Buyer and the Target file the Certificate of Merger with the Secretary of State of the States of Nevada and Missouri. The Merger shall have the effect set forth in the Nevada and Missouri General Corporation Laws. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

          (ii) Certificate of Incorporation. The Certificate of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation, as amended, in accordance with the Certificate of Amendment as attached to the Definitive Buyer Proxy Materials.

          (iii) Bylaws. The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

          (iv) Directors and Officers. The directors and officers of the Buyer in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

          (v) Conversion of Target Shares. At and as of the Effective Time, (A) each Voting and Non-Voting Target Share (other than Buyer-owned Share) shall be converted into the right to receive three (3) Buyer Common Shares (the ratio is referred to herein as the Common Conversion Ratio), (B) each Target Preferred Share shall be converted into the right to receive five
     (5) Series A Buyer Preferred Shares (the ratio is referred to as the Preferred Conversion Ratio), and (C) each Buyer-owned Share shall be canceled; provided, however, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this ss.2(d)(v) after the Effective Time.

          (vi)  Buyer  Common  Shares.   Each  Buyer  Common  Share  issued  and
     outstanding at and as of the Effective Time will remain issued and outstanding. In addition, each current holder of one (1) Buyer Common Share will receive a dividend of four (4) additional Buyer Common Shares.

     (e) Procedure for Payment.

          (i) Promptly after the Effective Time, (A) the Buyer will furnish to its transfer agent (the Exchange Agent) stock certificates representing that number of Buyer Shares equal to the product of (I) the applicable Conversion Ratio times (II) the number of outstanding Target Shares (other than Buyer-owned Shares) less the number of Target Shares currently held. The existing certificates for each Target Voting Share and Target Non-Voting Share will represent, after the merger, one Buyer Common Share, and existing certificates for each Target Preferred Share will represent, after the merger, one Buyer Preferred Share.

          (ii) The Buyer may cause the Exchange Agent to return any Buyer Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Target Shares shall be entitled to look to the Buyer (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Buyer Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

          (iii) The Buyer shall pay all charges and expenses of the Exchange Agent.

     (f) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     3. Representations and Warranties of the Target. The Target represents and warrants to the Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3).

     (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole. Each of the Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) Capitalization. The entire authorized capital stock of the Target consists of 17,000,000 Target Voting Shares, of which 14,827,828 Target Voting Shares are issued and outstanding; 10,000,000 Target Non-Voting Shares of which 9,802,496 Target Non-Voting Shares are issued and outstanding and 2,000,000 Target Preferred Shares, all of which are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable except as set forth in Schedule 3(b).

     (c) Authorization of Transaction. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement except as set forth on Schedule 3(d). None of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would have a material adverse effect on the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) Financial Statements. The audited financial statements for the year ended December 31, 1999 (including the related notes and schedules) have been prepared in accordance with GAAP which were applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Target and its Subsidiaries as of the indicated dates and the results of operations of the Target and its Subsidiaries for the indicated periods.

     (f) Disclosure. The Target Prospectus will comply with the Securities Exchange Act in all material respects. The Target Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer will supply specifically for use in the Target Prospectus. None of the information that the Target will supply specifically for use in the Registration Statement, or the Definitive Buyer Proxy Materials, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Target that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4).

     (a) Organization. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Capitalization. The entire authorized capital common stock of the Buyer consists of 600,000,000 Buyer Common Shares, of which 11,239,700 Buyer Common Shares are issued and outstanding. All of the Buyer Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

     (c) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Buyer cannot consummate the Merger unless and until it receives the Requisite Buyer Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject and the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent or approval would have a material adverse effect on the Buyer or on the ability of the parties to consummate the transactions contemplated by this Agreement.

     (e) Disclosure. The Registration Statement, the Prospectus, and the Definitive Buyer Proxy Materials will comply with the Securities Act and the Securities Exchange Act in all material respects. The Registration Statement, the Prospectus, and the Definitive Buyer

Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Buyer makes no representation or warranty with respect to any information that the Target will supply specifically for use in the Registration Statement, the Buyer Prospectus, and the Definitive Buyer Proxy Materials. None of the information that the Buyer will supply specifically for use in the Target Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary , proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

     (b) Notices and Consents. The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that the Buyer reasonably may request in connection with the matters referred to in ss.3(d) above.

     (c) Regulatory Matters and Approvals. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(d) and ss.4(d) above. Without limiting the generality of the foregoing:

          (i) Securities Act, Securities Exchange Act, and State Securities Laws. The Buyer will prepare and file with the SEC a registration statement under the Securities Act relating to the offering and issuance of the Buyer Shares (the Registration Statement) and preliminary proxy materials or information statement materials under the Securities Exchange Act relating to the Buyer Action by Consent. Buyer will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary. Each party will provide the other party, with whatever information and assistance in connection with the foregoing filings that the other Party reasonably may request. The Buyer will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Buyer Shares.

          (ii) Missouri and Nevada General Corporation Law. The Buyer will call a special meeting of its stockholders or, if permitted by applicable securities and corporation law, obtain the consent of the Shareholder's, without the necessity of calling a meeting (the

     Buyer Action by Consent) as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Nevada General Corporation Law. The Parties will mail the Joint Disclosure Document to their respective stockholders simultaneously and as soon as reasonably practicable. The Joint Disclosure Document will contain the affirmative recommendations of the respective boards of directors of the Parties in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of either Party shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

     (d) Fairness Opinion. The Buyer will obtain on or before the date the Joint Disclosure Document is mailed (i) an opinion of Evans & Evans, Inc. as to the fairness of the Merger to the Buyer's Stockholders from a financial point of view (the Fairness Opinion).

     (e) Listing of Buyer Common Shares. The Buyer will use its reasonable best efforts to cause the Buyer Common Shares that will be issued in the Merger to be approved for listing on the OTC Bulletin Board, prior to the Effective Time.

     (f) Operation of Business. The Buyer will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

          (i) the Buyer will not authorize or effect any change in its charter or bylaws except as are proposed in the Definitive Buyer Proxy Materials;

          (ii) Buyer will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock;

          (iii) the Buyer will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, in either case outside the Ordinary Course of Business;

          (iv) the Buyer will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business; and

          (v) the Buyer will not commit to any of the foregoing.

     (g) Full Access.  Each party will (and will cause each of its  Subsidiaries
to)  permit  representatives  of the  other  party to have  full  access  to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each party. Each party will treat and hold as such any Confidential Information it receives from the other party in the course of the reviews contemplated by this ss.5(g), will not use any of the Confidential

Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the providing party all tangible embodiments (and all copies) thereof which are in its possession.

     (h) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (i) Options. The Target will negotiate amendments to its outstanding option agreements so that the options will be exercisable for Buyer Shares, subject to the Common Conversion Ratio.

     6.   Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the Target and its Subsidiaries shall have procured all of the third party consents specified in ss.5(b) above;

          (ii) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;

          (iii) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(v) is satisfied in all respects;

          (vi) the Registration Statement shall have become effective under the Securities Act;

          (vii) the Buyer Common Shares that will be issued in the Merger shall have been approved for listing on the OTC Bulletin Board;

          (viii) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(d) and ss.4(d) above;

          (ix) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) this Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval;

          (ii) the Registration Statement shall have become effective under the Securities Act;

          (iii) the Buyer Common Shares that will be issued in the Merger shall have been approved for listing on the OTC Bulletin Board;

          (iv) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

          (v) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (vi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (vii) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(d) and ss.4(d) above;

          (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

     The Target may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

     7.   Termination.

     (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2000, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

          (iii) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2000, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement);

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in ss.5(g) above shall survive any such termination.

     8.   Miscellaneous.

     (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in ss.2 above concerning issuance of the Buyer Shares) will survive the Effective Time.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in ss.2 above concerning issuance of the Buyer Shares are intended for the benefit of the Target Stockholders.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (f)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                          If to the Target::

                          Peppermill Capital Corporation
                          1809 Clarkson Road, Suite 204
                          Chesterfield, Missouri 63017

                          If to the Buyer:

                          Varner Technologies, Inc.
                          1809 Clarkson Road, Suite 204
                          Chesterfield, Missouri 63017

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule.

     (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Nevada General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.


TARGET:                                     BUYER:

VARNER TECHNOLOGIES, INC.                   PEPPERMILL CAPITAL CORPORATION


/s/ Clayton Varner                          /s/ Clayton Varner
----------------------------------          ------------------------------------
Clayton Varner, Chairman and                Clayton Varner, Chairman and
Chief Executive Officer                     Chief Executive Officer

                                   APPENDIX B
              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                       FOR PEPPERMILL CAPITAL CORPORATION


     Pursuant to the provisions of NRS 78.385 and 78.390 of the Nevada Corporation Act, Peppermill Capital Corporation ("Corporation") executes the following Certificate of Amendment to its Articles of Incorporation.

     1.   The name of the corporation is:

                         PEPPERMILL CAPITAL CORPORATION

     2.   The Articles have been amended as follows:

     a. The name under Article One of the Corporation's Articles of Incorporation has been changed from Peppermill Capital Corporation to Varner Technologies, Inc.

     b. Article Four of the Corporation's Articles of Incorporation is restated as follows:

     (i) Article Four [Capital Stock]. The Corporation shall have the authority to issue an aggregate of (1) six hundred million (600,000,000) Common Capital Shares, par value $.001 per share; (2) ten million (10,000,000) Series A Preferred Capital Shares, par value $.001 per share; and (3) ninety million (90,000,000) Series B Preferred Capital Shares, par value $.001 per share; for a total capitalization of Seven Hundred Thousand Dollars ($700,000).

     (ii) The holders of shares of Common Capital Shares of the Corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue except as specifically provided herein. The Corporation's Common Capital Shares may be issued and sold from time to time for such considerations as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value. The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

    (iii) The Series A Preferred Stock shall be designated as a single class having the following rights and preferences:

          (1) Voting. The holders of Series A Preferred Stock shall be non-voting and, therefore, shall have no right to vote on corporate matters.

     (2)  Liquidation Preference.

          (a) The shares of Series A Preferred Stock shall have a liquidation preference, whereby in the event of voluntary or involuntary liquidation
     (whether complete or partial), dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to be paid out of assets of Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount in cash per share equal to $.40. No distributions shall be made on any Common Stock of the Corporation by reason of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation unless each holder shall have received the full amount of the liquidated value with respect to all shares of Series A Preferred Stock held by such holder. The holders of the Series A Preferred Stock shall have no right to participate in distributions on liquidation in excess of the $.40 liquidation preference. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, where the holders of a majority of the Company's capital stock before the consolidation or merger do not own a majority of the capital stock of the surviving entity or where the members of the board of directors before the consolidation or merger do not represent a majority of the board of directors of the surviving company shall be deemed a liquidation, dissolution or winding up of the Corporation. The sale or transfer by the Corporation of all or substantially all of its assets, shall also be deemed a liquidation, dissolution or winding up of the Corporation.

          (b) If a merger or consolidation of the Corporation is not deemed a liquidation, dissolution or winding up under Section 2(a) above, as a condition to such merger or consolidation, provision shall be made so that the holders of Series A Preferred Stock receive securities in the surviving company which, to the greatest extent possible, provide them with the same rights in the surviving company they had as holders of Series A Preferred Stock.

          (c) If upon any dissolution, liquidation (whether complete or partial), or winding up of the Corporation, the assets of the Corporation available for distribution to the stockholders shall be insufficient to pay the holders of outstanding capital Series A Preferred Stock the full amount to which they shall be entitled, each holder of Series A Preferred Stock shall be entitled to receive an amount equal to the product derived by multiplying the total amount available for distribution by a fraction, the numerator of which shall be the number of shares of Series A Preferred

     Stock then held by such person, and the denominator of which shall be the total number of shares of Series A Preferred Stock then outstanding.

          (3) Dividends. The holders of Series A Preferred Stock shall have no right to receive dividends.

          (4) Conversion Rights.

               (a)  Conversion Rights and Procedure.

               (i) Right of Conversion. Each holder of shares of Series A Preferred Stock shall be entitled to exercise all or a portion of the conversion rights provided herein at any time after [one year from the filing of this Certificate of Amendment] issuance and shall terminate [two (2) years from the filing of this Certificate of Amendment].

               (ii) Rate of Conversion. Upon exercise of the right of conversion hereunder with respect to shares of Series A Preferred Stock, the holder thereof shall be entitled to receive that number of shares of Common Stock equal to the number of shares of Series A Preferred Stock held. The shares of Common Stock to be issued upon conversion of shares of Series A Preferred Stock as provided herein are referred to herein as "Conversion Shares."

               (iii) Method of Conversion. A holder of shares of Series A Preferred Stock shall exercise such holder's conversion rights hereunder by (i) delivering or mailing to the Corporation, by certified or registered mail, return receipt requested, a written notice stating such holder's intention to exercise such rights and specifying the number of shares of Series A Preferred Stock as to which the conversion right is exercised and (ii) accompanying such notice with a certificate or certificates representing such shares duly endorsed in blank or accompanied with a stock power duly endorsed in blank. The right of exercise shall be deemed to have been exercised on a date ninety (90) days after such notice shall be delivered to the Corporation or mailed in accordance with this section ("Exercise Time").

               (iv) Delivery of Certificates. Certificates for Conversion Shares shall be delivered to the holder named therein within ten (10) days after the Exercise Time. Unless all of the Series A Preferred Stock evidenced by the certificate delivered to the Corporation shall have been converted or redeemed, the Corporation shall within such ten (10) day period prepare a new certificate, substantially identical to that surrendered, representing the balance of the shares of Series A Preferred Stock formerly represented by the certificate which shall not have been converted or redeemed and shall within the said ten (10) day period deliver such certificate to the person designated as the holder thereof.

               (v) Restrictions. The Conversion Shares shall not be subject to sale or transfer for a period of one year from [the date of the filing of this Certificate of Amendment]. The certificates representing the Conversion Shares shall contain a restrictive legend setting forth the restrictions on transfer.

               (vi) The Corporation covenants and agrees that:

                    (A) At all  times  during  which  any  shares  of  Series  A
               Preferred Stock are issued and outstanding, the Corporation shall reserve and maintain a sufficient number of authorized and unissued shares of Common Stock sufficient to issue shares of Common Stock upon conversion of all of the then issued and outstanding Series A Preferred Stock, including additional shares which may become issuable by reason of an adjustment in the conversion rate pursuant to this section hereof. The Corporation shall not issue any shares of Common Stock if, after the issuance thereof, the number of authorized and unissued shares of Common Stock would then be insufficient to issue shares of Common Stock to holders of the then issued and outstanding Series A Preferred Stock if all of such holders were to exercise their rights of conversion hereunder;

                    (B) The  Conversion  Shares  issuable upon any conversion of any shares of Series A Preferred Stock shall be deemed to have been issued to the person exercising such conversion privilege at the Exercise Time, and the person exercising such conversion privilege shall be deemed for all purposes to have become the record holder of such Common Stock shares at the Exercise Time.

                    (C) All  Conversion  Shares  which  may be  issued  upon any conversion of any shares of Series A Preferred Stock will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

               (b) Subdivision or Combination of Stock. In case at any time the Corporation shall in any manner subdivide its outstanding shares of Common Stock into a greater number of shares (including stock splits or stock dividends) or combine such shares of Common Stock into a smaller number of shares, then the conversion rights of Series A Preferred Stock shall be adjusted accordingly.

     (5) Preemptive Rights. The shares of Series A Preferred Stock shall have the preemptive right to purchase shares of Common Stock in an initial public offering of the Company's Common Stock (an "Initial Public Offering"). Each share of Series A Preferred Stock shall grant the holder the right to purchase one share of Common Stock in the Initial Public Offering at the price offered to the public. The pre-emptive rights granted to the Series A Preferred Stock shall be subject to any purchase limitations placed by any underwriter in the Initial Public Offering. In the event a holder of Series A Preferred Stock is unable to purchase all shares he has elected and is entitled to due to underwriter's limitations, he shall have the right to purchase shares in any subsequent public offering of the Company's Common Stock to the extent of any short fall.

     (6)  Redemption.

          (a) Right to Redeem. Upon the earlier to occur of (i) an Initial Public Offering and (ii) [two (2) years from the filing of this Certificate of Amendment], the Corporation shall have the right to redeem all or any part of the then outstanding shares of Series A Preferred Stock at any time or from time to time expressed by resolution of its Board of Directors, in the manner prescribed in this Section 6.

          (b) Redemption Notice. Before making any redemption of Series A Preferred Stock hereunder, the Corporation shall mail by certified or registered mail, return receipt requested, to each record holder of any Series A Preferred Stock at the address shown on the Corporation's records, a written notice ("Redemption Notice") stating: (i) the number of shares of Series A Preferred Stock held by record by such holder which the Corporation proposes to redeem, (ii) the date (herein called the "Redemption Date") on which the Corporation proposes to pay the Redemption Price for the shares to be redeemed, (iii) the Redemption Price which is to be paid for each share repurchased; and (iv) the place at which the shares to be redeemed may be surrendered in exchange for the Redemption Price for such shares. Upon the mailing of a Redemption Notice, subject to the right of the holder to convert the shares to be redeemed to Common Stock as provided herein, the Corporation shall have the right, and shall become obligated, to redeem the Series A Preferred Stock specified in such notice on the date specified in such notice as the Redemption Date. Each Redemption Notice shall be mailed at least 35 days before the Redemption Date, provided that if the Corporation fails to pay the Redemption Price on such date, the Redemption Date shall be the date on which the Corporation actually pays the Redemption Price.

          (c) Allocation of Redeemed Shares. With respect to any redemption, the Corporation shall designate, by resolution of its Board of

     Directors, the aggregate number of shares of Series A Preferred Stock to be redeemed. The number of shares of Series A Preferred Stock to be redeemed from each holder thereof in any redemption shall be determined by multiplying the aggregate number of shares of Series A Preferred Stock to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series A Preferred Stock held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock then outstanding.

          (d) Right of Holder to Convert.  Notwithstanding the provision of this
     Section 6, a holder of shares of Series A Preferred Stock shall have the right to convert the shares of Series A Preferred Stock as to which a Redemption Notice shall have been give to such holder by converting such shares to Common Stock at any time prior to the Redemption Date in accordance with the provisions of Section 4 hereof. Any notice of conversion of shares of Series A Preferred Stock made by a holder after the date of a Redemption Notice and prior to the Redemption Date shall be deemed to be conversion of the shares to be redeemed pursuant to the Redemption Notice and, thereafter, (i) with respect to such shares, the Corporation shall not have the right or obligation to redeem such shares and (ii) the aggregate number of shares to be redeemed by the Corporation shall be reduced by the number of shares converted to Common Stock by such holder.

          (e) Redemption Price.

               (i) For each share of Series A Preferred Stock which shall be redeemed by the Corporation at any time, the Corporation shall be obligated to pay to the holder of such share an amount (herein called the "Redemption Price") equal to $.40.

               (ii) Each holder of Series A Preferred Stock shall be entitled to receive on or at any time after the Redemption Date the full Redemption Price for each share of Series A Preferred Stock held by such holder which the Corporation shall be obligated to redeem on such Redemption Date upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by appropriate form of assignment duly endorsed in blank. After payment by the Corporation of the full Redemption price for any share of Series A Preferred Stock redeemed all rights of the holder of such share shall (whether or not the certificate representing such share shall have been surrendered for cancellation) cease and terminate with respect to such share.

               (iv) The Series B Preferred Stock shall have such rights and preferences as shall be designated by the Corporation's Board of Directors by resolution.

     3. The above amendments were adopted by the Corporation's Board of Directors and were approved by the holders of an excess of 10,116,000 shares of the Corporation's Common Stock representing over 90% of the Corporation's issued and outstanding Common Stock.

     4. Signatures:



        ---------------------------              -------------------------------
        President or Vice President              Secretary or Asst. Secretary

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

     Section 78.751 of the Nevada General Corporation Law allows domestic corporations such as Peppermill to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of any corporation, partnership, joint venture, trust, or other enterprise. Peppermill's Bylaws provide that such persons shall be indemnified and held harmless to the fullest extent permitted by Nevada law.

     Nevada law permits domestic corporations such as Peppermill to advance expenses in connection with defending any such proceedings, provided that the person being indemnified undertakes to repay any such advances if it is later determined that he was not entitled to be indemnified by the corporation. Peppermill's Bylaws requires that Peppermill advance such funds upon receipt of such an undertaking with respect to repayment.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Peppermill pursuant to the foregoing provisions or otherwise, Peppermill has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a)

Exhibits           Description
--------           -----------

2.1 Stock Purchase Agreement, dated as of November 19, 1999, between Varner Technologies, Inc. and certain Peppermill Capital Corporation shareholders

2.2 Agreement and Plan of Merger, dated as of June 2, 2000, between Peppermill Capital Corporation and Varner Technologies, Inc. (included as Appendix A to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

3.1       Bylaws of Peppermill Capital Corporation(1)

3.2       Articles of Incorporation of Peppermill Capital Corporation(1)

3.3 Form of Certificate of Amendment to Articles of Incorporation for Peppermill Capital Corporation (included as Appendix B to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

Exhibits           Description
--------           -----------

4.1 Text of Common Stock Certificate for Peppermill Capital Corporation (renamed Varner Technologies, Inc.).

4.2 Text of Preferred Stock Certificate for Peppermill Capital Corporation (renamed Varner Technologies, Inc.)

5.1 Opinion of Merrick & Klimek, P.C. as to the legality of the shares of Peppermill Capital Corporation Common Stock being registered hereby.

10.1      Valuation and Related Fairness Opinion prepared by Evans & Evans, Inc.

16.1 Letter of Andersen, Andersen & Strong re: change in certified accountant.(3)

23.1      Consent of KPMG, LLP.

23.2 Consent of Merrick & Klimek, P.C. (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.3      Consent of Andersen, Andersen & Strong.(2)

23.4      Consent of Kaufman Rossin & Co.

24.1      Power of Attorney (contained in signature page).

25.1      Financial Data Schedule.

99.1      Text of Proxy Card.

----------

(1) Incorporated by reference from Peppermill's Registration Statement on Form 10-SB File No.000-25989, filed on May 6, 1999.

(2)  To be filed by amendment.

(3) Incorporated by reference from Peppermill's Current Report on Form 8-K dated April 7, 2000.

(b)  Financial Statement Schedules.

Item 22. Undertakings

Peppermill hereby undertakes:

     (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request.

     (2) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; and

     (3) insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Peppermill pursuant to the provisions described in Item 20 above, or otherwise, Peppermill has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by Peppermill of expenses incurred or paid by a director, officer or controlling person of Peppermill in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Peppermill will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities  Act of 1933, as amended,
Peppermill had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chesterfield, State of Missouri, on the 7th day of July, 2000.

                                            Peppermill Capital Corporation

                                        By: /s/ Clayton W. Varner
                                            ------------------------------------
                                            Clayton W. Varner,
                                            Chief Executive Officer and Chairman

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Clayton W. Varner his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                             DATE
---------                        -----                             ----

 /s/ Clayton W. Varner           Chairman, Chief Executive         July 7, 2000
------------------------         Officer, Chief Financial
Clayton W. Varner                Officer, Director


/s/ Tjody Varner                 President of Sales and
------------------------         Marketing of Networking
                                 People with Technology,
                                 L.L.C., Director                  July 7, 2000


/s/ Robert Rapp                  Executive Vice President,
------------------------         Secretary, Director               July 7, 2000

                                  EXHIBIT INDEX

Exhibits                   Description
--------                   -----------

2.1 Stock Purchase Agreement, dated as of November 19, 1999, between Varner Technologies, Inc. and certain Peppermill Capital Corporation shareholders

2.2 Agreement and Plan of Merger, dated as of June 2, 2000, between Peppermill Capital Corporation and Varner Technologies, Inc. (included as Appendix A to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

3.1       Bylaws of Peppermill Capital Corporation(1)

3.2       Articles of Incorporation of Peppermill Capital Corporation(1)

3.3 Form of Certificate of Amendment to Articles of Incorporation for Peppermill Capital Corporation (included as Appendix B to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

4.1 Text of Common Stock Certificate for Peppermill Capital Corporation (renamed Varner Technologies, Inc.).

4.2 Text of Preferred Stock Certificate for Peppermill Capital Corporation (renamed Varner Technologies, Inc.)

5.1 Opinion of Merrick & Klimek, P.C. as to the legality of the shares of Peppermill Capital Corporation Common Stock being registered hereby.

10.1      Valuation and Related Fairness Opinion prepared by Evans & Evans, Inc.

16.1 Letter of Andersen, Andersen & Strong re: change in certified accountant(3).

23.1      Consent of KPMG, LLP.

23.2 Consent of Merrick & Klimek, P.C. (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.3      Consent of Andersen, Andersen & Strong.(2)

23.4      Consent of Kaufman Rossin & Co.

24.1      Power of Attorney (contained in signature page).

25.1      Financial Data Schedule.

99.1      Text of Proxy Card.
----------

(1) Incorporated by reference from Peppermill's Registration Statement on Form 10-SB File No.000-25989, filed on May 6, 1999.

(2)      To be filed by amendment.

(3) Incorporated by reference from Peppermill's Current Report on Form 8-K dated April 7, 2000.